    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 29, 1995

                                                       REGISTRATION NO. 33-60977
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                AMENDMENT NO. 5

                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            PETER KIEWIT SONS', INC.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                                                           47-0210602
        (State or other jurisdiction            1221, 161, 162, 4813, 4911, 7374                  (I.R.S. Employer
             of incorporation)                    (Primary Standard Industrial                  Identification No.)
                                                  Classification Code Numbers)

                1000 KIEWIT PLAZA                                MATTHEW J. JOHNSON, ESQ.
              OMAHA, NEBRASKA 68131                               VICE PRESIDENT - LEGAL
                  (402) 342-2052                                 PETER KIEWIT SONS', INC.
   (Address, including zip code, and telephone                      1000 KIEWIT PLAZA
   number, including area code, of registrant's                   OMAHA, NEBRASKA 68131
           principal executive offices)                               (402) 342-2052
                                                    (Name, address, including zip code, and telephone
                                                    number, including area code, of agent for service)

                        MFS COMMUNICATIONS COMPANY, INC.

           DELAWARE                        4813                       47-0714388
 (State or other jurisdiction  (Primary Standard Industrial        (I.R.S. Employer
      of incorporation)        Classification Code Numbers)      Identification No.)

                           --------------------------

          3555 FARNAM STREET, SUITE 200                         TERRENCE J. FERGUSON, ESQ.
              OMAHA, NEBRASKA 68131                       SENIOR VICE PRESIDENT, GENERAL COUNSEL
                  (402) 977-5300                                      AND SECRETARY
   (Address, including zip code, and telephone               MFS COMMUNICATIONS COMPANY, INC.
   number, including area code, of registrant's               3555 FARNAM STREET, SUITE 200
           principal executive offices)                           OMAHA, NEBRASKA 68131
                                                                      (402) 977-5300
                                                    (Name, address, including zip code, and telephone
                                                    number, including area code, of agent for service)

                           --------------------------

                                   COPIES TO:

              JAMES D. DARROW, ESQ.                              JOHN S. D'ALIMONTE, ESQ.
           SUTHERLAND, ASBILL & BRENNAN                          STEVEN J. GARTNER, ESQ.
           1275 PENNSYLVANIA AVE., N.W.                          WILLKIE FARR & GALLAGHER
              WASHINGTON, D.C. 20004                               ONE CITICORP CENTER
                  (202) 383-0100                                   153 EAST 53RD STREET
                                                                 NEW YORK, NEW YORK 10022
                                                                      (212) 821-8000

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                    PROPOSED MAXIMUM    PROPOSED MAXIMUM
     TITLE OF EACH CLASS OF          AMOUNT TO       OFFERING PRICE        AGGREGATE           AMOUNT OF
  SECURITIES TO BE REGISTERED      BE REGISTERED       PER SHARE         OFFERING PRICE     REGISTRATION FEE
Peter Kiewit Sons', Inc.               60,100          $21.17(1)         $1,272,500(2)           $439*
Class C Construction & Mining
Group Restricted Redeemable
Convertible Exchangeable Common
Stock, $0.0625 par value
Peter Kiewit Sons', Inc.            2,152,183(3)       $59.12(1)        $127,227,500(2)         $43,872*
Class D Diversified Group
Convertible Exchangeable Common
Stock, $0.0625 par value
MFS Communications                 40,091,664(5)       29.375(4)       $1,177,692,630(4)      $406,101(5)
Company, Inc. Common Stock, $.01
par value
MFS Communications                 15,000,000(5)        $1.00(6)         $15,000,000(6)        $5,173(5)
Company, Inc. Series B
Convertible Preferred Stock,
$.01 par value
MFS Communications                 347,822(5)(7)           --                  --                  --
Company, Inc. Common Stock, $.01
par value

*    Previously paid.
(1) Determined pursuant to Rule 457(f)(2) based on weighted average book value of securities to be received by Peter Kiewit Sons', Inc. in exchange offer per share of stock to be registered.
(2) Determined pursuant to Rule 457(f)(2) based on aggregate book value of securities to be received by Peter Kiewit Sons', Inc. in exchange offer per share of stock to be registered.
(3) Based on an assumed exchange of all of the convertible debentures and an aggregate of 5,000,000 shares of Class B Stock and Class C Stock of Peter Kiewit Sons', Inc.
(4) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(f) based upon the high and low sales prices of the Common Stock of MFS Communications Company, Inc. as reported by the National Association of Securities Dealers, Inc.'s National Market System on June 9, 1995.
(5) In addition to the securities to be registered pursuant to this Registration Statement, the offering contemplated by the Prospectus forming a part of this Registration Statement also includes an aggregate of 40,439,490 shares of Common Stock, par value $.01 per share of MFS Communications Company, Inc. and 15,000,000 shares of Series B Convertible Preferred Stock, par value $.01 per share of MFS Communications Company, Inc. that are covered by Registration Statement No. 33-93504. A filing fee aggregating $411,274 was previously paid with the earlier registration statement relating to such 40,439,490 shares of Common Stock par value $.01 per share and 15,000,000 shares of Series B Convertible Preferred Stock par value $.01 per share.
(6) Estimated based upon the book value per share of $1.00 pursuant to Rule 457(f).
(7) Represents shares of Common Stock of MFS Communications Company, Inc. issuable upon conversion of the Series B Convertible Preferred Stock. Pursuant to the provisions of Rule 457(i) a separate registration fee is not payable.

                           --------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                       STATEMENT PURSUANT TO RULE 429(b)


    THE PROSPECTUS CONTAINED IN THIS REGISTRATION STATEMENT IS A COMBINED PROSPECTUS WHICH ALSO COVERS SHARES OF COMMON STOCK AND PREFERRED STOCK OF MFS COMMUNICATIONS COMPANY, INC. COVERED BY REGISTRATION STATEMENT NO. 33-93504. THIS REGISTRATION STATEMENT ALSO CONSTITUTES PRE-EFFECTIVE AMENDMENT NO. 6 WITH RESPECT TO REGISTRATION STATEMENT NO. 33-93504.

                             CROSS-REFERENCE SHEET
                   PURSUANT TO ITEM 501(b) of Regulation S-K

ITEM NUMBER AND CAPTION                                         LOCATION IN PROSPECTUS
- ---------------------------------------------------  ---------------------------------------------
           A. INFORMATION ABOUT THE TRANSACTION
       1.  Forepart of Registration Statement and
            Outside Front Cover Page of
            Prospectus.............................  Outside Front Cover Page of Prospectus
       2.  Inside Front and Outside Back Cover
            Pages of Prospectus....................  Inside Front Cover Page of Prospectus;
                                                      Available Information; Incorporation of
                                                      Certain Documents by Reference; Table of
                                                      Contents
       3.  Risk Factors, Ratio of Earnings to Fixed
            Charges and Other Information..........  Prospectus Summary; Risk Factors
       4.  Terms of the Transaction................  Prospectus Summary; Overview; The Exchange
                                                      Offer; The Spin-Off; Description of
                                                      Securities
       5.  Pro Forma Financial Information.........  Selected Historical and Pro Forma Financial
                                                      Data; Pro Forma Financial Information of PKS
       6.  Material Contacts with the Company Being
            Acquired...............................  Certain Transactions
       7.  Additional Information Required for
            Reoffering by Persons and Parties
            Deemed to be Underwriters..............  Not Applicable
       8.  Interests of Named Experts and Counsel..  Not Applicable
       9.  Disclosure of Commission Position on
            Indemnification for Securities Act
            Liabilities............................  Not Applicable
           B. INFORMATION ABOUT THE REGISTRANT
      10.  Information with Respect to S-3
            Registrants............................  Available Information; Incorporation of
                                                     Certain Documents by Reference; Recent
                                                      Developments
      11.  Incorporation of Certain Information by
            Reference..............................  Incorporation of Certain Documents by
                                                      Reference
      12.  Information with Respect to S-2 or S-3
            Registrants............................  Not Applicable
      13.  Incorporation of Certain Information by
            Reference..............................  Not Applicable
      14.  Information With Respect to Registrants
            Other Than S-3 or S-2 Registrants......  Not Applicable
           C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED
      15.  Information with Respect to S-3
            Companies..............................  Available Information; Incorporation of
                                                     Certain Documents by Reference; Recent
                                                      Developments
      16.  Information With Respect to S-2 or S-3
            Companies..............................  Not Applicable

ITEM NUMBER AND CAPTION                                         LOCATION IN PROSPECTUS
- ---------------------------------------------------  ---------------------------------------------
      17.  Information With Respect to Companies
            Other Than S-3 or S-2 Companies........  Not Applicable
           D. VOTING AND MANAGEMENT INFORMATION
      18.  Information if Proxies, Consents or
            Authorizations are to be Solicited.....  Not Applicable
      19.  Information if Proxies, Consents or
            Authorizations are not to be Solicited
            or in an Exchange Offer................  Incorporation of Certain Documents by
                                                      Reference; Certain Transactions

JOINT PROSPECTUS

- ---------------------

                            PETER KIEWIT SONS', INC.

                               OFFER TO EXCHANGE
       (i) CLASS D STOCK FOR OUTSTANDING CLASS B STOCK AND CLASS C STOCK,
  (ii) CLASS C STOCK AND CLASS D STOCK FOR 1990 SERIES CONVERTIBLE DEBENTURES DUE OCTOBER 31, 2000 AND 1991 SERIES CONVERTIBLE DEBENTURES DUE OCTOBER 31, 2001
                                      AND
 (iii) CLASS D STOCK FOR 1993 SERIES CLASS D CONVERTIBLE DEBENTURES DUE OCTOBER
                                    31, 2003

               DIVIDEND DISTRIBUTION BY PETER KIEWIT SONS', INC.
                        TO THE HOLDERS OF CLASS D STOCK
                                       OF
                       40,091,644 SHARES OF COMMON STOCK
                                      AND
           15,000,000 SHARES OF SERIES B CONVERTIBLE PREFERRED STOCK
                                       OF
                        MFS COMMUNICATIONS COMPANY, INC.


    The Exchange Offer described herein will expire at 5:00 p.m., Omaha, Nebraska time, on September 29, 1995, unless extended.


    Peter Kiewit Sons', Inc., a Delaware corporation ("PKS" or the "Company"), hereby offers to exchange (i) shares of its Class D Diversified Group Convertible Exchangeable Common Stock, par value $0.0625 per share ("Class D Stock") for any and all outstanding shares of its Class B Construction & Mining Group Nonvoting Restricted Redeemable Convertible Exchangeable Common Stock, par value $0.0625 per share ("Class B Stock") and Class C Construction & Mining Group Restricted Redeemable Convertible Exchangeable Common Stock, par value $0.0625 per share ("Class C Stock"), (ii) shares of Class C Stock and Class D Stock for any and all of PKS's outstanding 1990 Series Convertible Debentures due October 31, 2000 and 1991 Series Convertible Debentures due October 31, 2001 (such shares of Class C Stock will then be exchangeable for Class D Stock pursuant to the Exchange Offer) and (iii) shares of Class D Stock for any and all of PKS's outstanding 1993 Series Class D Convertible Debentures due October 31, 2003, all on the terms and subject to the conditions set forth herein and in the related Letter of Transmittal (which together constitute the "Exchange Offer"). For a discussion of certain tax consequences of the Exchange Offer, see "The Exchange Offer -- Certain United States Federal Income Tax Considerations Relating to the Exchange Offer." The Class C Stock and the Class D Stock so offered in the Exchange Offer are sometimes referred to collectively herein as the "Offered Stock," PKS's convertible debentures described above are sometimes referred to collectively herein as the "Exchangeable Debentures," the Class B Stock and Class C Stock are sometimes collectively referred to herein as the "Exchangeable Stock," and the Exchangeable Debentures and the Exchangeable Stock are sometimes referred to collectively herein as the "Exchangeable Securities." See "Certain Definitions" for definitions of certain other terms used herein.

    This Joint Prospectus (the "Prospectus") also relates to a proposal by PKS to make a dividend distribution to the holders of its Class D Stock, including Class D Stock issued in the Exchange Offer, of all

                         ------------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THESE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           --------------------------


                THE DATE OF THIS PROSPECTUS IS AUGUST 30, 1995.


                                             (COVER CONTINUED ON FOLLOWING PAGE)

(CONTINUED FROM PREVIOUS PAGE)
the shares of capital stock of MFS Communications Company, Inc., a Delaware corporation and a majority-owned subsidiary of PKS ("MFS"), held by PKS immediately before that distribution, all on the terms and subject to the conditions set forth herein (the "Spin-off"). If the Spin-off occurs, the capital stock of MFS distributed in the Spin-off will consist of (i) 40,091,644 shares of common stock, par value $.01 per share (the "MFS Common Stock") and
(ii) 15,000,000 shares of Series B convertible preferred stock, par value $.01 per share (the "MFS Preferred Stock"). Such 40,091,644 shares of MFS Common Stock and 15,000,000 shares of MFS Preferred Stock are collectively referred to herein as the "Spin-off Stock". No holder of Class D Stock will be required to pay any cash or other consideration, to surrender or exchange shares of Class D Stock or any other security, or to take any other action in order to receive the Spin-off Stock pursuant to the Spin-off. PKS has received a ruling from the Internal Revenue Service (the "IRS") confirming that the Spin-off will be tax-free to the holders of Class D Stock for United States federal income tax purposes (the "Ruling"). See "The Spin-off -- Certain United States Federal Income Tax Considerations Relating to the Spin-off."


    PKS RESERVES THE RIGHT TO ABANDON THE EXCHANGE OFFER OR BOTH THE EXCHANGE OFFER AND THE SPIN-OFF, AND PKS WILL ABANDON THE EXCHANGE OFFER IF IT ABANDONS THE SPIN-OFF, ALL AS DESCRIBED IN "THE EXCHANGE OFFER -- RIGHT OF PKS TO EXTEND, ABANDON OR MODIFY THE EXCHANGE OFFER" AND "THE SPIN-OFF -- CONDITION TO THE SPIN-OFF; RIGHT OF PKS TO ABANDON, DEFER OR MODIFY THE SPIN-OFF." THUS, THERE IS NO ASSURANCE THAT EITHER THE EXCHANGE OFFER OR THE SPIN-OFF WILL BE CONSUMMATED, BUT IF THE EXCHANGE OFFER IS CONSUMMATED, THE SPIN-OFF WILL BE CONSUMMATED PROMPTLY THEREAFTER.



    PKS ALSO RESERVES THE RIGHT TO EXTEND THE EXCHANGE OFFER OR TO MODIFY IN ANY MANNER THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER OR THE SPIN-OFF OR TO DEFER THE CONSUMMATION OF THE SPIN-OFF IF THE PKS BOARD OF DIRECTORS DETERMINES AT ANY TIME THAT SUCH ACTION WOULD BE IN THE BEST INTEREST OF PKS AND ITS STOCKHOLDERS. MODIFICATION OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER MAY INCLUDE THE IMPOSITION BY PKS OF A LIMIT ON THE NUMBER OF SHARES OF EXCHANGEABLE STOCK THAT WILL BE ACCEPTED BY PKS IN THE EXCHANGE OFFER. SEE "THE EXCHANGE OFFER -- RIGHT OF PKS TO EXTEND, ABANDON OR MODIFY THE EXCHANGE OFFER" AND "THE SPIN-OFF -- CONDITION TO THE SPIN-OFF; RIGHT OF PKS TO ABANDON, DEFER OR MODIFY THE SPIN-OFF."



    The Exchange Offer is not conditioned upon any minimum amount of Exchangeable Securities being tendered for exchange. The Exchange Offer will expire at 5:00 p.m., Omaha, Nebraska time, on September 29, 1995, unless extended (such date, as it may be extended, being referred to herein as the "Expiration Date"). Exchangeable Securities tendered pursuant to the Exchange Offer may be withdrawn as described herein prior to the Expiration Date; thereafter, such tenders are irrevocable by the tendering securityholders.


    PARTICIPATION IN THE EXCHANGE OFFER IS VOLUNTARY. SEE "RISK FACTORS" FOR A DESCRIPTION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BEFORE A HOLDER OF EXCHANGEABLE SECURITIES DECIDES WHETHER TO PARTICIPATE IN THE EXCHANGE OFFER. THE PKS BOARD OF DIRECTORS RECOMMENDS THAT HOLDERS OF EXCHANGEABLE DEBENTURES TENDER SUCH EXCHANGEABLE DEBENTURES IN THE EXCHANGE OFFER.

    THE PKS BOARD OF DIRECTORS MAKES NO RECOMMENDATION WITH RESPECT TO WHETHER HOLDERS OF EXCHANGEABLE STOCK SHOULD TENDER SUCH EXCHANGEABLE STOCK IN THE EXCHANGE OFFER.

    Any holder of Exchangeable Securities desiring to participate in the Exchange Offer should follow the procedures set forth in "The Exchange Offer -- Procedure for Tendering Exchangeable Securities; Exchange of Exchangeable Securities; Delivery of Offered Stock." Except as described therein, any holder of Exchangeable Securities who has pledged such Exchangeable Securities to a lender and who desires to participate in the Exchange Offer must contact such lender to arrange for the tender of such Exchangeable Securities.

    All information contained in this Prospectus with respect to PKS has been provided by PKS. All information contained in this Prospectus with respect to MFS has been provided by MFS. Questions and requests for assistance or for additional copies of this Prospectus and the Letter of Transmittal should be directed to Michael A. Kelley, Stock Registrar, Peter Kiewit Sons', Inc., 1000 Kiewit Plaza, Omaha, Nebraska 68131, telephone (402) 271-2870, telecopy (402) 271-2965.

                                                             (END OF COVER PAGE)

    NEITHER PKS NOR MFS HAS ANY ARRANGEMENT WITH ANY BROKER, DEALER, SALESMAN OR OTHER PERSON TO SOLICIT TENDERS OF EXCHANGEABLE SECURITIES. NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE EXCHANGE OFFER, THE SPIN-OFF OR THE OTHER MATTERS DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PKS OR MFS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY EXCHANGE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF PKS OR MFS SINCE THE RESPECTIVE DATES AS OF WHICH INFORMATION IS GIVEN HEREIN OR IN DOCUMENTS INCORPORATED HEREIN. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO EXCHANGE, OR A SOLICITATION OF AN OFFER TO EXCHANGE, THE SECURITIES OFFERED BY THIS PROSPECTUS IN ANY JURISDICTION OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                             AVAILABLE INFORMATION

    PKS and MFS are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by each of PKS and MFS can be inspected and copied at the Public Reference Room of the Securities and Exchange Commission (the "Commission") at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the public reference facilities maintained by the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the
Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, material relating to MFS can be inspected at the offices of the Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20005-1506.


    This Prospectus does not contain all the information set forth in (i) the Registration Statement on Form S-4 and exhibits thereto, including amendments (the "Registration Statement"), of which this Prospectus is a part, and which PKS and MFS have filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act") or (ii) the Schedule 13E-4 Issuer Tender Offer Statement and exhibits thereto (together with any amendments thereto, the "Schedule 13E-4") which PKS has filed with the Commission under the Exchange Act with respect to the Exchange Offer. Reference is made to such Registration Statement and Schedule 13E-4 for further information with respect to PKS, MFS and the Spin-off Stock and the Offered Stock offered hereby. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents previously filed on the dates indicated by PKS with the Commission pursuant to the Exchange Act are hereby incorporated by reference into this Prospectus:

    1. Annual Report of PKS on Form 10-K for the year ended December 31, 1994 on March 31, 1995, as amended by Form 10-K/A Amendment No. 1 on April 27, 1995 and Form 10-K/A Amendment No. 2 on August 4, 1995;

    2. Quarterly Report of PKS on Form 10-Q for the quarter ended March 31, 1995, as amended by Form 10-Q/A Amendment No. 1 on June 9, 1995;


    3. Quarterly Report of PKS on Form 10-Q for the quarter ended June 30, 1995 on August 14, 1995; and



    4.  The Proxy Statement of PKS filed with the Commission on May 1, 1995.

    The following documents previously filed on the dates indicated by MFS with the Commission pursuant to the Exchange Act are hereby incorporated by reference into this Prospectus:

    1. Annual Report of MFS on Form 10-K for the year ended December 31, 1994, as amended by Form 10-K/A Amendment No. 1 on April 10, 1995 and Form 10-K/A Amendment No. 2 on May 15, 1995;

    2. (i) Current Report of MFS on Form 8-K dated May 18, 1994 (excluding the pages of the Quarterly Report on Form 10-Q for the quarter ended March 31, 1994 of Centex Telemanagement, Inc. incorporated by reference therein and attached thereto), as amended by Form 8-K/A Amendment No. 1 on June 29, 1994 and Form 8-K/A Amendment No. 2 on August 31, 1994, (ii) Current Report on Form 8-K dated November 2, 1994, as amended by Form 8-K/A Amendment No. 1 on December 13, 1994, (iii) Current Report on Form 8-K dated April 14, 1995 and (iv) Current Report on Form 8-K, dated May 22, 1995;

    3. Quarterly Report of MFS on Form 10-Q for the quarter ended March 31, 1995 filed with the Commission on May 12, 1995;

    4. Quarterly Report of MFS on Form 10-Q for the quarter ended June 30, 1995 filed with the Commission on August 14, 1995;

    5. The description of the MFS Common Stock contained in MFS's Registration Statement on Form 8-A (File No. 0-21594) filed with the Commission pursuant to Section 12(g) of the Exchange Act on April 21, 1993, as amended by Amendment No. 1 filed with the Commission on a Form 8 on May 10, 1993; and

    6. The definitive Proxy Statement of MFS filed with the Commission on August 8, 1995.

    In addition, all reports and other documents filed by PKS and MFS, respectively, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date on which the Spin-off is consummated shall be deemed to be incorporated by reference herein from the date of filing of such reports or documents. Any statement contained in a report or document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


    THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM THE STOCK REGISTRAR, PETER KIEWIT SONS', INC., 1000 KIEWIT PLAZA, OMAHA, NEBRASKA 68131 (TELEPHONE: (402) 271-2870; TELECOPY (402) 271-2965). IN ORDER TO
ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY SEPTEMBER 22, 1995. PKS undertakes to provide without charge to each person, including a beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the information incorporated by reference in this Prospectus, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates).

                               TABLE OF CONTENTS


PROSPECTUS SUMMARY....................................................................          1
RISK FACTORS..........................................................................         16
  RISK FACTORS RELATING TO THE EXCHANGE OFFER, SPIN-OFF AND PKS SECURITIES............         16
  RISK FACTORS RELATING TO MFS........................................................         23
OVERVIEW..............................................................................         27
SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA......................................         44
THE EXCHANGE OFFER....................................................................         51
THE SPIN-OFF..........................................................................         58
CERTAIN TRANSACTIONS..................................................................         65
RECENT DEVELOPMENTS...................................................................         68
DESCRIPTION OF SECURITIES.............................................................         71
LEGAL MATTERS.........................................................................         82
EXPERTS...............................................................................         82
CERTAIN DEFINITIONS...................................................................         83
INDEX TO FINANCIAL STATEMENTS.........................................................        F-1
ANNEX I -- OPINION OF CS FIRST BOSTON CORPORATION
ANNEX II -- OPINION OF LEHMAN BROTHERS INC.

                               PROSPECTUS SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. AS THIS SUMMARY IS NECESSARILY INCOMPLETE, REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. CAPITALIZED TERMS USED BUT NOT DEFINED IN THIS SUMMARY HAVE THE MEANINGS ASSIGNED TO THEM IN "CERTAIN DEFINITIONS" OR ELSEWHERE IN THIS PROSPECTUS. SECURITYHOLDERS ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

                            PETER KIEWIT SONS', INC.

    Peter Kiewit Sons', Inc. is a Delaware corporation. Its principal executive offices are located at 1000 Kiewit Plaza, Omaha, Nebraska 68131. Its telephone number is (402) 342-2052. PKS's business operations are organized into two primary operating groups: the Construction & Mining Group and the Diversified Group. The Construction & Mining Group engages in business as a general contractor and as the owner and/or operator of mining operations. The Diversified Group engages in a variety of diversified business activities, including coal mining, telecommunications, and energy production.

    The construction business of the Construction & Mining Group is conducted by subsidiaries of Kiewit Construction Group Inc., a wholly-owned subsidiary of PKS ("KCG"). KCG and its joint ventures perform construction services for a broad range of public and private customers primarily in North America. New contract awards during 1994 were distributed among the following construction markets: transportation, including highways, bridges, airports and railroads (48%), power (18%), oil and gas (12%), commercial buildings (8%), sewer and waste disposal (5%), and residential (4%), with smaller awards in the water supply systems, dams and reservoirs, marine, and mining markets. As general contractors, KCG's subsidiaries are responsible for the overall direction and management of construction projects and for completion of each contract in accordance with terms, plans, and specifications. KCG plans and schedules the projects, procures materials, hires workers as needed, and awards subcontracts. The mining business of the Construction & Mining Group is conducted through Kiewit Mining Group Inc. ("KMG"). KMG acts as the operator, on a fee basis, of three coal mines in which Kiewit Coal Properties Inc. ("KCP"), a Diversified Group subsidiary, owns a 50% interest. KMG also owns and operates two smaller coal mines and several construction aggregate quarries.

    The Diversified Group owns significant interests in three publicly traded companies, MFS Communications Company, Inc. ("MFS"), C-TEC Corporation ("C-TEC") and California Energy Company, Inc. ("CECI"). MFS's business is described below. C-TEC currently has four operating groups. The Telephone Group consists of a Pennsylvania public utility providing local telephone service to a 19-county, 5,067 square mile service territory in Pennsylvania. The Cable Group is a cable television operator with cable television systems located in New York, New Jersey, Michigan and Delaware. The Long Distance Group sells long distance telephone services in the local service area of the Telephone Group and resells services elsewhere in Pennsylvania. The Communications Group provides telecommunications-related engineering and technical services in the northeastern United States. CECI is engaged in the exploration for, and development and operation of, environmentally responsible independent power production facilities worldwide utilizing geothermal resources or other energy sources, such as hydroelectric, natural gas, oil and coal. The Diversified Group, through its wholly-owned subsidiary, KCP, also owns interests in three coal mines operated by the Construction & Mining Group.

                        MFS COMMUNICATIONS COMPANY, INC.

    MFS Communications Company, Inc., a Delaware corporation and a majority-owned subsidiary of PKS, is organized as a holding company and operates through its subsidiaries in two business segments: telecommunications services, through MFS Telecom, Inc. ("MFS Telecom"), MFS Intelenet, Inc. ("MFS Intelenet"), MFS Datanet, Inc. ("MFS Datanet") and MFS International, Inc.

("MFS International"); and network systems integration, primarily though MFS Network Technologies, Inc. ("MFS Network Technologies"). In addition, MFS Development, a division of MFS, acts as an internal network development resource for the planning and construction of MFS's own networks. MFS reported a net loss of $13.1 million, $15.8 million and $151.2 million for the three years ended December 31, 1992, 1993 and 1994, respectively, and $128.7 million for the six months ended June 30, 1995.

    MFS's strategy is to become a primary provider of telecommunications services to business and government customers. MFS deploys its own networks and facilities and leases network capacity from other service providers in order to provide a broad array of high quality voice, data and other services specifically designed to meet the requirements of the customer. MFS also serves a growing number of long distance carriers, resellers, service aggregators, shared tenant service providers, cellular providers and radio providers that incorporate MFS's switched, special access and private line services into the services that those firms offer to their customers.

    TELECOMMUNICATIONS SERVICES

    - MFS Telecom provides dedicated circuits for critical telecommunications needs, and pursuant to MFS's authorization from the state of New York, recently began offering switched services to its customers. These services are provided over state-of-the-art digital fiber optic networks. Typical customers for MFS Telecom are large business and government customers. In addition, MFS is authorized by the appropriate regulatory authorities to provide switched services in the states of Illinois, Maryland, Massachusetts, Michigan and Washington, although currently MFS Telecom does not offer switched services in those jurisdictions.

    - MFS Intelenet provides a single source of integrated local and long distance telecommunications services and facilities management, primarily for medium and small businesses, utilizing MFS's own network and switching platform as well as the facilities of other providers.

    - MFS Datanet provides high-speed data communications over an Asynchronous Transfer Mode ("ATM") network. Among the services offered by MFS Datanet is the connection of Local Area Networks ("LANs") across town or across the country at the same native speed and protocol as that at which the LANs operate. MFS Datanet offers high-speed LAN interconnect services including Frame Relay, Ethernet, Token Ring, and FDDI utilizing its ATM network.

    - MFS International currently offers communications services to businesses between and within London, Paris and Frankfurt, and is currently developing networks in Stockholm and Zurich. MFS International was created to take advantage of international opportunities and to better serve MFS's existing customer base of multinational companies. MFS International currently plans to develop additional networks and services in primary international business centers in Europe and Asia, and is in the process of evaluating potential opportunities in these business centers.

    NETWORK SYSTEMS INTEGRATION

    - MFS Network Technologies provides network systems integration for MFS and third parties who deploy sophisticated networks. Such projects and applications include voice and data networks, interactive distance learning networks, security systems, combined cable television-telephone networks, and intelligent transportation systems.

    MFS was incorporated in Delaware in 1987. Its principal executive offices are located at 3555 Farnam Street, Suite 200, Omaha, Nebraska, 68131, and its telephone number is (402) 977-5300.

            MFS RECAPITALIZATION AND OTHER PRELIMINARY TRANSACTIONS

    In order to satisfy certain requirements of applicable tax law relating to the Spin-off that are addressed by the Ruling, PKS and Kiewit Diversified Group Inc., a wholly owned first-tier subsidiary of PKS ("KDG"), have agreed with MFS to effect the MFS Recapitalization pursuant to which KDG would exchange 2,900,000 of the 42,962,658 shares of MFS Common Stock currently held by KDG for 15,000,000 shares of MFS Preferred Stock. The MFS Recapitalization will be consummated immediately prior to the Spin-off. As a result of the MFS Recapitalization, the percentage interest of the common equity of MFS owned by KDG (calculated taking into account outstanding options and warrants to acquire MFS Common Stock, and securities convertible into MFS Common Stock) will be reduced, and the percentage interest of such common equity of MFS owned by non-PKS holders of MFS Common Stock will be correspondingly increased. This percentage interest shift will result in a reduction of approximately $60 million in the value of the outstanding MFS Common Stock held by KDG (based on the last reported sale price of MFS Common Stock on August 24, 1995). In exchange for this reduction, KDG will receive 15 million shares of high-vote MFS Preferred Stock in a face amount of $15 million. The terms of the MFS Recapitalization were determined through arm's length negotiations between the management of PKS and the management of MFS, and were approved by the MFS Board, the PKS Board and independent special committees of the MFS Board and the PKS Board. See "Overview -- Background and Purpose of the Spin-off; Purpose of the Exchange Offer; Board Proceedings."



    The MFS Recapitalization was approved by the holders of MFS Common Stock at the MFS 1995 annual stockholders meeting held on August 24, 1995. In connection with such approval, PKS voted all of the shares of MFS Common Stock owned or controlled by it in the same manner as the majority of the non-PKS holders of MFS Common Stock (and not the holders of any preferred stock of MFS which was outstanding) present in person or by proxy at the meeting voted. Thus, the MFS Recapitalization was supported by a majority of such non-PKS stockholders of MFS. See "Overview -- The MFS Recapitalization." Subsequent to the consummation of the MFS Recapitalization, KDG will distribute as a dividend to PKS the 40,062,658 shares of MFS Common Stock and 15,000,000 shares of MFS Preferred Stock then held by it. Immediately after receiving such dividend and prior to the Spin-off, PKS will purchase 28,986 additional shares of MFS Common Stock from MFS for $1,000,000. Under the agreement between PKS and MFS governing the MFS Recapitalization, neither the MFS Recapitalization nor such purchase of MFS Common Stock would be consummated if PKS abandoned the Spin-off. If PKS were to propose a material modification to the terms of the Spin-off (which PKS considers to be highly unlikely), both PKS and MFS would review the terms of the MFS Recapitalization in the context of the modified Spin-off to determine whether to consummate the MFS Recapitalization on its existing terms or to consider alternative terms. See "Overview -- The Spin-off."


                               THE EXCHANGE OFFER

Terms.............................  The Exchange Offer will be consummated on the terms  and subject  to the conditions  contained in this Prospectus
                                    and the related Letter  of Transmittal. PKS will  offer,
                                    pursuant  to the Exchange Offer, to exchange (i) .416598
                                    shares of Class  D Stock for  each outstanding share  of
                                    Class B Stock and Class C Stock (including all shares of
                                    Class  C  Stock  issued  in  exchange  for  Exchangeable
                                    Debentures), (ii)  24.75 shares  of  Class C  Stock  and
                                    24.75  shares  of  Class  D  Stock  for  each  $1,000 in
                                    principal amount of each outstanding 1990 Series Class C
                                    and D Debenture; (each such share of Class C Stock  will
                                    then be exchangeable for .416598 shares of Class D Stock
                                    pursuant  to the  Exchange Offer as  described in clause
                                    (i) above) (iii) 22.98 shares of Class C Stock and 22.98
                                    shares of Class  D Stock  for each  $1,000 in  principal
                                    amount  of each  outstanding 1991  Series Class  C and D
                                    Debenture; (each such share of  Class C Stock will  then
                                    be  exchangeable  for .416598  shares  of Class  D Stock
                                    pursuant to the Exchange

                                    Offer as described in clause  (i) above) and (iv)  19.97
                                    shares  of Class  D Stock  for each  $1,000 in principal
                                    amount  of  each   outstanding  1993   Series  Class   D
                                    Debenture, that in each case is validly tendered and not
                                    properly withdrawn prior to the Expiration Date.

                                    The  number of shares of Class D Stock issuable for each
                                    share of  Exchangeable Stock  in the  Exchange Offer  is
                                    based   on   the  ratio   applicable  to   January  1995
                                    conversions of  Class B  Stock and  Class C  Stock  into
                                    Class  D Stock  (which ratio  was in  turn based  on the
                                    ratio of the Class  B&C Per Share Price  to the Class  D
                                    Per  Share Price at  January 1, 1995  in accordance with
                                    the PKS Certificate of Incorporation), adjusted for  the
                                    dividends  paid on  the Class  B Stock  and the  Class C
                                    Stock in January and May  1995. The number of shares  of
                                    Class C Stock and Class D Stock issuable in exchange for
                                    the  Exchangeable Debentures  represents that  number of
                                    shares that would have been issuable upon conversion  of
                                    such  Exchangeable Debentures  in accordance  with their
                                    terms. A  holder of  shares  of Exchangeable  Stock  may
                                    elect   to  exchange  any  or   all  of  the  shares  of
                                    Exchangeable Stock held by  such holder in the  Exchange
                                    Offer.  A debentureholder may only elect to exchange the
                                    entire  principal  amount  (no  partial  exchanges   are
                                    permitted)  of  an Exchangeable  Debenture held  by such
                                    debentureholder in the Exchange Offer. See "The Exchange
                                    Offer -- Terms of the Exchange Offer" and "-- Withdrawal
                                    Rights" and "Description  of Securities  -- PKS  Stock."
                                    There   are  no  dissenter's   rights  of  appraisal  in
                                    connection with the Exchange Offer.
Expiration Date...................  The Exchange  Offer will  be open  until the  Expiration
                                    Date,  which  will  be  September  29,  1995  unless the
                                    Exchange Offer is extended as described herein. See "The
                                    Exchange Offer -- Terms of  the Exchange Offer" and  "--
                                    Right  of PKS to Extend,  Abandon or Modify the Exchange
                                    Offer."
Tender Procedure..................  To  tender  Exchangeable  Securities  pursuant  to   the
                                    Exchange  Offer, a properly  completed and duly executed
                                    Letter of Transmittal (or facsimile thereof), any  other
                                    documents  required  by  PKS  and  certificates  for the
                                    Exchangeable Securities to be tendered must be  received
                                    by  PKS prior to 5:00 p.m., Omaha, Nebraska time, on the
                                    Expiration Date. See  "The Exchange  Offer --  Procedure
                                    for   Tendering  Exchangeable  Securities;  Exchange  of
                                    Exchangeable Securities; Delivery of Offered Stock."
Potential Proration...............  PKS does not  anticipate that  it will  be necessary  to impose  a limit on the amount of Exchangeable Stock that
                                    may be exchanged in the Exchange Offer; however, the PKS
                                    Board of  Directors  may  impose  such  a  limit  if  it
                                    determines  that acceptance of all tendered Exchangeable
                                    Stock would not be in the  best interest of PKS and  its
                                    stockholders. If the PKS Board were to take such action,
                                    it  would impose  such limit  on the  Exchangeable Stock
                                    tendered  (but  not   on  the  Exchangeable   Debentures
                                    tendered)   on  a  pro  rata   basis  and  would  follow

                                    the procedures otherwise applicable to a modification of
                                    the Exchange Offer. Without limiting the factors the PKS
                                    Board might take into account in taking such action, the
                                    PKS Board might  consider imposing  such a  limit if  it
                                    concluded  that acceptance of all shares of Exchangeable
                                    Stock   tendered    could   frustrate    the    employee
                                    incentivization  purposes  of  PKS's  employee ownership
                                    program for Class C Stock, given the aggregate amount of
                                    and/or   the   concentration   of   ownership   of   the
                                    Exchangeable  Stock tendered. (Such stock ownership pro-
                                    gram, under which Class C  Stock is offered to  selected
                                    employees  of the Construction & Mining Group each year,
                                    is intended  in part  to incentivize  such employees  by
                                    giving  them a financial stake in the performance of the
                                    sector of PKS's  business in which  they are  employed).
                                    See  "The  Exchange Offer  --  Right of  PKS  to Extend,
                                    Abandon or Modify the Exchange Offer."
Intentions of Certain Significant
 Stockholders Regarding
 Participation in the Exchange
 Offer............................  With certain exceptions, including Messrs. Walter Scott,
                                    Jr. and Robert Julian, the  directors of PKS and of  KCG
                                    have advised PKS in writing that they will not tender in
                                    the  Exchange Offer any shares of  Class C Stock held by
                                    them. Messrs. Scott and Julian expect to tender, in  the
                                    aggregate,  785,892 shares of Class  C Stock pursuant to
                                    the  Exchange  Offer.   See  "Certain  Transactions   --
                                    Intentions of Certain Significant Stockholders Regarding
                                    Participation  in Exchange Offer."  PKS expects that all
                                    Exchangeable Debentures,  including  those held  by  the
                                    directors  of PKS and KCG,  will be tendered pursuant to
                                    the Exchange Offer.
Withdrawal Rights.................  Exchangeable  Securities   tendered  pursuant   to   the
                                    Exchange Offer may be withdrawn at any time prior to the
                                    Expiration   Date  without  penalty  on  the  terms  and
                                    conditions contained  herein. Once  the Expiration  Date
                                    has  occurred,  a tender  of Exchangeable  Securities is
                                    irrevocable by  the tendering  securityholder. See  "The
                                    Exchange Offer -- Withdrawal Rights."
Fractional Shares.................  In lieu of issuing fractional shares, PKS will round the number  of shares of  Offered Stock to  be received by a
                                    tendering securityholder to the nearest whole number  of
                                    shares   without  any   additional  consideration  being
                                    payable by or to such holder. See "The Exchange Offer --
                                    Terms of the Exchange Offer."
Condition to the Exchange Offer...  The Exchange Offer  will not be  consummated unless  the
                                    Ruling received by PKS, confirming that the Spin-off and
                                    certain  related transactions  will be  consummated on a
                                    tax-free basis  to  the holders  of  Class D  Stock  for
                                    United  States  federal  income  tax  purposes,  remains
                                    substantially  in  effect   as  of  the   date  of   the
                                    consummation  of the  Exchange Offer.  See "The Exchange
                                    Offer  --  Condition  to  the  Exchange  Offer."   There

                                    are  no  federal  or  state  regulatory  requirements or
                                    approvals that must  be complied with  or obtained as  a
                                    condition of the Exchange Offer.
Right to Abandon or Modify
 Exchange Offer...................  If the PKS Board determines that such action would be in the  best interest of PKS  and its stockholders, PKS may
                                    modify the Exchange Offer and, subject to the withdrawal
                                    rights described herein, retain all tendered  securities
                                    until  the  expiration  of  the  Exchange  Offer  as  so
                                    modified. Further, PKS  may abandon  the Exchange  Offer
                                    and promptly return all tendered securities to tendering
                                    securityholders if the PKS Board of Directors reasonably
                                    determines  that there shall  have occurred any material
                                    change in the business, financial condition, results  of
                                    operations  or prospects  of MFS  or of  the Diversified
                                    Group, in the market price  of the MFS Common Stock,  or
                                    in  any  other  circumstance,  and  that,  as  a result,
                                    consummation of the Exchange Offer would no longer be in
                                    the best interest of PKS and its stockholders. PKS  will
                                    abandon  the Exchange Offer in the event it abandons the
                                    Spin-off. See "The  Exchange Offer  -- Right  of PKS  to
                                    Extend, Abandon or Modify the Exchange Offer."
Certain Tax Considerations........  Pursuant to the Ruling, for United States federal income tax purposes neither PKS nor the holders of Exchangeable
                                    Debentures  will  recognize  any  gain  or  loss  on  an
                                    exchange of Offered  Stock for Exchangeable  Debentures.
                                    In addition, pursuant to an opinion of counsel, although
                                    the  issue  is not  free from  doubt, for  United States
                                    federal income tax purposes neither PKS nor the  holders
                                    of  Exchangeable Stock should recognize any gain or loss
                                    on an exchange of Offered Stock for Exchangeable  Stock.
                                    In  those events, the holders'  tax bases in the Offered
                                    Stock will  be  the  same  as their  bases  in  the  Ex-
                                    changeable  Securities, and the holders' holding periods
                                    for the  Offered  Stock  generally  will  include  their
                                    holding  periods  for the  Exchangeable  Securities. See
                                    "The Exchange  Offer --  Certain United  States  Federal
                                    Income  Tax  Considerations  Relating  to  the  Exchange
                                    Offer."


    PARTICIPATION IN THE EXCHANGE OFFER IS VOLUNTARY. SEE "RISK FACTORS" FOR A DESCRIPTION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BEFORE A HOLDER OF EXCHANGEABLE SECURITIES DECIDES WHETHER TO PARTICIPATE IN THE EXCHANGE OFFER. THE PKS BOARD OF DIRECTORS RECOMMENDS THAT HOLDERS OF EXCHANGEABLE DEBENTURES TENDER SUCH EXCHANGEABLE DEBENTURES IN THE EXCHANGE OFFER.

    THE PKS BOARD OF DIRECTORS MAKES NO RECOMMENDATION WITH RESPECT TO WHETHER HOLDERS OF EXCHANGEABLE STOCK SHOULD TENDER SUCH EXCHANGEABLE STOCK IN THE EXCHANGE OFFER.

                                  THE SPIN-OFF



Manner of Distribution............  The Spin-off will  be declared  and be  effected on  the
                                    Spin-off Date (as defined below) to holders of record of
                                    Class  D Stock  (including Class  D Stock  issued in the
                                    Exchange Offer) on such date in the event the  condition
                                    described  under  "The  Spin-off  --  Condition  to  the

                                       6

                                    Spin-off; Right of PKS to  Abandon, Defer or Modify  the
                                    Spin-off"   is  satisfied,  unless   the  PKS  Board  of
                                    Directors  has  exercised  its  right  to  abandon   the
                                    Spin-off  if  it  determines for  any  reason  that such
                                    abandonment is  in  the best  interest  of PKS  and  its
                                    stockholders.  No  holder  of  Class  D  Stock  will  be
                                    required to  pay any  cash  or other  consideration,  to
                                    surrender  or exchange  shares of  Class D  Stock or any
                                    other security or to take  any other action in order  to
                                    receive  the  Spin-off Stock  pursuant to  the Spin-off.
                                    There  are  no  dissenter's   rights  of  appraisal   in
                                    connection with the Spin-Off.
Spin-off Stock....................  The Spin-off Stock will consist of a total of 40,091,644 shares  of MFS  Common Stock, which  will constitute the
                                    major portion of the Spin-off  Stock in terms of  value,
                                    and a total of 15,000,000 shares of MFS Preferred Stock,
                                    which  will constitute  a minor portion  of the Spin-off
                                    Stock in  terms  of  value.  The  number  of  shares  of
                                    Spin-off  Stock  to be  distributed  in respect  of each
                                    outstanding share of Class  D Stock cannot be  precisely
                                    determined  prior to the Expiration Date of the Exchange
                                    Offer. The following table sets forth PKS's estimates of
                                    the number  of  shares  of  MFS  Common  Stock  and  MFS
                                    Preferred  Stock to be distributed  per share of Class D
                                    Stock outstanding at the time of the Spin-Off,  assuming
                                    that   (i)  all  of   the  Exchangeable  Debentures  are
                                    exchanged for Offered  Stock in the  Exchange Offer  and
                                    (ii)  the stated number of  shares of Exchangeable Stock
                                    are exchanged for Class D Stock in the Exchange Offer:


                                                                ESTIMATED NUMBER OF   ESTIMATED NUMBER OF
                                                                   SHARES OF MFS         SHARES OF MFS
                                                                    COMMON STOCK        PREFERRED STOCK
                                          ASSUMED NUMBER OF       DISTRIBUTED PER       DISTRIBUTED PER
                                        SHARES OF EXCHANGEABLE    SHARE OF CLASS D      SHARE OF CLASS D
                                          STOCK EXCHANGED(1)          STOCK(2)              STOCK(2)
                                        ----------------------  --------------------  --------------------
                                              3,000,000                  1.77                  0.66
                                              5,000,000                  1.71                  0.64
                                        ------------------------------

                                        (1)  The 3,000,000 share assumption reflects PKS's estimate of the number of shares of Exchangeable Stock likely to be  tendered in the Exchange Offer, based upon the tender indications that
                                             PKS  has received from members of  the PKS Board of Directors and  members  of  the  KCG  Board  of  Directors,  and  PKS's estimates  of the  likely number  of additional  tenders. The
                                             5,000,000 share assumption is set forth solely to  illustrate the  impact of the  tender of substantially  more shares than anticipated by PKS.  PKS does  not believe that  a tender  of
                                             5,000,000  shares is likely.  The 3,000,000 figure represents
                                             20.2%, and  the 5,000,000  figure  represents 33.7%,  of  the total  number of  shares of Class  B Stock and  Class C Stock outstanding at June 23, 1995.

                                        (2)  The estimate of the number of shares of MFS Common Stock  and
                                             MFS  Preferred Stock distributed  per share of  Class D Stock was determined by dividing the total number of each class  of shares  to be  distributed by  the sum  of (i)  the number of shares of Class D Stock  currently outstanding, (ii) in  each case,  the number  of shares of  Class D Stock  that would be issued upon  tender  of  the  assumed  number  of  shares  of
                                             Exchangeable Stock, and (iii) the number of shares of Class D
                                             Stock  that would be issued upon exchange of all Exchangeable
                                             Debentures.

                                    The MFS Preferred  Stock is  subject, by  its terms,  to
                                    stringent restrictions on transfer. In addition, KDG has
                                    agreed to grant to the Secretary and Assistant Secretary
                                    of MFS an irrevocable proxy to vote all of the shares of
                                    MFS  Preferred Stock  in proportion  to the  vote of the
                                    holders of MFS  Common Stock on  all matters other  than
                                    the  election of MFS  directors and matters  as to which
                                    the holders of  MFS Preferred Stock  vote as a  separate
                                    class under Delaware corporation law. Holders of Class D
                                    Stock  will receive MFS Preferred Stock in the Spin- off
                                    subject to such  irrevocable proxy. In  lieu of  issuing
                                    fractional  shares  of  Spin-off Stock,  PKS  will round
                                    fractional shares to whole shares without affecting  the
                                    total  number  of  shares of  Spin-off  Stock.  See "The
                                    Spin-off -- Manner  of Effecting  the Distribution"  and
                                    "-- Listing and Trading of Spin-off Stock."
Spin-off Date.....................  The  date as of which  the Spin-off dividend is declared is referred  to  herein  as  the  "Spin-off  Date."  The
                                    Spin-off   Date  will  also  be   the  record  date  for
                                    determining the  holders  of Class  D  Stock  (including
                                    Class  D Stock issued in the Exchange Offer) entitled to
                                    receive the  Spin-off Stock.  PKS currently  anticipates
                                    that the Spin-off Date will be the day after the Expira-
                                    tion   Date  and   that  the  Spin-off   Stock  will  be
                                    transferred on the books and  records of MFS to  holders
                                    of Class D Stock on or promptly after the Spin-off Date.
                                    Certificates  representing Spin-off  Stock however, will
                                    not be mailed to holders of Class D Stock (or to lenders
                                    to which such Class D  Stock is pledged) until three  to
                                    four weeks after the Spin-off Date. See "The Spin-off --
                                    Manner  of Effecting the Distribution." Holders of Class
                                    D Stock  should  not attempt  to  sell or  transfer  MFS
                                    Common  Stock  received pursuant  to the  Spin-off until
                                    they have  received  the  certificates  evidencing  such
                                    stock.
Trading of Spin-off Stock.........  MFS  Common Stock is currently  traded on the Nasdaq Na-
                                    tional Market under the  symbol "MFST," and MFS  expects
                                    that  it  will  continue  to  be  traded  on  the Nasdaq
                                    National Market or a  national securities exchange.  The
                                    ability of a holder of MFS Common Stock to realize value
                                    upon  a sale of such stock will be entirely dependent on
                                    the market for  the MFS Common  Stock. The directors  of
                                    MFS  and  PKS who  will  receive Spin-off  Stock  in the
                                    Spin-off (other than  one director of  PKS who became  a
                                    director  in 1995) have agreed to certain limitations on
                                    the transferability of such stock. Notwithstanding these
                                    agreements, a substantial number of shares of MFS Common
                                    Stock will  become  available  for future  sale  in  the
                                    public  market  as a  result of  the Spin-off.  Sales of
                                    substantial amounts of such shares in the public  market
                                    could  adversely  affect  the market  price  of  the MFS
                                    Common Stock. On August 24, 1995 the last reported  sale
                                    price  of the MFS Common Stock as reported by the Nasdaq
                                    National Market was $45.50 per share. See "Risk  Factors
                                    --  Risk  Factors Relating  to  the Exchange  Offer, the
                                    Spin-off and  PKS Securities  -- Effect  of Spin-off  on
                                    Class  D  Per  Share  Price;  Value  of  Spin-off  Stock
                                    Dependent on Market."

                                    The MFS Preferred Stock is non-transferable for a period
                                    of six years from the date of its issuance with  limited
                                    exceptions,  is convertible into MFS Common Stock at the
                                    option of the holder beginning on the first  anniversary
                                    of the date of issuance thereof and is redeemable at the
                                    option  of  MFS beginning  at the  end of  such six-year
                                    period. MFS does not intend to apply for listing of  the
                                    MFS Preferred Stock on any national securities exchange,
                                    on the Nasdaq National Market or in the over-the-counter
                                    market.  See  "The Spin-off  --  Listing and  Trading of
                                    Spin-off Stock -- MFS Preferred Stock."
Effects of Spin-off on Class D Per
 Share Price; Value of Spin-off
 Stock............................  Although there are no transfer restrictions on the Class
                                    D Stock, there is no established trading market for such
                                    stock, and there has been only limited trading  activity
                                    in  such stock. For the  foreseeable future, there is no
                                    assurance that a holder of Class D Stock will be able to
                                    sell  such  stock  otherwise  than  pursuant  to   PKS's
                                    repurchase  obligation  under  the  PKS  Certificate  of
                                    Incorporation,  as  described   under  "Description   of
                                    Securities -- PKS Stock -- Repurchase Duties." The price
                                    at  which  PKS is  obligated  to repurchase  such stock,
                                    I.E., the Class D Per Share Price, is based on the Class
                                    D Formula Value, which is determined at the beginning of
                                    each fiscal year of PKS and is reduced by the amount  of
                                    any  subsequently  declared  dividend. The  Class  D Per
                                    Share Price will be significantly reduced as a result of
                                    the Spin-off because the value currently attributable to
                                    MFS will no  longer be  included in  the calculation  of
                                    such  price.  The current  Class  D Per  Share  Price is
                                    $60.25. The Class D Per  Share Price after the  Spin-off
                                    will  depend  upon a  number  of factors,  including the
                                    number of shares of Class D Stock issued in the Exchange
                                    Offer and  PKS's determination  of  the portion  of  the
                                    Class  D  Per  Share  Price  attributable  to  MFS.  The
                                    following table sets  forth PKS's estimates  of (i)  the
                                    pro forma Class D Per Share Price after giving effect to
                                    the  Exchange Offer  and the Spin-Off,  (ii) the current
                                    market value of the MFS  Common Stock to be  distributed
                                    in the Spin-off per share of Class D Stock and (iii) the
                                    redemption  value  of  the  MFS  Preferred  Stock  to be
                                    distributed in the Spin-off per share of Class D  Stock,
                                    assuming  in each case that  (x) all of the Exchangeable
                                    Debentures  are  exchanged  for  Offered  Stock  in  the
                                    Exchange  Offer and (y)  the stated number  of shares of
                                    Exchangeable Stock are  exchanged for Class  D Stock  in
                                    the Exchange Offer:



                                                                           ESTIMATED
                                                                             VALUE
                                                                         OF MFS COMMON     ESTIMATED VALUE
                                                             ESTIMATED       STOCK        OF MFS PREFERRED
                                          ASSUMED NUMBER     PRO FORMA    DISTRIBUTED     STOCK DISTRIBUTED
                                           OF SHARES OF       CLASS D     PER SHARE OF      PER SHARE OF
                                        EXCHANGEABLE STOCK   PER SHARE      CLASS D            CLASS D
                                           EXCHANGED(1)      PRICE(2)(4)  STOCK(3)(4)        STOCK(3)(4)
                                        ------------------   ---------   --------------   -----------------
                                            3,000,000         $41.00         $80.54             $0.66
                                            5,000,000         $41.75         $77.81             $0.64
                                        ------------------------------

                                        (1)  The  3,000,000 share assumption reflects PKS's estimate of the number of shares of Exchangeable  Stock likely to be  tendered in the Exchange

                                             Offer, based upon the tender indications that PKS has received from  members of the PKS Board of Directors and members of the
                                             KCG Board  of Directors,  and PKS's  estimates of  the  likely number  of additional tenders.  The 5,000,000 share assumption is set forth solely to illustrate the impact of the tender  of substantially  more shares  than anticipated by  PKS. PKS does not believe that a tender  of 5,000,000 shares is likely.  The
                                             3,000,000  figure represents  20.2%, and  the 5,000,000 figure represents 33.7%, of  the total  number of shares  of Class  B
                                             Stock and Class C Stock outstanding at June 23, 1995.

                                        (2)  Earnings of the Diversified Group for 1995, including earnings attributable to the settlement of certain litigation described at  "Recent Developments -- Whitney  Litigation," would not be reflected in the Class D Per Share Price until 1996.

                                        (3)  For purposes of this table, each share of MFS Common Stock  is valued  at $45.50, its last reported  sale price on the Nasdaq
                                             National Market as of August 24,  1995, and each share of  MFS
                                             Preferred Stock is valued at its redemption value of $1.00 per share. There is no assurance as to the market price of the MFS
                                             Common Stock at the Spin-off Date.

                                        (4)   As shown  in the table,  the greater the  number of shares of
                                             Exchangeable Stock exchanged in  the Exchange Offer, the  less the  reduction in the  Class D Per  Share Price resulting from the Spin-off. This is attributable to the fact that the amount of the reduction in the  Class D Formula Value resulting  from the  Spin-off  will  be a  fixed  amount equal  to  PKS's book investment in the  Spin-off Stock to  be distributed,  whereas the  amount of such reduction on  a per share basis (I.E., the amount of the reduction in the  Class D Per Share Price)  will decrease  as more  shares of Class  D Stock are  issued in the
                                             Exchange Offer. Also,  as shown in  the table on  page 7,  the greater  the number of shares  of Exchangeable Stock exchanged in the  Exchange Offer,  the  fewer the  number of  shares  of
                                             Spin-off  Stock (and hence the less  the value of the Spin-off
                                             Stock) distributed per share of Class D Stock in the Spin-off.


                                    See "Risk  Factors  --  Risk  Factors  Relating  to  the
                                    Exchange  Offer,  the  Spin-off  and  PKS  Securities --
                                    Effect of Spin-off on Class D Per Share Price; Value  of
                                    Spin-off  Stock Dependent  on Market."  If and  when the
                                    Class D Stock becomes Publicly Traded, PKS's  obligation
                                    to  repurchase such stock will  cease. See "Risk Factors
                                    -- Risk  Factors Relating  to  the Exchange  Offer,  the
                                    Spin-Off  and PKS Securities --  Effect of Class D Stock
                                    Becoming Publicly Traded."
Condition to the Spin-off; Right
 to Abandon, Defer or Modify......  The Spin-off will not  be consummated unless the  Ruling remains substantially in effect. There are no federal or
                                    state  regulatory requirements or approvals that must be
                                    complied  with  or  obtained  as  a  condition  of   the
                                    Spin-off.  If the  PKS Board  determines for  any reason
                                    that such action would  be in the  best interest of  PKS
                                    and  its stockholders, PKS may (i) abandon the Spin-off,
                                    (ii) defer  the consummation  of the  Spin-off or  (iii)
                                    modify  the terms of the Spin-off. The Spin-off will not
                                    necessarily be abandoned in the event the Exchange Offer
                                    is abandoned.  However, if  the Exchange  Offer is  con-
                                    summated,  the  Spin-off  will  be  consummated promptly
                                    thereafter.  See  "The  Spin-off  --  Condition  to  the
                                    Spin-off;  Right of PKS to  Abandon, Defer or Modify the
                                    Spin-off."

Certain Tax Considerations........  Pursuant to the Ruling, for United States federal income tax purposes the holders of  the Class D Stock will  not
                                    recognize  any gain or  loss on the  distribution of the
                                    Spin-off Stock. In addition,  the holders' tax bases  in
                                    their shares of Class D Stock prior to the Spin-off will
                                    be  apportioned in  the Spin-off between  such stock and
                                    the Spin-off Stock, and the holders' holding periods for
                                    the Spin-off Stock generally will include their  holding
                                    periods  for  the Class  D Stock.  See "The  Spin-off --
                                    Certain United States Federal Income Tax  Considerations
                                    Relating to the Spin-off."

                           PURPOSE OF EXCHANGE OFFER

    In connection with the PKS Board's approval of the Exchange Offer and its preliminary approval of the Spin-off, the PKS Board determined that the Spin-off would be in the best interest of the stockholders of PKS and would be advantageous to MFS. The PKS Board authorized the Exchange Offer as an appropriate means of affording the holders of Class B Stock and Class C Stock an opportunity to exchange such stock for Class D Stock, and the holders of Exchangeable Debentures an opportunity to exchange such debentures for Offered Stock, prior to the proposed Spin-off. See "Overview -- Background and Purpose of the Spin-off; Purpose of the Exchange Offer; Board Proceedings."

                                  RISK FACTORS

    Holders of Exchangeable Securities should carefully consider the factors discussed under the section entitled "Risk Factors" in this Prospectus before making a decision to participate in the Exchange Offer. Several of such factors are also relevant to the assessment by holders of Class D Stock of the consequences of the Spin-Off.

               SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA OF
                            PETER KIEWIT SONS', INC.

                                                                                                  PRO FORMA (1)
                                                              HISTORICAL            -----------------------------------------
                                                    ------------------------------                            SIX MONTHS
                                                                      SIX MONTHS     FISCAL YEAR ENDED      ENDED JUNE 30,
                                                     FISCAL YEAR        ENDED        DECEMBER 31, 1994           1995
                                                        ENDED          JUNE 30,     -------------------   -------------------
                                                    --------------  --------------  SCENARIO   SCENARIO   SCENARIO   SCENARIO
                                                     1993    1994    1994    1995    #1 (2)     #2 (2)     #1 (2)     #2 (2)
                                                    ------  ------  ------  ------  --------   --------   --------   --------
                                                                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
RESULTS OF OPERATION:
  Revenue (3)(4)..................................  $2,050  $2,704  $1,194  $1,260   $2,704     $2,704      1,260     $1,260
  Net earnings (5)(6).............................     261     110      45      71      177        177        154        154
FINANCIAL POSITION:
  Total Assets (3)(4).............................   3,634   4,504           3,585                          3,138      3,138
  Current portion of long-term debt (3)(4)........      15      33              14                             13         13
  Long-term debt, less current portion (3)(4).....     462     908             379                            377        377
  Stockholders' equity (7)........................   1,671   1,736           1,842                          1,479      1,479

- ------------------------------

(1) The pro forma results of operations data are computed assuming that the MFS Recapitalization, the Exchange Offer and the Spin-off were consummated on December 26, 1993 and January 1, 1995 for the fiscal year ended December 31, 1994 and six months ended June 30, 1995, respectively. The pro forma financial position data as of June 30, 1995 assumes that such transactions were consummated as of such date. The pro forma financial data of PKS should be read in conjunction with PKS' historical consolidated financial statements and the notes thereto and the "Pro Forma Financial Information" included elsewhere or incorporated by reference herein.

(2) The pro forma information assumes, in two separate scenarios, that 3,000,000 shares (Scenario 1) and 5,000,000 shares (Scenario 2) of Exchangeable Stock and all the Exchangeable Debentures are exchanged in the Exchange Offer. Scenario 1 reflects PKS's estimate of the number of shares of Exchangeable Stock likely to be tendered in the Exchange Offer, based upon the tender indications that PKS has received from members of the PKS Board of Directors and members of the KCG Board of Directors, and PKS's estimates of the likely number of additional tenders. Scenario 2 is set forth solely to illustrate the impact of the tender of substantially more shares than anticipated by PKS. PKS does not believe that a tender of 5,000,000 shares is likely.

(3) The PKS Board of Directors preliminarily approved a plan to make a tax-free distribution of its entire ownership interest in MFS to the holders of Class D Stock at a special meeting on June 9, 1995. The operating results of MFS have been classified as a single line item on the statements of earnings for all periods presented. PKS's proportionate share of the net assets of MFS at June 30, 1995 of $447 million has been reported separately on the consolidated balance sheet.

(4) In October 1993, PKS acquired 35% of the outstanding shares of C-TEC Corporation that have 57% of the available voting rights. In December 1994, PKS increased its ownership in C-TEC to 49% and 58% of the outstanding shares and voting rights, respectively. In January 1994, MFS, a subsidiary of PKS, issued $500 million of 9.375% Senior Discount Notes.

(5) In 1993, through two public offerings, PKS sold 29% of the common stock of MFS, resulting in a $137 million after-tax gain. In 1994, additional MFS stock transactions resulted in a $35 million after-tax gain to PKS and reduced its ownership in MFS to 67%.

(6) On May 5, 1995, the U.S. government and a subsidiary of PKS entered into a settlement agreement with respect to the Whitney Benefits litigation. In settlement of all claims, PKS received $135 million on June 2, 1995 which it recognized as income.

(7) The aggregate redemption value of common stock at June 30, 1995 was $1.7 billion.

See "Selected Historical and Pro Forma Financial Data of Peter Kiewit Sons', Inc." for further information.

               SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA OF
                       KIEWIT CONSTRUCTION & MINING GROUP

                                                                                                    PRO FORMA (1)
                                                      HISTORICAL                  --------------------------------------------------
                                      ------------------------------------------
                                                                                     FISCAL YEAR ENDED          SIX MONTHS ENDED
                                          FISCAL YEAR            SIX MONTHS          DECEMBER 31, 1994           JUNE 30, 1995
                                             ENDED             ENDED JUNE 30,     ------------------------  ------------------------
                                      --------------------  --------------------   SCENARIO     SCENARIO     SCENARIO     SCENARIO
                                        1993       1994       1994       1995       #1 (2)       #2 (2)       #1 (2)       #2 (2)
                                      ---------  ---------  ---------  ---------  -----------  -----------  -----------  -----------
                                                             (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
RESULTS OF OPERATIONS:
  Revenue...........................  $   1,783  $   2,175  $     939  $     988   $   2,175    $   2,175    $     988    $     988
  Net earnings......................         80         77         17         34          75           74           33           32
Per Common Share
  Net earnings (3)..................       4.63       4.92       1.10       2.44        5.88         6.84         2.97         3.54
  Dividends (4).....................       0.70       0.90       0.45       0.45      --           --           --           --
  Stock price (5)...................      22.35      25.55      21.90      25.10                                 28.20        28.70
  Book value........................      27.43      31.39      28.19      33.92                                 36.08        38.23
FINANCIAL POSITION:
  Total assets......................        889        967                   967                                   892          841
  Current portion of long-term
   debt.............................          4          3                     2                                     2            2
  Long-term debt, less current
   portion..........................         10          9                     7                                     6            6
  Stockholders' equity (6)..........        480        505                   503                                   429          378
  Formula Value (5).................        391        411

- ------------------------------

(1) The pro forma results of operations data are computed assuming that the MFS Recapitalization, the Exchange Offer and the Spin-off were consummated on December 26, 1993 and January 1, 1995 for the fiscal year ended December 31, 1994 and six months ended June 30, 1995, respectively. The pro forma financial position data as of June 30, 1995 assumes that such transactions were consummated as of such date. The pro forma financial data of Kiewit Construction & Mining Group should be read in conjunction with the Kiewit Construction & Mining Group's historical financial statements and the notes thereto and the "Pro Forma Financial Information" included elsewhere or incorporated by reference herein.

(2) The pro forma information assumes, in two separate scenarios, that 3,000,000 shares (Scenario 1) and 5,000,000 shares (Scenario 2) of Exchangeable Stock and all the Exchangeable Debentures are exchanged in the Exchange Offer. Scenario 1 reflects PKS's estimate of the number of shares of Exchangeable Stock likely to be tendered in the Exchange Offer, based upon the tender indications that PKS has received from members of the PKS Board of Directors and members of the KCG Board of Directors, and PKS's estimates of the likely number of additional tenders. Scenario 2 is set forth solely to illustrate the impact of the tender of substantially more shares than anticipated by PKS. PKS does not believe that a tender of 5,000,000 shares is likely.

(3) Fully diluted earnings per share have not been presented because it is not materially different from primary earnings per share.

(4) The 1994 and 1993 dividends include $.45 and $.40 for dividends declared in 1994 and 1993, respectively, but paid in January of the subsequent year.

(5) Pursuant to the Certificate of Incorporation, the stock price and formula value calculations are computed annually at the end of the fiscal year, except that adjustments to the stock price to reflect dividends are made at the time such dividends are declared.

(6) Ownership of the Class B Stock and Class C Stock is restricted to certain employees conditioned upon the execution of repurchase agreements which restrict the employees from transferring the stock. PKS is generally committed to purchase all Class B Stock and Class C Stock at the amount computed, when put to PKS by a stockholder, pursuant to the Certificate of Incorporation. The aggregate redemption value of the B&C Stock at June 30, 1995 was $372 million.

 See "Selected Historical and Pro Forma Financial Data of Kiewit Construction &
                     Mining Group" for further information.

               SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA OF
                            KIEWIT DIVERSIFIED GROUP

                                                                                                  PRO FORMA (1)
                                                              HISTORICAL            -----------------------------------------
                                                    ------------------------------
                                                                                     FISCAL YEAR ENDED     SIX MONTHS ENDED
                                                     FISCAL YEAR      SIX MONTHS     DECEMBER 31, 1994       JUNE 30, 1995
                                                        ENDED       ENDED JUNE 30   -------------------   -------------------
                                                    --------------  --------------  SCENARIO   SCENARIO   SCENARIO   SCENARIO
                                                     1993    1994    1994    1995    #1 (2)     #2 (2)     #1 (2)     #2 (2)
                                                    ------  ------  ------  ------  --------   --------   --------   --------
                                                                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
RESULTS OF OPERATIONS:
  Revenue (3)(4)..................................  $  267  $  534  $  255  $  274   $  534     $  534     $  274     $  274
  Net earnings (5)(6).............................     181      33      28      37      102        103        121        122
Per Common Share
  Net earnings (7)................................    9.08    1.63    1.35    1.75     4.73       4.63       5.39       5.23
  Dividends.......................................    0.50    --      --      --      --         --         --         --
  Stock price (8).................................   59.40   60.25   59.40   60.25                          46.45      46.95
  Book value......................................   59.52   60.36   60.10   62.90                          46.45      46.97
FINANCIAL POSITION:
  Total assets (3)(4).............................   2,759   3,549           2,633                          2,261      2,312
  Current portion of long-term debt (3)(4)........      11      30              12                             11         11
  Long-term debt, less current portion (3)(4).....     452     899             372                            371        371
  Stockholders' equity (9)........................   1,191   1,231           1,339                          1,050      1,101
  Formula Value (8)...............................   1,191   1,231

- ------------------------------
(1) The pro forma results of operations data are computed assuming that the MFS Recapitalization, the Exchange Offer and the Spin-off were consummated on December 26, 1993 and January 1, 1995 for the fiscal year ended December 31, 1994 and the six months ended June 30, 1995, respectively. The pro forma financial position data as of June 30, 1995 assumes that such transactions were consummated as of such date. The pro forma financial data of Kiewit Diversified Group should be read in conjunction with the Kiewit Diversified Group's historical financial statements and the notes thereto and the "Pro Forma Financial Information" included elsewhere or incorporated by reference herein.
(2) The pro forma information assumes, in two separate scenarios, that 3,000,000 shares (Scenario 1) and 5,000,000 shares (Scenario 2) of Exchangeable Stock and all the Exchangeable Debentures are exchanged in the Exchange Offer. Scenario 1 reflects PKS's estimate of the number of shares of Exchangeable Stock likely to be tendered in the Exchange Offer, based upon the tender indications that PKS has received from members of the PKS Board of Directors and members of the KCG Board of Directors, and PKS's estimates of the likely number of additional tenders. Scenario 2 is set forth solely to illustrate the impact of the tender of substantially more shares than anticipated by PKS. PKS does not believe that a tender of 5,000,000 shares is likely.
(3) The PKS Board of Directors preliminarily approved a plan to make a tax-free distribution of its entire ownership interest in MFS to the holders of Class D Stock at a special meeting on June 9, 1995. The operating results of MFS have been classified as a single line item on the statements of earnings for all periods presented. PKS' proportionate share of the net assets of MFS at June 30, 1995 of $447 million has been reported separately on the balance sheet.
(4) In October 1993, the Group acquired 35% of the outstanding shares of C-TEC Corporation that have 57% of the available voting rights. In December 1994, the Group increased its ownership in C-TEC to 49% and 58% of the outstanding shares and voting rights, respectively. In January 1994, MFS issued $500 million of 9.375% Senior Discount Notes.
(5) In 1993, through two public offerings, the Group sold 29% of the common stock of MFS, resulting in a $137 million after-tax gain. In 1994, additional MFS stock transactions resulted in a $35 million after-tax gain to the Group and reduced its ownership in MFS to 67%.
(6) On May 5, 1995, the U.S. government and a subsidiary of the Group entered into a settlement agreement with respect to the Whitney Benefits litigation. In settlement of all claims, the Group received $135 million on June 2, 1995 which it recognized as income.
(7) Fully diluted earnings per share have not been presented because it is not materially different from primary earnings per share.
(8) Pursuant to the Certificate of Incorporation, the stock price and formula value calculations are computed annually at the end of the fiscal year, except that adjustments to the stock price to reflect dividends are made at the time such dividends are declared.
(9) Unless Class D Stock becomes Publicly Traded, PKS is generally committed to purchase all Class D Stock at the amount determined, in accordance with the Certificate of Incorporation, when put to PKS by a stockholder. The aggregate redemption value of the Class D Stock at June 30, 1995 was $1.3 billion.

  See "Selected Historical and Pro Forma Financial Data of Kiewit Diversified
                        Group" for further information.

                      SUMMARY CONSOLIDATED FINANCIAL DATA
                      OF MFS COMMUNICATIONS COMPANY, INC.
    The development and acquisition by MFS of its networks and services during the periods reflected below materially affect the comparability of that data from one period to another. The following selected consolidated financial data should be read in conjunction with the Consolidated Financial Statements of MFS and the notes thereto, incorporated by reference herein. No cash dividends were paid in any of the periods presented below.

                                                                                  FISCAL YEAR ENDED              SIX MONTHS
                                                                        -------------------------------------      ENDED
                                                                           1992         1993       1994 (1)    JUNE 30, 1995
                                                                        -----------  -----------  -----------  --------------
                                                                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
  Revenue:
  Telecommunications services.........................................     $ 47,585     $ 70,048    $ 228,707      $220,867
  Network systems integration.........................................       61,122       71,063       58,040        37,478
                                                                        -----------  -----------  -----------  --------------
    Total.............................................................      108,707      141,111      286,747       258,345
Costs and expenses:
  Operating expenses..................................................       76,667      102,905      273,431       259,017
  Depreciation and amortization.......................................       20,544       34,670       73,869        60,721
  General and administrative expenses.................................       23,267       34,989       75,576        53,724
                                                                        -----------  -----------  -----------  --------------
    Total.............................................................      120,478      172,564      422,876       373,462
                                                                        -----------  -----------  -----------  --------------
Loss from operations..................................................      (11,771)     (31,453)    (136,129)     (115,117)
Other income (expense) net............................................         (792)       8,464      (17,175)      (13,419)
                                                                        -----------  -----------  -----------  --------------
Loss before income taxes..............................................      (12,563)     (22,989)    (153,304)     (128,536)
Income tax benefit (expense)..........................................         (566)       7,220        2,103          (200)
                                                                        -----------  -----------  -----------  --------------
  Net loss............................................................     $(13,129)    $(15,769)   $(151,201)    $(128,736)
                                                                        -----------  -----------  -----------  --------------
                                                                        -----------  -----------  -----------  --------------
Loss per share (2) ...................................................      $(0.30)      $(0.30)      $(2.42)         $(2.00)
                                                                        -----------  -----------  -----------  --------------
                                                                        -----------  -----------  -----------  --------------
Number of shares (2)..................................................   44,085,000   52,882,000   62,437,000    64,423,000
                                                                        -----------  -----------  -----------  --------------
                                                                        -----------  -----------  -----------  --------------
Ratio of earnings to combined fixed charges and preferred stock
 dividends (3)........................................................      --           --           --            --

OTHER DATA:
  EBITDA (4)..........................................................     $  8,773     $  3,217    $ (62,260)   $  (54,396)
  Net cash provided by (used in) operating activities.................       28,741       32,946      (10,422)      (66,833)
  Capital expenditures, including acquisitions of businesses, net of
   cash acquired......................................................      110,171      128,651      576,711       264,293

STATISTICAL DATA (5):
  Circuits in service (6).............................................      589,130      947,391    1,713,430     2,241,601
  Buildings connected.................................................        1,101        1,583        2,754         3,698
  Route miles (7).....................................................          858        1,298        2,405         2,702
  Fiber miles (8).....................................................       38,595       62,154      107,919       136,060
  Switches............................................................      --                 1           12            12

BALANCE SHEET DATA:
  Networks and equipment..............................................     $243,243     $370,334   $  787,453    $1,055,581
  Total assets........................................................      363,299      906,937    1,584,546     1,826,833
  Long-term debt, less current portion................................          169          143      548,333       596,958
  Stockholders' equity................................................      298,516      811,105      770,103       963,466

- ------------------------------
(1) Reflects the acquisition of Centex Telemanagement, Inc. as of May 18, 1994, Cylix Communications Corporation as of November 1, 1994 and RealCom Office Communications, Inc. as of November 14, 1994.
(2) See Note 2 to the Consolidated Financial Statements, which describes the calculation of loss per share.
(3) For each of the three years ended December 31, 1994 and for the six months ended June 30, 1995, earnings were insufficient to cover fixed charges during the periods shown by the amount of loss before income taxes of $12,563,000, $22,989,000, $153,304,000 and $128,536,000, respectively.
(4) EBITDA consists of earnings (loss) before interest, income taxes, depreciation and amortization. EBITDA is commonly used in the communications industry to analyze companies on the basis of operating performance, leverage and liquidity. EBITDA is not intended to represent operating results or cash flows as determined by generally accepted accounting principles. See Consolidated Statements of Cash Flows.
(5) Information presented as of the end of the period indicated and derived from non-financial records prepared by MFS which are not audited.
(6)  All circuits have been expressed as voice grade equivalent circuits.
(7) Route miles refers to the number of miles of the telecommunications path in which the fiber optic cables are installed.
(8) Fiber miles refers to the number of route miles installed (excluding pending installations) along a telecommunications path multiplied by the number of fibers along that path.

                                  RISK FACTORS

    Participation in the Exchange Offer by a holder of Exchangeable Securities is voluntary. Before tendering Exchangeable Securities for Offered Stock, a holder of Exchangeable Securities should carefully consider the risks and benefits of participation in the Exchange Offer, including consideration of the consequences of a decision not to participate in the Exchange Offer, an assessment of the investment characteristics of the Exchangeable Securities held by such holder, on the one hand, and the Offered Stock and the Spin-off Stock, on the other, and consideration of the other information contained or incorporated by reference in this Prospectus. Several of such factors are also relevant to the assessment by holders of Class D Stock of the consequences of the Spin-off.

                  RISK FACTORS RELATING TO THE EXCHANGE OFFER,
                        THE SPIN-OFF AND PKS SECURITIES

CERTAIN CONSEQUENCES OF DECISION NOT TO EXCHANGE


    If the Spin-off occurs, each holder of record of shares of Class D Stock as of the Spin-off Date would retain such stock and would receive in addition MFS Common Stock and MFS Preferred Stock. PKS expects that, at the time of the Spin-off, the market price of the MFS Common Stock distributed in respect of each share of Class D Stock will be substantially in excess of the value then attributable to MFS in the determination of the Class D Per Share Price in accordance with the PKS Certificate of Incorporation. For example, assuming in two alternative scenarios that (i) 3,000,000 shares and (ii) 5,000,000 shares of Exchangeable Stock, and in each case all of the Exchangeable Debentures, are exchanged in the Exchange Offer, the market price of the estimated number of shares of MFS Common Stock to be distributed per share of Class D Stock (based on the last reported sale price of the MFS Common Stock on the Nasdaq National Market as of August 24, 1995) would be $80.54 and $77.81, respectively, compared to the respective estimated values of approximately $19.25 and $18.50 that would be attributable to MFS under such scenarios for purposes of determining the Class D Per Share Price. See the tables under "Overview -- The Spin-off." Accordingly, although there is no assurance as to the market price of the MFS Common Stock at the Spin-off Date, the sum of (i) the market value of the MFS Common Stock distributed to a holder of Class D Stock plus (ii) the redemption value of the MFS Preferred Stock distributed to a holder of Class D Stock plus
(iii) the aggregate Class D Per Share Price of such holder's shares of Class D Stock after giving effect to the Spin-off is expected to be substantially in excess of the aggregate Class D Per Share Price of such holder's shares of Class D Stock before giving effect to the Spin-off. See "Overview -- The Spin-Off." This represents a one-time benefit that holders of Exchangeable Stock who participate in the Exchange Offer will receive in respect of the Class D Stock issued to them in the Exchange Offer. Holders of Exchangeable Stock who do not exchange such stock pursuant to the Exchange Offer will not receive this anticipated benefit with respect to Exchangeable Stock held by them.


    A holder of Exchangeable Debentures who participates in the Exchange Offer would receive on the exchange of such Exchangeable Debentures the same number and classes of PKS stock that the holder would later be entitled to receive upon conversion of such Exchangeable Debentures in accordance with their stated conversion terms. A holder of Exchangeable Debentures who does not participate in the Exchange Offer would not have an opportunity to receive such PKS stock until the scheduled conversion period provided for in the holder's Exchangeable Debentures. Further, PKS will not retain any MFS Common Stock or MFS Preferred Stock after the Spin-off, and therefore would not be able to distribute any MFS Common Stock or MFS Preferred Stock upon a subsequent conversion of such Exchangeable Debentures during their scheduled conversion period. The PKS Board of Directors has not made any provision for any other adjustment to the Exchangeable Debentures to reflect the Spin-off. In addition, the formula value of the stock receivable in exchange for each Exchangeable Debenture will be substantially greater than the face amount of the Exchangeable

Debenture,  which  a  holder  would  not  otherwise  receive  until  the   tenth
anniversary of the date of the issuance of such Exchangeable Debenture. Accordingly, tender of Exchangeable Debentures in the Exchange Offer will most likely result in receipt of the greatest value by the debentureholder.

CERTAIN INVESTMENT CHARACTERISTICS OF EXCHANGEABLE STOCK AND CLASS D STOCK

    EXCHANGEABLE STOCK. Among the investment characteristics of the Class B Stock and the Class C Stock that should be considered are the holder's assessment of (i) the potential for continued dividend income from such stock, and the potential for continued growth and the risk of a decline in the Class B&C Per Share Price of such stock, all of which are dependent on the business prospects for the Construction & Mining Group and (ii) the terms of the Class B Stock and Class C Stock described under "Description of Securities -- PKS Stock."

    CLASS D STOCK. Among the investment characteristics of the Class D Stock that should be considered are (i) the limited history of dividends on such stock, (ii) the potential for future dividends on the Class D Stock, which is dependent on the business prospects for the Diversified Group, and the fact that the PKS Board of Directors announced in August 1993 that, in light of heavy capital commitments, PKS did not intend to pay dividends on the Class D Stock in the foreseeable future, (iii) the potential for growth and the risk of decline in the Class D Per Share Price of such stock, which are dependent on the business prospects for the Diversified Group, (iv) the possibility that the annual changes in the Class D Formula Value, on which the Class D Per Share Price is based, may be less readily predictable than the annual changes in the Class B&C Formula Value, on which the Class B&C Per Share Price is based, in view of the diverse and generally less mature businesses that comprise the Diversified Group as compared to the Construction & Mining Group and (v) the terms of the Class D Stock described under "Description of Securities -- PKS
Stock." In addition, holders of Exchangeable Stock should consider the anticipated risks and benefits of the Spin-off for the holders of the Class D Stock in the context of all the other factors discussed in this "Risk Factors" section, including all of the special considerations associated with ownership of MFS securities discussed below under "Risk Factors Relating to MFS" and under "Description of Securities -- MFS Common Stock" and "-- MFS Preferred Stock."

COMPANY POLICY ON FUTURE SALES OF CLASS C STOCK

    PKS offers Class C Stock for sale to employees annually. The PKS Board and management select the employees to whom Class C Stock is to be offered and determine the number of shares to be offered to each such employee based on consideration of a wide range of factors, including the employee's effort and relative contribution to PKS's economic performance; the employee's level of responsibility; the potential displayed by the employee; the employee's length of service; and the amount of Class C Stock presently owned by the employee.

    If an employee exercises his or her right under the PKS Certificate of Incorporation to sell Class C Stock back to PKS or to convert Class C Stock into Class D Stock during any year, the PKS Board and management generally consider such stock sales and conversions, in addition to the factors described above, in determining whether to offer Class C Stock to the employee in the following year, and if Class C Stock is offered to such employee, the amount of Class C Stock so offered. Although the sale or conversion of Class C Stock is not the only factor taken into account in those cases, PKS generally has declined to sell Class C Stock to an employee in the year following a year in which the employee has sold Class C Stock or converted Class C Stock into Class D Stock.

    The PKS Board and management expect to use similar criteria in determining the employees to whom Class C Stock is offered, and the number of shares of Class C Stock offered to each such employee, in 1996. Accordingly, PKS expects that the PKS Board and management generally will not offer Class C Stock for sale in 1996 to a holder of Class C Stock who has exchanged Class C Stock for Class D Stock pursuant to the Exchange Offer.

NO INTENTION TO REPLACE EXCHANGED CLASS B STOCK OR CLASS C STOCK THROUGH FUTURE OFFERINGS

    PKS will not change the criteria by which it offers Class C Stock under PKS's stock ownership program for the purpose of enabling persons who tender Exchangeable Stock in the Exchange Offer to restore the level of their holdings of such stock through future purchases.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE EXCHANGE OFFER


    If the exchange of Offered Stock for Exchangeable Stock in the Exchange Offer constitutes, for United States federal income tax purposes, a "recapitalization" within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), then, among other things, no gain or loss will be recognized by a holder of Exchangeable Stock who elects to participate in the Exchange Offer upon the exchange of Offered Stock for Exchangeable Stock. PKS has been advised by Sutherland, Asbill & Brennan, its regular outside tax counsel, that, although the issue is not free from doubt, in the opinion of such counsel, the exchange of Offered Stock for Exchangeable Stock in the Exchange Offer should constitute, for United States federal income tax purposes, a recapitalization within the meaning of section 368(a)(1)(E) of the Code. Accordingly, the exchange of Offered Stock for Exchangeable Stock should be tax-free to participating holders from a United States federal income tax perspective, although there is an element of uncertainty regarding the federal income tax consequences of such exchange. In the event the Exchange Offer is a taxable transaction for United States federal income tax purposes (an outcome the management of PKS believes is unlikely), then participating holders would recognize gain or loss on the exchange of Offered Stock for Exchangeable Stock. See "The Exchange Offer -- Certain United States Federal Income Tax Considerations Relating to the Exchange Offer."


TRANSFER FROM CONSTRUCTION & MINING GROUP

    Whenever Class B Stock or Class C Stock is converted into Class D Stock, it has been PKS's practice (although the terms of the PKS Certificate of Incorporation do not require that it do so) to transfer funds from the Construction & Mining Group to the Diversified Group, in an amount equal to the aggregate Class B&C Per Share Price of the Class B Stock and Class C Stock so converted, in order that the conversion will not have the effect of diluting the Class D Formula Value. PKS will take the same action with respect to Exchangeable Stock exchanged for Class D Stock in the Exchange Offer. Thus, the more Exchangeable Stock that is exchanged, the greater the funds that will be transferred from the Construction & Mining Group to the Diversified Group. For example, if 3,000,000 shares of Class B Stock and Class C Stock were exchanged for Class D Stock pursuant to the Exchange Offer, PKS would transfer $75,300,000 from the Construction & Mining Group to the Diversified Group; if 5,000,000 shares of Class B Stock and Class C Stock were exchanged for Class D Stock pursuant to the Exchange Offer, PKS would transfer $125,500,000 from the Construction & Mining Group to the Diversified Group. Such transfer may have a negative impact on the liquidity of the Construction & Mining Group. PKS expects that the Construction & Mining Group will have sufficient funds, either from cash on hand or cash flow from operations, to make any such transfer. If, however, more shares of Class B Stock and Class C Stock were tendered for Class D Stock than currently anticipated, such funds might not to be sufficient to fund all of such transfers, and the Diversified Group might defer receipt of such transfer on a short-term, interest-bearing basis. However, the PKS Board does not intend to cause the Diversified Group to provide any such deferral on a long-term basis. If the Construction & Mining Group is unable to fund all such transfers within a short period after the Spin-off, PKS intends to cause the Construction & Mining Group to borrow from third parties the funds necessary to make such transfers. PKS does not foresee any circumstance under which those transfers would not ultimately be made. In any event, PKS has reserved the right to impose a limit on the amount of Exchangeable Stock that may be exchanged in the Exchange Offer, and the liquidity of the Construction & Mining Group is one factor the PKS Board of Directors would consider in determining whether such a limit were appropriate. See "The Exchange Offer -- Terms of the Exchange Offer."

BUSINESSES OF CONSTRUCTION & MINING GROUP

    The Exchange Offer and the Spin-off will not affect the businesses of the Construction & Mining Group, except to the extent such businesses may be affected by the funds transfer described above under "Transfer from Construction & Mining Group." Moreover, as a result of the making of such transfer, the Exchange Offer and the Spin-off will have no effect on the Class C Per Share Price. Accordingly, holders of Exchangeable Securities (other than Class D Debentures) who elect not to participate in the Exchange Offer will retain an indirect interest in the Construction & Mining Group, and the prospects for future appreciation, or the risk of a decline, in the Class C Per Share Price will depend upon the success of the construction and mining businesses in which the Construction & Mining Group currently engages and chooses to engage in the future.

    The risks associated with the businesses of the Construction & Mining Group include all of the risks attendant to any construction business, including the impact on the construction industry of changes in national and regional economies, the cyclical nature of the construction business, the risk of bankruptcy of, or non-payment by, owners, the risk of cost overruns and job losses on particular projects, risks associated with increasing competition in the construction business, the risks of foreign construction operations, and the costs and restraints imposed upon operations by regulatory requirements.

EFFECT OF SPIN-OFF ON CLASS D PER SHARE PRICE; VALUE OF SPIN-OFF STOCK DEPENDENT ON MARKET

    Because approximately one-third of the current Class D Per Share Price of $60.25 is attributable to MFS, the Class D Per Share Price will be significantly reduced when the Spin-off is consummated. See "Overview -- The Spin-off." The amount of such reduction will depend upon the number of Exchangeable Securities exchanged in the Exchange Offer. For example, assuming in two alternative scenarios that (i) 3,000,000 shares and (ii) 5,000,000 shares of Exchangeable Stock, and in each case all of the Exchangeable Debentures, are exchanged in the Exchange Offer, the estimated Class D Per Share Price after giving effect to the Spin-off would be $41.00 and $41.75, respectively. Accordingly, as a result of the Spin-off, the price at which holders of Class D Stock can thereafter sell such stock to PKS will be significantly reduced. Although there are no transfer restrictions on the Class D Stock, there is no established trading market for such stock, and there has been only limited trading activity in such stock. For the foreseeable future, there is no assurance that a holder of Class D Stock will be able to sell such stock otherwise than pursuant to PKS's repurchase obligation under the PKS Certificate of Incorporation. See "-- Effect of Class D Stock Becoming Publicly Traded," below.


    PKS will have no repurchase obligation with respect to the Spin-off Stock. The ability of a holder of MFS Common Stock to realize value upon a sale of such stock will be entirely dependent on the market for MFS Common Stock. The market price of MFS Common Stock has fluctuated significantly since MFS Common Stock began public trading in May 1993. Since the commencement of public trading, MFS Common Stock has traded as high as $57.75 per share (in the third quarter of 1993) and as low as $20.50 per share (in the second quarter of 1994); during the 52 week period preceding August 24, 1995, the high and low trading prices per share were $47.25 and $28.75, respectively. See "-- Risk Factors Relating to MFS" below for a discussion of certain factors that may affect the market price of MFS Common Stock. The MFS Preferred Stock is non-transferable for a period of six years from its date of issuance with limited exceptions. See "Description of Securities -- MFS Preferred Stock."


BUSINESSES OF DIVERSIFIED GROUP

    After the Spin-off is consummated, MFS will be independent of PKS rather than being part of the Diversified Group. Accordingly, the Class D Stock will no longer represent an indirect interest in the business of MFS, and the prospects for future appreciation in the Class D Per Share Price will depend on the remaining businesses of the Diversified Group and any other businesses the Diversified Group may choose to enter in the future, as well as on other factors that affect, and will continue to affect, such prospects.

    The Diversified Group currently engages in three principal businesses other than the businesses of MFS: coal mining, through KDG's wholly owned subsidiary Kiewit Coal Properties Inc. ("KCP"); independent power production, both through KDG's ownership of a significant minority interest in California Energy Company Inc. ("CECI") and through the project development and ownership activities of KDG's wholly owned subsidiary, Kiewit Energy Company ("KEC"); and the telecommunications business, through KDG's ownership of a controlling interest in C-TEC Corporation ("C-TEC"). See "Business" in the PKS Annual Report on Form 10-K for the year ended December 31, 1994 incorporated by reference in this Prospectus for a discussion of the Diversified Group's principal businesses.

    A holder of Exchangeable Securities should carefully consider the following matters relating to the principal businesses of the Diversified Group before deciding to tender Exchangeable Securities pursuant to the Exchange Offer. Such matters are also relevant to the assessment by holders of Class D Stock of the consequences of the Spin-off.

    DIVERSIFIED GROUP CASH FLOWS. The Diversified Group derives most of its operating cash flow from its coal mining business. During 1994, for example, the Diversified Group received $71 million, or substantially all, of its after-tax net operating cash flow from its coal mining operations. Although that business currently produces substantial cash flow, those cash flows will decline substantially over the next few years. For example, after-tax net operating cash flow from coal sales under long-term purchase contracts, which was approximately $55 million in 1994, is expected to decline to approximately $39 million by 1998 and to approximately $10 million by 2002, and will decline further thereafter. These decreases are primarily due to a decrease in amounts of coal required to be purchased under those contracts. Both CECI and C-TEC reinvest substantially all of their operating cash flows, and neither CECI nor C-TEC is expected to pay dividends to KDG in the foreseeable future. As a result, the ability of the Diversified Group to fund future business opportunities will depend, in part, upon its ability to invest its currently available cash and the remaining coal mining cash flows in businesses that will be able to generate cash from operations.

    PROJECT DEVELOPMENT BUSINESSES. CECI and KEC, through its international power project development joint venture with CECI, are actively engaged in the business of developing, constructing, owning and operating new power projects. These development activities can require substantial expenditures before a project is determined to be feasible, economically attractive or capable of being financed. The future growth of CECI's and KEC's businesses depends on the success of such developmental endeavors, and there can be no assurance that development efforts on any particular project, or in general, will be successful.

    CECI OPERATING REVENUES. After the Spin-off, KEC's investment in CECI will represent approximately 19% of the Class D Formula Value. CECI currently depends on a series of contracts with a single customer, Southern California Edison ("SCE"), for substantially all of its operating revenues. The contract prices payable for energy supplied by CECI to SCE are fixed under those contracts for set periods (which periods end from 1997 to 2000 for CECI's principal contract), and are then based on SCE's published "avoided cost of energy." For example, for September 1994 the time period-weighted average of SCE's avoided cost of energy was 2.2 CENTS per kwh, compared to the time period-weighted average September 1994 selling prices for energy under CECI's contracts of approximately
10.9 CENTS per kwh. Thus, the revenues generated by each of CECI's facilities operating under its current contracts are likely to decline significantly after the expiration of the fixed-price period.

    LEVERAGE. Although KDG does not have substantial indebtedness, CECI and, to a lesser extent, C-TEC have higher levels of indebtedness. In particular, CECI has incurred substantial indebtedness, both at the corporate level and to finance development of power projects. In addition, KEC expects to use debt financing for a significant portion of the costs of the international power projects to be developed with CECI. Although debt financing may increase the equity returns to CECI, C-TEC and KEC from their activities, it may also increase the risk associated with those activities, and the abilities of those companies to grow in the future.

    COMPETITION. Each of KCP, CECI and C-TEC is subject to substantial competition in their separate areas of business. For example, KCP is subject to substantial competition from other producers of coal, and the end of certain long-term coal purchase arrangements will substantially increase the competitive pressures to which KCP is subject. Although most of CECI's power sales are the subject of long-term power purchase contracts, it is subject to substantial competition in obtaining new contracts and power project development opportunities, both in the U.S. and abroad. C-TEC is subject to increasing levels of competition in the rapidly changing and evolving sectors of the telecommunications industry in which it competes.

    REGULATION. Each of KCP, CECI and C-TEC is subject to varying degrees of federal, state, local and international regulation. KCP, for example, is subject to strict environmental regulation in its coal mining operations. CECI is also subject to environmental regulation in the operation of its power plants, as well as various regulatory schemes or governmental contracts that can affect the pricing and sales of electric power. C-TEC's businesses are subject to extensive federal, state and local regulations that have changed significantly in recent years and are likely to continue to change in the future. There can be no assurances that the Diversified Group's businesses will not be adversely impacted by the costs of complying with current regulations or by future regulatory changes.

    INTERNATIONAL OPERATIONS. Both CECI and C-TEC have significant international operations. CECI's primary project development focus is on projects located in the Philippines and Indonesia.
C-TEC recently acquired a 40% interest in Megacable, Mexico's second largest cable television company. In addition, KEC's primary business focus is its joint venture with CECI for the development of international power projects. International operations and investments can be subject to factors that do not affect domestic operations, including foreign political and economic developments, currency exchange risks, currency repatriation risks, foreign tax concerns, political instability, expropriation and uncertainty surrounding domestic and foreign laws and policies affecting foreign investments. In addition, the Diversified Group's international operations are concentrated in a few countries (the Philippines, Indonesia and Mexico). Adverse economic and political developments in these countries could disproportionately affect the businesses of the Diversified Group.

    MANAGEMENT. The Diversified Group has placed a substantial emphasis on the abilities of key managers in making its investments in CECI and C-TEC. The loss of one or more of the key managers of those businesses could have a significant effect on those businesses and on the performance of the Diversified Group as a whole.

    CECI MINORITY INTEREST. KCP is the sole owner of, or the managing partner of, its coal mining operations, and KDG holds a controlling interest in C-TEC. KDG, however, holds only a minority share, albeit a significant one, in CECI, and has the right to elect only three of the fourteen members of CECI's board of directors. CECI is the managing partner of the independent power development joint venture between KEC and CECI. As a result of these factors, KDG may have less control over its independent power production businesses than it has over its other Diversified Group businesses.

EFFECTS OF THE EXCHANGE OFFER AND THE SPIN-OFF ON LOANS SECURED BY PKS STOCK
    The MFS Common Stock, unlike PKS stock, constitutes "margin stock" within the meaning of various Federal Reserve regulations restricting the amount of credit that a lender may extend in connection with the purchase or carrying of margin stock where the loan is, or under such regulations is deemed to be, secured directly or indirectly by margin stock. Such regulations also impose certain procedural requirements in connection with such loans.

    In addition, a lender that has extended credit secured by PKS stock, in making decisions as to how much credit to extend against the collateral held by such lender, may assign a different loan-to-value ratio to the Class D Stock as compared to the Class B Stock and Class C Stock. A lender may also assign a different loan-to-value ratio to the Class D Stock and the Spin-off Stock after the Spin-off as compared to the loan-to-value ratio assigned to the Class D Stock before the Spin-off. Further, the Class D Per Share Price may be less readily predictable than the Class B&C Per Share Price has historically been, and the market value of the MFS Common Stock is expected to be more volatile than the Class D Per Share Price has historically been. A decline in the Class D Per Share Price of Class D Stock pledged to a lender or a decline in the value of MFS Common Stock pledged to a lender could result in the lender requiring that the borrower pledge additional collateral.

    If Exchangeable Securities being exchanged pursuant to the Exchange Offer are pledged to a lender, Offered Stock received in exchange for such Exchangeable Securities is probably also subject to the pledge under the terms of the loan documentation between the securityholder and the lender. In addition, if Class D Stock (including Class D Stock received in exchange for Exchangeable Securities in the Exchange Offer) is pledged to a lender, some or all of the Spin-off Stock received in the Spin-off is probably also subject to the pledge. As a result, a securityholder may be required to deliver Offered Stock received in exchange for Exchangeable Securities in the Exchange Offer and Spin-off Stock received in the Spin-off to such securityholder's lender upon receipt of that stock.

    IN LIGHT OF THE FOREGOING, PERSONS WHO HAVE PLEDGED EXCHANGEABLE SECURITIES TO A LENDER AND WHO ARE CONSIDERING PARTICIPATION IN THE EXCHANGE OFFER, OR WHO HAVE PLEDGED CLASS D STOCK TO A LENDER, SHOULD CONSULT WITH THE LENDER AS TO THE EFFECT OF THE EXCHANGE OFFER AND THE SPIN-OFF ON THEIR LOAN ARRANGEMENTS.

EFFECT OF CLASS D STOCK BECOMING PUBLICLY TRADED
    Under the PKS Certificate of Incorporation, the right of the holders of Class D Stock to require PKS to repurchase such stock terminates when the Class D Stock becomes Publicly Traded. In that event, the ability of a holder of Class D Stock to realize value upon a sale of such stock will be entirely dependent on whatever market then exists for the Class D Stock. Moreover, the PKS Certificate of Incorporation provides that, after the Class D Stock is Publicly Traded, any subsequent conversion of Class C Stock into Class D Stock would be based upon the market value of the Class D Stock, rather than the Class D Per Share Price. Accordingly, holders making such conversions would not be able to derive any actual or potential benefit from the excess, if any, of the market value of the Class D Stock over the Class D Per Share Price, or any excess of the market value of the businesses comprising the Diversified Group over the value assigned to the assets of the Diversified Group under the PKS Certificate of Incorporation for purposes of the determination of the Class D Per Share Price. Further, as noted above, the right of a holder of Class D Stock to convert such stock to Class C Stock in connection with an offering of Class C Stock would terminate if the Class D Stock became Publicly Traded. Even if the Class D Stock did become Publicly Traded, there is no assurance that an efficient trading market for the Class D Stock would develop. Further, the market price of the Class D Stock is expected to be more volatile than the Class D Per Share Price has historically been.

    The PKS Board of Directors has considered and will in the future again consider the feasibility and desirability of listing the Class D Stock on a national securities exchange, on the Nasdaq National Market or in the over-the-counter market or taking other action to facilitate the Public Trading of the Class D Stock. If the Class D Stock were to become Publicly Traded, the current aggregation of businesses that constitute the Diversified Group and certain characteristics of the capital structure of the Company might result in a public market valuation of the Class D Stock that was lower than the intrinsic value of the underlying Diversified Group businesses, even if such market valuation were higher than the Class D Formula Value. Specifically, the fact that the capital structure of the Company uses different classes of stock to reflect the performance of the two Groups of the Company, and the fact that the voting characteristics of the Class C Stock, which will continue to be owned only by employees of the Company, give the Class C Stock a significant measure of voting control over the Company, could cause an undervaluation of the Class D Stock by the investing public. The PKS Board would take these factors into account in making a decision regarding facilitation of Public Trading of the Class D Stock. In addition, the PKS Board would take into account the desirability of reducing the Company's repurchase obligations with respect to its capital stock, the feasibility of raising capital by issuing Class D Stock in public offerings or private placements, and any improvements of the earnings of and the general level of maturation of the newer Diversified Group businesses. Moreover, the ability to provide for the listing of the Class D Stock on a securities exchange, the Nasdaq National Market or in the over-the-counter market will be subject to the laws, regulations and listing eligibility criteria in effect from time to time.

                          RISK FACTORS RELATING TO MFS

OPERATING LOSSES

    The development of MFS's businesses and the installation and expansion of its networks require significant expenditures, a substantial portion of which is incurred before the realization of revenues. These expenditures, together with the associated early operating expenses, result in negative cash flow until an adequate customer base is established. MFS reported loss from operations of approximately $11.8 million, $31.5 million and $136.1 million for the three years ended December 31, 1992, 1993 and 1994, respectively, and $115.1 million for the six months ended June 30, 1995. Although its revenues have increased substantially in each of the last three years, MFS has incurred significant increases in expenses associated with the development and expansion of its fiber optic networks, services and customer base. There can be no assurance that MFS will achieve or sustain profitability in the future.

SIGNIFICANT CAPITAL REQUIREMENTS

    Expansion of MFS's existing networks and services and the development of new networks and services require significant capital expenditures. MFS expects to fund additional capital requirements through existing resources, internally generated funds and additional debt or equity financing as appropriate. There can be no assurance, however, that MFS will be successful in producing sufficient cash flow or raising sufficient debt or equity capital on terms that it will consider acceptable. Sales of substantial numbers of shares of MFS Common Stock in the public market in the future could impair MFS's ability to raise additional capital through the sale of its equity securities. Failure to generate sufficient funds may require MFS to delay or abandon some of its future expansion or expenditures, which could have a material adverse effect on its growth.

COMPETITION

    DOMESTIC TELECOMMUNICATIONS SERVICES. In each of its markets, MFS faces significant competition from the local exchange carriers (the "LECs"), which currently dominate their local telecommunications markets. In addition, MFS faces competition in the provision of certain of its services from other competitive access providers ("CAPs"), long distance companies, cable TV companies, equipment vendors and others. A continuing trend toward business combinations and alliances in the telecommunications industry may create significant new competitors to MFS.

    INTERNATIONAL TELECOMMUNICATIONS SERVICES. MFS faces competition in the provision of its international services from many service providers including, among others, AT&T Corporation, MCI Communications Corporation, Sprint
Corporation, British Telecommunications PLC and government-owned telephone companies that retain monopoly status for certain services in certain European countries.

    NETWORK SYSTEMS INTEGRATION. MFS Network Technologies' primary network systems integration competitors are the Bell Operating Companies (the "BOCs"), long distance carriers, equipment manufacturers and major independent telephone companies. In certain circumstances, MFS Network Technologies may also compete with regional and local systems integration and construction firms for integration and installation projects. In the automatic vehicle identification market, MFS Network Technologies competes with specific manufacturers and several of the aerospace defense contractors that have indicated an intention to shift to commercial markets.

    UNPREDICTABLE COMPETITIVE ENVIRONMENT. Given the increasing incidence of legal and regulatory initiatives, which affect future competition both in the United States and internationally, MFS is unable to predict the nature of such future competition with any precision. Changes to existing laws and regulation could enhance the ability of certain service providers to compete with MFS, and could create new competitors to MFS services. In addition, many of MFS's existing and potential competitors have financial, personnel and other resources significantly greater than those of MFS.

REGULATION

    MFS is subject to varying degrees of federal, state, local and international regulation. MFS is not currently subject to price cap or rate of return regulation, nor is it currently required to obtain U.S. Federal Communications Commission (the "FCC") authorization for installation or operation of its network facilities used for domestic services. FCC approval is required, however for the installation and operation of its international facilities and services. The FCC has determined that nondominant carriers, such as MFS, are required to file interstate tariffs on an ongoing basis. Challenges to these tariffs by third parties may cause MFS to incur substantial legal and administrative expenses. MFS's subsidiaries that provide intrastate service are generally subject to certification and tariff filing requirements by state regulators. In addition, MFS is subject to varying degrees of regulation in the foreign jurisdictions in which it conducts operations. Although the trend in federal, state and international regulation appears to favor increased competition, no assurance can be given that changes in current or future regulations adopted by the FCC, state or foreign regulators or legislative initiatives in the United States and abroad would not have a material adverse effect on MFS.

RISKS OF EXPANSION AND IMPLEMENTATION

    MFS is engaged in the expansion and development of its networks and services. MFS expects such expansion and development to accelerate in the near future. The expansion and development of its networks will depend on, among other things, its ability to assess markets, design fiber optic network backbone routes, install facilities and obtain rights-of-way, building access and any required government authorizations and/or permits and the outcome of certain state and federal regulatory actions and legislative initiatives which affect MFS's ability to offer economically viable services, all in a timely manner, at reasonable costs and on satisfactory terms and conditions. As a result, there can be no assurance that MFS will be able to expand its existing networks or install or acquire new networks. If MFS is not able to expand its networks or install new networks, there will be a material adverse effect on its growth.

    Foreign operations or investment may be adversely affected by local political and economic developments, exchange controls, currency fluctuations, royalty and tax increases, retroactive tax claims, expropriation, import and export regulations and other foreign laws or policies as well as by laws and policies of the United States affecting foreign trade, taxation and investment. In addition, in the event of a dispute arising from foreign operations, MFS may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdiction of courts in the United States. MFS may also be hindered or prevented from enforcing its rights with respect to a governmental instrumentality because of the doctrine of sovereign immunity.

RAPID TECHNOLOGICAL CHANGES

    The telecommunications industry is subject to rapid and significant changes in technology. While MFS believes that, for the foreseeable future, these changes will neither materially affect the continued use of fiber optic cable nor materially hinder its ability to acquire necessary technologies, the effect of technological changes, including changes relating to emerging wireline and wireless transmission technologies, on the businesses of MFS cannot be predicted.

DEPENDENCE ON KEY PERSONNEL

    MFS's businesses are managed by a small number of key executive officers, particularly Mr. James Q. Crowe, Chairman of the Board of Directors and Chief Executive Officer of MFS, and Mr. Royce J. Holland, President, Chief Operating Officer and a Director of MFS, the loss of certain of whom could have a material adverse effect on MFS. MFS believes that its future success will depend in large part on its continued ability to attract and retain highly skilled and qualified personnel. MFS does not have any employment or non-competition agreements with any of its key executive officers.

POTENTIAL EFFECT OF SPIN-OFF ON MARKET FOR MFS COMMON STOCK

    In the event the Spin-off is consummated, PKS will distribute all of the shares of MFS Common Stock and MFS Preferred Stock then owned by it to the holders of Class D Stock. Such shares of MFS

Common Stock are expected to constitute approximately 65% of the outstanding shares of MFS Common Stock, after giving effect to the MFS Recapitalization. The persons who are members of the boards of directors of PKS and MFS (other than one director of PKS who became a director in June 1995), and who are holders of Class D Stock, have entered into agreements with MFS restricting their right to resell any shares of MFS Common Stock received by them as a result of the Spin-off (including MFS Common Stock received upon conversion of MFS Preferred Stock received by them) until May 24, 1997, with certain limited exceptions; provided, however, that each such person may sell up to 50,000 of such shares on or after May 24, 1996. Based upon the number of shares of PKS stock held by such persons, an aggregate of approximately 9,200,000 shares of MFS Common Stock or, approximately 15% of the total number of shares of MFS Common Stock expected to be outstanding at the time of the Spin-off, will be subject to such agreements. See "Certain Transactions -- Agreements Regarding Restrictions on Transfer of Spin-off Stock." Nonetheless, after the Spin-off a substantial number of shares of MFS Common Stock will become available for future sale in the public markets. In addition, since MFS has issued, and may continue to issue, shares of MFS Common Stock in connection with financing, employee benefit plans, acquisitions or otherwise, it is possible that the number of outstanding shares of MFS Common Stock available for sale in the future could increase significantly. Sales of substantial numbers of such shares in the public market in the future could adversely affect the market price of the MFS Common Stock and could impair MFS's ability to raise additional capital through the sale of its equity securities.


VARIABILITY OF QUARTERLY OPERATING RESULTS; VOLATILITY

    As a result of the significant expenses associated with the expansion and development of its networks and services, MFS anticipates that its operating results could vary significantly from period to period and such variability could adversely affect MFS's results of operations. In addition, MFS's network systems integration revenues are and generally will continue to be dependent upon a small number of large projects. Accordingly, these revenues are likely to vary significantly from period to period, and such variability could adversely affect MFS's results of operations. In addition, the market prices of securities of growth companies similar to MFS have historically been highly volatile. Future announcements concerning MFS or its competitors, including quarterly results, technological innovations, services or government legislation or regulation, may have a significant effect on the market price of the MFS Common Stock.

DIVIDEND PAYMENTS; LIQUIDATION

    MFS has never paid a cash dividend on the MFS Common Stock and does not presently intend to do so for the forseeable future. In January 1994, MFS issued approximately $788 million aggregate principal amount of Senior Discount Notes (the "Senior Discount Notes") pursuant to an Indenture between MFS and IBJ Schroder Bank & Trust Company, as Trustee (the "Indenture"). In the event of a liquidation of MFS, the holders of the Senior Discount Notes, together with all other creditors of MFS, will be entitled to be paid in full before any payments are made in respect of the MFS Preferred Stock. In addition, on May 23, 1995, MFS issued, in an underwritten public offering, 9,500,000 Depositary Shares, each representing a one one-hundredth interest in a share of Series A 8% Cumulative Convertible Preferred Stock, par value $.01 per share (the "DECS"). The DECS rank PARI PASSU with the MFS Preferred Stock as to any payment in the event of the liquidation of MFS, and the holders of the DECS are entitled to receive an aggregate of at least $318,250,000 plus all accrued and unpaid dividends on the DECS in the event of the liquidation of MFS. The Indenture and other debt agreements to which MFS is a party restrict MFS's ability to pay cash dividends. There is no assurance that other agreements similar to the Indenture and these other debt agreements which MFS may enter into in the future will not contain similar restrictions on payment of cash dividends. As a result, MFS does not anticipate that it will be permitted to pay cash dividends in the near future.

LIMITED TRANSFERABILITY OF MFS PREFERRED STOCK; IRREVOCABLE PROXY

    The shares of MFS Preferred Stock to be received by the holders of Class D Stock in the Spin-off cannot be sold or transferred without the consent of MFS for six years from the date of issuance, except under certain limited
circumstances.   See  "Description  of  Securities   --  MFS  Preferred  Stock."

MFS does not intend to consent to any transfers that might have the effect of transferring a significant percentage of voting power to a third party. The holders of the MFS Preferred Stock and the holders of MFS Common Stock will vote together as a single class except as otherwise required by law. Each share of MFS Preferred Stock has five (5) votes on all matters presented to the stockholders of MFS. KDG, however, has agreed to grant the Secretary and Assistant Secretary of MFS an irrevocable proxy to vote all of the shares of MFS Preferred Stock in proportion to the vote of the holders of MFS Common Stock on all matters (including, but not limited to, business combinations) other than the election of MFS directors and matters as to which the holders of MFS Preferred Stock vote as a separate class under Delaware corporation law. The irrevocable proxy will be binding on all recipients of MFS Preferred Stock in the Spin-off and, as a result, will limit the ability of the holders of shares of MFS Preferred Stock to influence MFS actions on all matters other than the election of directors. See "Description of Securities -- MFS Preferred Stock."

POTENTIAL ANTITAKEOVER EFFECT OF CERTAIN CHARTER AND BY-LAW PROVISIONS

    MFS has 905,000 shares of authorized and unissued preferred stock and in excess of 100,000,000 shares of authorized and unissued MFS Common Stock that could be issued to a third party selected by current management or used as the basis for a shareholders' rights plan, which could have the effect of deterring a potential acquirer. At a meeting on April 26, 1995 (the "April 26 MFS Board Meeting"), the MFS Board of Directors approved, and resolved to submit to the stockholders of MFS for approval at the MFS 1995 annual meeting of stockholders, an amendment to the MFS certificate of incorporation to increase the authorized number of shares of preferred stock of MFS from 1,000,000 to 25,000,000. The approval by the stockholders of MFS at the MFS 1995 annual meeting of the increase in the number of authorized shares of preferred stock was required in connection with the Spin-off. PKS voted all shares of MFS Common Stock owned or controlled by it for this proposal at the MFS 1995 annual meeting of stockholders. Accordingly, by virtue of PKS's indirect ownership of approximately 67% of the outstanding shares of MFS Common Stock at the time of the MFS 1995 annual meeting of stockholders, this proposal was adopted without the vote of any other stockholders of MFS.


    In addition, at the April 26 MFS Board Meeting, the MFS Board of Directors approved, and resolved to submit to the stockholders of MFS for approval at the MFS 1995 annual meeting of stockholders, certain other amendments to the MFS certificate of incorporation, which include proposals to: amend the MFS certificate of incorporation to divide the MFS Board of Directors into three classes, prohibit stockholders of MFS from taking action by written consent, require that special meetings of stockholders be called only by the board of directors or the chairman of the board of MFS and require the affirmative vote of at least 66 2/3% of the votes entitled to be cast thereon to adopt, repeal, alter, amend or rescind the by-laws of MFS. PKS agreed that, if the MFS
Recapitalization was approved by the non-PKS holders of MFS Common Stock as described herein, PKS would vote all of the shares of MFS Common Stock owned or controlled by it in favor of the proposed amendments, thus assuring their adoption. The MFS Recapitalization was approved, PKS voted all of the shares of MFS Common Stock owned or controlled by it in favor of the proposed amendments and such proposed amendments were adopted at the MFS 1995 annual meeting of stockholders held on August 24, 1995.



    In addition, at the April 26 MFS Board Meeting, the MFS Board of Directors approved certain amendments to the by-laws of MFS that prescribe specific procedural requirements for the nomination of directors and the introduction of business by a stockholder of record at an annual meeting of stockholders where such business is not specified in the notice of meeting or brought by or at the discretion of the MFS Board of Directors. The MFS Board of Directors also plans to consider, in the near future, the adoption of a shareholder rights plan. Notwithstanding the receipt of the requisite stockholder approval or further approval of the MFS Board of Directors, each of the foregoing amendments to the MFS certificate of incorporation and the by-laws of MFS, as well as any shareholder rights plan adopted by the MFS Board, will be implemented only upon consummation of the Spin-off.


    The ability of the MFS Board of Directors to establish the terms and provisions of different series of preferred stock, together with the other features of the MFS certificate of incorporation and the by-laws of MFS described above, could make more difficult or discourage the removal of MFS's management, which some or a majority of the MFS stockholders may believe to be beneficial, and could discourage or make more difficult or expensive, among other transactions, a merger involving MFS, or a tender offer, open market purchase program or other purchases of the capital stock of MFS in circumstances that would give MFS stockholders the opportunity to realize a premium on the sale of their MFS capital stock over the then-prevailing market prices, which some or a majority of such holders may deem to be in their best interests.

                                    OVERVIEW

THE EXCHANGE OFFER

    In the Exchange Offer, PKS is offering to exchange:

    (i) .416598 of a share of Class D Stock for each share of Class B Stock and each share of Class C Stock outstanding (including all shares of Class C Stock issued in exchange for Exchangeable Debentures pursuant to the Exchange Offer, as described herein);

    (ii) 24.75 shares of Class C Stock and 24.75 shares of Class D Stock for each $1,000 principal amount of the Company's outstanding 1990 Series Convertible Debentures due October 31, 2000 (each such share of Class C Stock will then be exchangeable for .416598 shares of Class D Stock pursuant to the Exchange Offer as described in clause (i) above);

    (iii) 22.98 shares of Class C Stock and 22.98 shares of Class D Stock for each $1,000 principal amount of the Company's outstanding 1991 Series Convertible Debentures due October 31, 2001 (each such share of Class C Stock will then be exchangeable for .416598 shares of Class D Stock pursuant to the Exchange Offer as described in clause (i) above); and

    (iv) 19.97 shares of Class D Stock for each $1,000 principal amount of the Company's 1993 Series Class D Convertible Debentures due October 31, 2003

(subject, in each case, to rounding conventions designed to eliminate fractional shares, as described herein).

    The Exchange Offer is being made on the terms and subject to the conditions described herein under "The Exchange Offer" and in the Letter of Transmittal. If the Exchange Offer is consummated, the Spin-off will be consummated promptly thereafter.

THE SPIN-OFF


    The Exchange Offer is being made in connection with a proposal by PKS to effect the Spin-off by making a dividend distribution to the holders of Class D Stock, including Class D Stock issuable in the Exchange Offer, of the Spin-off Stock, consisting of all of the 40,091,644 shares of MFS Common Stock and all of the 15,000,000 shares of MFS Preferred Stock to be held by PKS at the time of the Spin-off. MFS Common Stock distributed in the Spin-off will constitute the major portion of the Spin-off Stock in terms of value, while the MFS Preferred Stock will constitute a minor portion of the Spin-off Stock in terms of value. The MFS Common Stock is currently traded on the Nasdaq National Market under the symbol "MFST." On August 24, 1995 the last reported sale price of the MFS Common Stock as reported by the Nasdaq National Market was $45.50 per share. No holder of Class D Stock will be required to pay any cash or other consideration, to surrender or exchange shares of Class D Stock or any other security or to take any other action in order to receive the Spin-off Stock pursuant to the Spin-off.



    The Spin-off Stock will include the 40,062,658 shares of MFS Common Stock and the 15,000,000 shares of MFS Preferred Stock held by KDG after giving effect to the MFS Recapitalization, which stock will be distributed as a dividend by KDG to PKS immediately before the Spin-off. The Spin-off Stock will also include 28,986 shares of MFS Common Stock that PKS will purchase for $1,000,000 immediately after the dividend by KDG to PKS but prior to the Spin-off. The per share purchase price of approximately $34.50 for such transaction was based on the average trading price of the MFS Common Stock for the 30-day period preceding the date such price was agreed upon by the parties.

Such purchase will provide MFS additional cash for payment of the legal and other costs MFS has incurred or will incur in connection with the transactions described herein. In addition, the purchase by PKS of such stock will cause the Spin-off to constitute a "reorganization" for federal income tax purposes (and not only a tax-free spin-off). Treatment of the Spin-off as a reorganization will also qualify the receipt of, and transactions involving, the Spin-off Stock for tax-free treatment in certain non-federal jurisdictions in which holders of PKS stock reside.

    The Company currently expects that the Spin-off dividend will be declared as of, and paid to holders of Class D Stock of record as of, the day after the Expiration Date. See "The Spin-off -- Manner of Effecting the Distribution."

    The Company has received the Ruling from the IRS confirming that the Spin-off will be tax-free to the holders of Class D Stock for United States federal income tax purposes. See "The Spin-off -- Certain United States Federal Income Tax Considerations Relating to the Spin-off". The Spin-off will not be consummated unless the Ruling remains substantially in effect as of the Spin-off Date. See "The Spin-off -- Conditions to Spin-off; Right of PKS to Abandon, Defer or Modify the Spin-off."

    After the Spin-off, holders of Class D Stock will hold the Class D Stock held by them prior to the Spin-off, as well as the MFS Common Stock and MFS Preferred Stock received in the Spin-off. The actual number of shares of MFS Common Stock and MFS Preferred Stock distributed per share of Class D Stock will depend on the number of shares of Class D Stock issued pursuant to the Exchange Offer. Accordingly, PKS will not be able to determine precisely the number of shares of MFS Common Stock or the number of shares of MFS Preferred Stock that will be distributed per share of Class D Stock in connection with the Spin-off until the Expiration Date. The following table sets forth PKS's estimates of the number of shares of MFS Common Stock and MFS Preferred Stock to be distributed per share of Class D Stock, assuming that (i) all of the Exchangeable Debentures are exchanged for Offered Stock in the Exchange Offer and (ii) the stated number of shares of Exchangeable Stock are exchanged for Class D Stock in the Exchange
Offer:

  ASSUMED NUMBER       ESTIMATED NUMBER OF        ESTIMATED NUMBER OF
   OF SHARES OF       SHARES OF MFS COMMON      SHARES OF MFS PREFERRED
   EXCHANGEABLE       STOCK DISTRIBUTED PER      STOCK DISTRIBUTED PER
STOCK EXCHANGED(1)  SHARE OF CLASS D STOCK(2)  SHARE OF CLASS D STOCK(2)
- ------------------  -------------------------  -------------------------
    3,000,000                    1.77                       0.66
    5,000,000                    1.71                       0.64

- ------------------------
(1) The 3,000,000 share assumption reflects PKS's estimate of the number of shares of Exchangeable Stock likely to be tendered in the Exchange Offer, based upon the tender indications that PKS has received from members of the PKS Board of Directors and members of the KCG Board of Directors, and PKS's estimates of the likely number of additional tenders. The 5,000,000 share assumption is set forth solely to illustrate the impact of the tender of substantially more shares than anticipated by PKS. PKS does not believe that a tender of 5,000,000 shares is likely. The 3,000,000 figure represents 20.2%, and the 5,000,000 figure represents 33.7%, of the total number of shares of Class B Stock and Class C Stock outstanding at June 23, 1995.

(2) The estimate of the number of shares of MFS Common Stock and MFS Preferred Stock distributed per share of Class D Stock was determined by dividing the total number of each class of shares to be distributed by the sum of (i) the number of shares of Class D Stock currently outstanding, (ii) in each case, the number of shares of Class D Stock that would be issued upon tender of the assumed number of shares of Exchangeable Stock, and (iii) the number of shares of Class D Stock that would be issued upon exchange of all Exchangeable Debentures.

    The current Class D Per Share Price is $60.25. Because a significant portion of the current Class D Per Share Price is attributable to MFS, the Class D Per Share Price will be significantly reduced when and if the Spin-off is consummated. The actual Class D Per Share Price after the Spin-off will depend upon a number of factors, including the number of shares of Class D Stock issued in the Exchange Offer and the Company's determination of the portion of the Class D Per Share Price attributable to MFS. The following table sets forth PKS's estimates of (i) the pro forma Class D Per Share Price after giving effect to the Exchange Offer and the Spin-off, (ii) the current market value of the MFS Common Stock to be distributed in the Spin-off per share of Class D Stock, and
(iii) the redemption value of the MFS Preferred Stock to be distributed in the Spin-off per share of Class D Stock, assuming in each case that (x) all of the Exchangeable Debentures are exchanged for Offered Stock in the Exchange Offer and (y) the stated number of shares of Exchangeable Stock are exchanged for Class D Stock in the Exchange Offer.


 ASSUMED NUMBER      ESTIMATED        ESTIMATED VALUE      ESTIMATED VALUE
  OF SHARES OF       PRO FORMA         OF MFS COMMON      OF MFS PREFERRED
  EXCHANGEABLE      CLASS D PER      STOCK DISTRIBUTED    STOCK DISTRIBUTED
     STOCK             SHARE           PER SHARE OF         PER SHARE OF
  EXCHANGED(1)      PRICE(2)(4)     CLASS D STOCK(3)(4)  CLASS D STOCK(3)(4)
- ----------------  ----------------  -------------------  -------------------
   3,000,000         $    41.00          $   80.54            $    0.66
   5,000,000         $    41.75          $   77.81            $    0.64

- ------------------------
(1) The 3,000,000 share assumption reflects PKS's estimate of the number of shares of Exchangeable Stock likely to be tendered in the Exchange Offer, based upon the tender indications that PKS has received from members of the PKS Board of Directors and members of the KCG Board of Directors, and PKS's estimates of the likely number of additional tenders. The 5,000,000 share assumption is set forth solely to illustrate the impact of the tender of substantially more shares than anticipated by PKS. PKS does not believe that a tender of 5,000,000 shares is likely. The 3,000,000 figure represents 20.2%, and the 5,000,000 figure represents 33.7%, of the total number of shares of Class B Stock and Class C Stock outstanding at June 23, 1995.

(2) Earnings of the Diversified Group for 1995, including earnings attributable to the settlement of certain litigation described at "Recent Developments -- Whitney Litigation," would not be reflected in the Class D Per Share Price until 1996.

(3) For purposes of this table, each share of MFS Common Stock is valued at $45.50, its last reported sale price on the Nasdaq National Market as of August 24, 1995, and each share of MFS Preferred Stock is valued at its redemption value of $1.00 per share. There is no assurance as to the market price of the MFS Common Stock at the Spin-off Date.

(4) As shown in the table, the greater the number of shares of Exchangeable Stock exchanged in the Exchange Offer, the less the reduction in the Class D Per Share Price resulting from the Spin-off. This is attributable to the fact that the amount of the reduction in the Class D Formula Value resulting from the Spin-off will be a fixed amount equal to PKS's book investment in the Spin-off Stock to be distributed, whereas the amount of such reduction on a per share basis (I.E., the amount of the reduction in the Class D Per Share Price) will decrease as more shares of Class D Stock are issued in the Exchange Offer. Also, as shown in the table on page 28, the greater the number of shares of Exchangeable Stock exchanged in the Exchange Offer, the fewer the number of shares of Spin-off Stock (and hence the less the value of the Spin-off Stock) distributed per share of Class D Stock in the Spin-off.


THE MFS RECAPITALIZATION

    One of the requirements of applicable tax law relating to the Spin-off that are addressed by the Ruling is that, at the time of the Spin-off, PKS must own stock possessing at least 80% of the voting power of the MFS capital stock. In order to satisfy this requirement, PKS and KDG have agreed with MFS to effect the MFS Recapitalization pursuant to which KDG will exchange 2,900,000 of the 42,962,658 shares of MFS Common Stock currently held by KDG for 15,000,000 shares of the MFS Preferred Stock, which is a new class of MFS convertible preferred stock, $.01 par value. The MFS Recapitalization will be consummated immediately prior to the Spin-off. As a result of the MFS Recapitalization, the percentage interest of the common equity of MFS owned by KDG (calculated taking into account outstanding options and warrants to acquire MFS Common Stock, and securities convertible into MFS Common Stock) will be reduced, and the percentage interest of such common equity of MFS owned by non-PKS holders of MFS Common Stock will be correspondingly increased. This percentage interest shift will result in a reduction of approximately $60 million in the value of the outstanding MFS Common Stock held by KDG (based on the last reported sale price of MFS Common Stock on August 24, 1995). In exchange for this reduction, KDG will receive 15 million shares of high-vote MFS Preferred Stock in a face amount of $15 million. The terms of the MFS Recapitalization were determined through arm's length negotiations between the management of PKS and the management of MFS, and were approved by the MFS Board, the PKS Board and independent special committees of the MFS Board and the PKS Board. See "-- Background and Purpose of the Spin-off; Purpose of the Exchange Offer; Board Proceedings." Each share of MFS Preferred Stock will have five votes in the election of MFS directors and in all other matters presented to stockholders, although KDG will grant to the Secretary and the Assistant Secretary of MFS an irrevocable proxy to vote all of the shares of MFS Preferred Stock in proportion to the vote of the holders of MFS Common Stock on all matters other than the election of MFS directors and matters as to which holders of the MFS Preferred Stock vote as a separate class under Delaware corporation law. PKS will distribute, and the holders of Class D Stock will receive, the MFS Preferred Stock in the Spin-off subject to the terms of the irrevocable proxy. The MFS Preferred Stock will vote together with the MFS Common Stock and the DECS as a single class, except on certain matters as to which holders of the MFS Preferred Stock are entitled to a class vote under Delaware corporation law. See "Certain Transactions -- Certain Agreements Between PKS and MFS -- The Securities Purchase Agreement" and "Description of Securities -- MFS Preferred Stock."



    The MFS Recapitalization was approved by the holders of MFS Common Stock at the MFS 1995 annual stockholders meeting held on August 24, 1995. In connection with such approval, PKS voted all of the shares of MFS Common Stock owned or controlled by it in the same manner as the majority of the non-PKS holders of MFS Common Stock (and not the holders of any preferred stock of MFS which was outstanding) present in person or by proxy at the meeting voted. Thus, the MFS Recapitalization was supported by a majority of such non-PKS stockholders.


    Under the agreement between PKS and MFS governing the MFS Recapitalization, the MFS Recapitalization would not be consummated if PKS abandoned the Spin-off. If PKS were to propose a material modification to the terms of the Spin-off (which PKS considers to be highly unlikely), both PKS and MFS would review the terms of the MFS Recapitalization in the context of the modified Spin-off to determine whether to consummate the MFS Recapitalization on its existing terms or to consider alternative terms.

BACKGROUND AND PURPOSE OF THE SPIN-OFF; PURPOSE OF THE EXCHANGE OFFER; BOARD PROCEEDINGS

    THE 1992 AMENDMENT. In January 1992, the PKS stockholders adopted an amendment (the "Amendment") to the PKS Certificate of Incorporation pursuant to which each share of the Company's then-existing Class C stock was automatically exchanged for one share of "new" Class C Stock and one share of Class D Stock, and each share of the Company's then-existing Class B stock was automatically exchanged for one share of the Company's "new" Class B Stock and one share of Class D Stock. The Amendment also provided holders of Class B Stock and Class C Stock with the right to convert such stock into Class D Stock exercisable during the period from and including October 15 through and including December 15 of each year. Such conversions become effective upon, and are made on the basis of the ratio of the Class B&C Per Share Price to the Class D Per Share Price in effect on, January 1 of the following year. See "Description of Securities -- PKS Stock -- Conversion of Class B&C Stock into Class D Stock." Among other things, the conversion provision provided holders of Class C Stock who are leaving the employment of the Company, such as retirees, an opportunity to convert Class B Stock and Class C Stock into Class D Stock as an alternative to selling their Class B Stock or Class C Stock back to the Company.

    RULING REQUEST; PRELIMINARY NEGOTIATIONS. Before the initial public offering of MFS Common Stock in May 1993, PKS provided MFS with substantially all of the capital necessary for the development of MFS's business. Since the initial public offering, MFS has obtained over $1 billion of capital in the public capital markets, and has become increasingly dependent upon the public capital markets for the funding necessary for its growth. In addition, MFS has made increasing use of sophisticated acquisition techniques to grow. As a result, PKS's and MFS's managements have considered changes in MFS's ownership and capital structure that would provide MFS with the maximum flexibility possible to raise capital in the public capital markets and to grow through acquisitions. In addition, as MFS's businesses have grown, its growth and the growth and development of the other Diversified Group businesses have resulted in a substantial disparity between the fair market value of the Diversified Group businesses, on the one hand, and, on the other hand, the Class D Formula Value and the Class D Per Share Price (the price at which holders of Class D Stock can sell their stock back to the Company pursuant to the PKS Certificate of Incorporation), each of which is based upon the Diversified Group's book investment in the Diversified Group businesses. This disparity is particularly acute with respect to the difference between the fair market value of MFS, as reflected in the price of the MFS Common Stock, and the Diversified Group's book investment in MFS. Furthermore, that difference has been exacerbated during 1993 and 1994 as the portions of the Class D Formula Value and the Class D Per Share Price attributable to MFS have been reduced by PKS's share of the substantial book losses generated by the development-stage activities of MFS, and as the fair market value of MFS has increased. Given the absence of an established trading market for the Class D Stock, there is no assurance for the foreseeable future that a holder of Class D Stock would be able to sell such stock at a price that reflects the market value of the Diversified Group businesses, as opposed to selling such stock back to the Company at the Class D Per Share Price.

    During 1994, PKS management examined a number of possible transactions to determine whether a transaction could be structured that would address both MFS's need for maximum flexibility in raising capital and the disparity between market and book values in the Diversified Group without giving rise to adverse tax consequences for PKS. During meetings held during the second half of 1994, the PKS Board of Directors considered and discussed a number of those transactions, principally including the possible spin-off of the Company's equity in MFS to the holders of Class D Stock, the possible spin-off of KDG, the primary Diversified Group holding company, to the holders of Class D Stock, and the possible listing of the Class D Stock on a national securities exchange or Nasdaq. Each of these transactions offered the prospect of being tax-free to PKS and its stockholders for United States federal income tax purposes. After reviewing these alternatives, the PKS Board concluded that neither the spin-off of KDG nor the listing of the Class D Stock would efficiently address MFS's need for maximum flexibility in raising capital. The PKS Board also concluded that a spin-off of PKS's entire equity interest in MFS would reduce the disparity between the Class D Formula Value and the market value of the Diversified Group businesses as effectively as would either a spin-off of KDG or the listing of the Class D Stock, while providing MFS with the greatest flexibility to raise capital and to engage in a number of development transactions, as discussed at "-- MFS Deliberations," below. During the second half of 1994, the PKS Board also considered the possibility of an exchange offer for the purpose of permitting the holders of Exchangeable Securities to exchange such securities for Class D Stock prior to such a spin-off of PKS's equity interest in MFS.

    In November 1994, the PKS Board authorized management of the Company to prepare and file with the Internal Revenue Service a request for a ruling that a spin-off of the Company's entire equity interest in MFS, in conjunction with a transaction having substantially the same effects as the MFS Recapitalization, would be tax-free to the holders of Class D Stock for United States federal income tax purposes. The Company filed the ruling request in December 1994.

    As noted above, the purpose of the MFS Recapitalization is to enable the Spin-off to qualify for tax-free treatment. During the second half of 1994 and the first half of 1995, management of MFS and management of PKS negotiated and agreed in principle on the terms and conditions of the MFS Recapitalization, including the condition that the MFS Recapitalization be subject to the approval of a majority of the non-PKS holders of MFS Common Stock. Such agreement in principle contemplated that the MFS Recapitalization would entail the surrender by KDG of approximately 3.0 million shares of MFS Common Stock in exchange for approximately 15.0 million to 25.0 million shares of MFS Preferred Stock.

    MFS DELIBERATIONS. A special committee of the MFS Board of Directors (the "MFS Special Committee"), comprised of Ronald W. Roskens and Michael B. Yanney, each of whom is an independent director of MFS who does not have an interest in either the MFS Recapitalization, the Exchange Offer or the Spin-off other than as a stockholder of MFS, was formed to consider the agreement in principle as to the terms of the proposed MFS Recapitalization, including the proposed terms of the MFS Preferred Stock. The MFS Special Committee met on March 22, 1995 to review and consider the terms of the proposed MFS Recapitalization. The MFS Special Committee, with the assistance of Gleacher & Co., Inc., MFS's financial advisor, and MFS's legal advisors, reviewed documentary and other information provided by management of MFS and considered oral presentations made by Gleacher & Co., Inc. Additional telephonic conversations were held between the MFS Special Committee members and members of MFS management, Gleacher & Co., Inc. and MFS's legal advisors. Subsequent to the meeting and the telephonic conversations, the MFS Special Committee approved in principle the terms of the MFS Recapitalization and recommended the approval of such terms of the MFS Recapitalization to the MFS Board of Directors.

    On March 29, 1995, the MFS Board of Directors met to consider the proposed MFS Recapitalization and the proposed terms of the MFS Preferred Stock. At this meeting, after consideration of the oral presentation by Gleacher & Co., Inc. and the oral presentation by the MFS Special Committee on their recommendation with respect to the MFS Recapitalization and the issuance of the MFS Preferred Stock, the MFS Board of Directors unanimously (i) approved the proposed MFS Recapitalization and the proposed terms of the MFS Preferred Stock, (ii) authorized the submission of the MFS Recapitalization to the MFS stockholders for approval and (iii) authorized management of MFS to negotiate the final terms of the MFS Recapitalization and the MFS Preferred Stock. In addition, the MFS Board of Directors appointed the Executive Committee of the MFS Board of Directors to approve the specific terms of the MFS Preferred Stock, including without limitation, dividend rate, conversion rate and certain other terms, and to authorize the issuance of such stock to PKS to facilitate the Spin-off.

    The MFS Board of Directors's deliberations with respect to the MFS Recapitalization and the terms of the MFS Preferred Stock focused primarily upon the benefits to be received by MFS and its stockholders from the Spin-off. In this regard, the MFS Board of Directors concluded that the Spin-off would benefit both MFS and its stockholders by transferring the shares of MFS Common Stock currently concentrated in KDG's ownership to approximately 1,400 holders of Class D Stock, thereby increasing the number of shares of MFS Common Stock available for public trading and enhancing the liquidity of the MFS Common Stock. In addition, the MFS Board of Directors considered that increased liquidity of the MFS Common Stock could be expected over time to reduce the volatility of the market price of the MFS Common Stock. The MFS Board of Directors also concluded that the private placement of equity securities with an acceptable strategic investor would be an attractive external financing option for MFS, and that MFS's ability to take advantage of a strategic investment would be enhanced by the distribution of KDG's concentrated ownership in MFS.

    MFS's management has indicated to the MFS Board of Directors that it is not desirable to use cash for all potential acquisitions, because many of MFS's expansion opportunities will require significant amounts of cash. Instead, MFS's management desires to be able to effect the acquisition of companies (as well as assets and facilities) through the use of shares of MFS Common Stock whenever that approach is more attractive. As long as MFS is a subsidiary of KDG, however, management of MFS believes that the use of MFS's stock as an acquisition "currency" is hindered due to target stockholders finding it unattractive to hold shares in an entity that has a large controlling stockholder and a relatively small public float. As a result, the MFS Board of Directors determined that the Spin-off would make MFS's stock more desirable for any potential target's stockholders.

    The MFS Board of Directors also considered that, following consummation of the Spin-off, MFS and its stockholders would be better positioned to pursue a potential combination or acquisition (if one were to be proposed in the future on otherwise acceptable terms) which would allow for the issuance of the acquiror's or resultant company's shares to the stockholders of MFS on a tax-free basis to all parties. If the Spin-off were not consummated, many acquisition or combination proposals would prove to be untenable because of unacceptable tax consequences to PKS, whose consent would be needed for any such transaction, or because of strategic difficulties associated with a single stockholder owning a concentrated block of shares of the acquiror or resultant company. A potential purchaser of MFS may conclude that these strategic difficulties make MFS less attractive (or unattractive) as a possible acquisition candidate, resulting in either the loss of an opportunity or a reduced acquisition price. While in the view of the MFS Board of Directors the primary purpose of the Spin-off is not to facilitate a sale of MFS (and MFS is not presently pursuing any such transaction), the MFS Board of Directors believed that the interests of the MFS's stockholders would be best served by providing MFS and its stockholders with maximum flexibility concerning any possible acquisition of MFS.

    Finally, the MFS Board of Directors considered that the Spin-off will allow MFS, beginning two years following consummation of the Spin-off, to be classified as an "independent entity" for generally accepted accounting principles, thus providing (i) MFS with the opportunity to use pooling-of-interests accounting when undertaking business combinations and (ii) any potential acquiror of MFS the opportunity to use pooling-of-interests accounting in an acquisition of MFS. MFS currently does not qualify for use of pooling-of-interests accounting because of the majority ownership by KDG. Thus, either the combination of MFS with a company having a market value that exceeds the value of its tangible assets or the acquisition of MFS (which has a market value that exceeds the value of its tangible assets) would result in the creation of significant intangible assets, including goodwill, which would have to be amortized over time, reducing MFS's or the acquiror's, as the case may be, future reported net earnings. MFS believes that its ability to effect business combinations efficiently would be significantly aided if MFS were able to use pooling accounting.

    The MFS Board of Directors considered that after consummation of the Spin-off, the holders of Class D Stock might immediately sell the shares of MFS Common Stock received in the Spin-off, which could affect the market price of the MFS Common Stock. In that regard, the MFS Board of Directors determined that this risk could be lessened somewhat by the execution of agreements by certain members of the PKS Board of Directors and MFS Board of Directors limiting their ability to sell shares of MFS Common Stock received in the Spin-off. The MFS Board of Directors also considered the possible effect of the Spin-off on MFS's debt rating. Based upon conversations between management of MFS and the rating agencies, the management of MFS advised the MFS Board of Directors that the rating agencies would not have a negative view of the Spin-off transaction. The MFS Board of Directors was also aware that as a result of the Spin-off, the Noncompetition Agreement between MFS and PKS would terminate but believed that this termination would be of no consequence to MFS. The MFS Board of Directors determined that the advantages of the Spin-off to MFS discussed above outweighed such potential negative effects.


    In June 1995, the management of PKS and the management of MFS agreed upon the final terms and provisions of the MFS Preferred Stock and the MFS
Recapitalization in which KDG will exchange 2.9 million shares of MFS Common Stock held by KDG for 15,000,000 shares of MFS Preferred Stock. The MFS Recapitalization was approved by the holders of MFS Common Stock at the MFS 1995 annual meeting of stockholders held on August 24, 1995. See "Description of Securities -- MFS Preferred Stock."


    SPECIAL COMMITTEE OF THE PKS BOARD. By resolutions adopted by written consent as of April 1, 1995, the PKS Board asked a special committee of the PKS Board (the "Special Committee"), comprised of Robert B. Daugherty, Charles M. Harper and Peter Kiewit, Jr., the only members of the PKS Board who are not employees of PKS or one of its subsidiaries, to review certain aspects of the MFS Recapitalization and the Exchange Offer. The PKS Board appointed the Special Committee to review the transactions because both the purchase of MFS Preferred Stock and the Exchange Offer are transactions in which one or more members of the PKS Board of Directors have an interest, either as a member of the MFS Board of Directors or as a potential participant in the Exchange Offer. In the resolution appointing the Special Committee, the PKS Board asked the Special Committee (i) to review the proposed terms and conditions of the MFS Recapitalization and the Exchange Offer for the Exchangeable Stock, and (ii) to report to the PKS Board as to whether the terms and conditions of the MFS Recapitalization are fair to the holders of the Class D Stock, and whether the Exchange Offer for the Exchangeable Stock is in the best interest of the stockholders of PKS, in each case exercising its business judgment and taking into account in each case such facts and circumstances as it deemed appropriate.

    The Special Committee met on April 7, April 17, April 28, May 19 and June 9, 1995. In connection with its review, the Special Committee, with the assistance of its independent financial and legal advisors, reviewed documentary and other information provided by management of the Company and met independently and with members of management of the Company. At its May 19, 1995 meeting, the Special Committee was given a presentation by its financial advisor, CS First Boston Corporation ("CS First Boston"), with respect to the MFS Recapitalization, the Exchange Offer and the Spin-off (the "Transactions") and the matters to be addressed in CS First Boston's opinion to the PKS Board of Directors.


    The PKS Board of Directors considered the Exchange Offer, the MFS Recapitalization and the Spin-off at a special meeting on June 9, 1995 (the "Special Meeting"). At the Special Meeting, the Special Committee reported to the PKS Board that, based upon the documents and other information presented to the PKS Board and the Special Committee, including (i) information relating to the respective businesses and prospects of the Construction & Mining Group and the Diversified Group, including historical financial information regarding the Construction & Mining Group and the Diversified Group, pro forma financial information reflecting the impact of the Exchange Offer and the Spin-off on the Construction & Mining Group and the Diversified Group, 1995 financial forecasts for the Construction & Mining Group and the Diversified Group, and information with respect to the liabilities of and contingent exposures of the Construction & Mining Group and the Diversified Group, (ii) the transfer of funds to the Diversified Group with respect to the conversions of shares of Class C Stock,
(iii) the effect of conversions on the holders of Class C Stock and the holders of Class D Stock, including the stated policy of PKS not to replace converted shares with new grants, (iv) the opinion dated June 9, 1995 of CS First Boston that, on the basis of and subject to the matters set forth therein, the Transactions were fair, from a financial point of view, to the stockholders of PKS, (v) the reasons for prompt action with respect to the proposed Spin-off (as described at "PKS Board Approval," below), and (vi) the presentations made by the management of the Company, the Special Committee concluded that as of the date of its report it believed that in its business judgment: (a) the terms and conditions of the MFS Recapitalization are fair to the holders of the Class D Stock, and (b) the extension by PKS to holders of Class B Stock and holders of Class C Stock of the Exchange Offer for the Exchangeable Stock, when made in conjunction with the Spin-off, is in the best interest of the stockholders of the Company. (Mr. Daugherty, the owner of 86,000 shares of MFS Common Stock, abstained from voting on the MFS Recapitalization in the Special Committee deliberations.)


    In its review of the Transactions, the Special Committee considered each of the factors considered by the PKS Board relative to the effect of the Transactions on the holders of PKS stock and described at "-- PKS Board Approval," below.

    PKS  BOARD APPROVAL.   The  PKS Board approved  the Exchange  Offer, the MFS
Recapitalization and certain related transactions, and preliminarily approved the Spin-off at the Special Meeting.

    In approving the amount of MFS Common Stock to be exchanged for MFS Preferred Stock in the MFS Recapitalization, the PKS Board considered (i) that the exchange was negotiated on an arm's length basis between the management of PKS and the management of MFS, each of which had the assistance of outside financial advisors, (ii) the value of the percentage interest decrease in the outstanding MFS Common Stock owned by KDG following the exchange, (iii) the face value of the MFS Preferred Stock received in the exchange, (iv) the value of the additional voting rights associated with the MFS Preferred Stock, (v) the benefits to PKS stockholders (through MFS and otherwise) arising from the Spin-off, which could not be accomplished on a tax-free basis as desired by the PKS Board absent the exchange, and (vi) the perceived need to encourage non-PKS holders of MFS Common Stock to vote to approve the MFS Recapitalization.

    In connection with its approval of the Spin-off, the PKS Board considered that the Spin-off would be advantageous to MFS, and indirectly to the PKS stockholders who would become stockholders of MFS as a result of the Spin-off, by enhancing MFS's ability to meet its capital funding requirements in a cost-effective manner and to implement its business strategy. The PKS Board also recognized that (as discussed above under "Ruling Request; Preliminary Negotiations") the market value of the MFS Common Stock after the Spin-off was, at the time of the meeting, and is expected to be at the time of the Spin-off, significantly greater than the value attributed to MFS in the determination of the Class D Per Share Price in accordance with the PKS Certificate of Incorporation prior to the Spin-off. The PKS Board concluded, subject to final PKS Board action shortly prior to the date the proposed Spin-off would be effected, that the Spin-off was in the best interest of the stockholders of PKS and should be authorized.

    The PKS Board further determined that it was appropriate to provide an opportunity to the holders of Class B Stock and Class C Stock to convert such stock into, or exchange such stock for, Class D Stock prior to the Spin-off. The PKS Board also concluded that consummation of the Spin-off as soon as practicable following approval of the MFS Recapitalization by the holders of MFS Common Stock would be in the best interest of the stockholders of PKS. Although holders of Class B Stock and Class C Stock can next tender such stock for conversion into Class D Stock under the PKS Certificate of Incorporation beginning on October 15, 1995, actual conversions of such stock into Class D Stock would not occur until January 1996, and the final calculations of the amount of Class D Stock issuable in such conversions would not be completed until March or April of 1996. As noted above, a primary purpose of the Spin-off is to provide MFS with flexibility to raise substantial amounts of capital as quickly and as efficiently as possible so that MFS can compete in its growing and changing areas of business. The PKS Board concluded that delay of the Spin-off until March or April of 1996 would unnecessarily restrict and encumber MFS's capital-raising activities and would hamper MFS's ability to use MFS Common Stock to make acquisitions during the next year. Furthermore, the PKS Board concluded that a substantial delay of the Spin-off would present both PKS and MFS with uncertainty of operation, administrative confusion and employee distraction. Accordingly, the PKS Board authorized the Exchange Offer as an appropriate means of providing holders of Class B Stock and Class C Stock with the desired opportunity to exchange such stock for Class D Stock without deferring the Spin-off until March or April of 1996.


    Given that the PKS Board viewed the Exchange Offer as providing the holders of Class B Stock and Class C Stock with a similar opportunity as is provided by the annual period for conversions of Class B Stock and Class C Stock into Class D Stock pursuant to the PKS Certificate of Incorporation, the PKS Board concluded that the conversion ratio applicable to such annual conversions should be applied in determining the exchange ratio for the Exchange Offer. The PKS Board therefore determined that the conversion ratio applicable to January 1995 conversions of Class B Stock and Class C Stock into Class D Stock (I.E., $60.25 to $26.00 or 1:.431535) as adjusted for the dividends paid on the Class B Stock and the Class C Stock in January 1995 of $.45 per share and in May 1995 of $.45 per share (yielding a ratio of $60.25 to $25.10 or 1:.416598) represented the appropriate exchange ratio for the Exchange Offer. Accordingly, the PKS Board authorized an exchange ratio of .416598 of a share of Class D Stock for each share of Class B Stock or Class C Stock tendered pursuant to the Exchange Offer.


    The Spin-off will result in the distribution to holders of Class D Stock of a unique asset which represents a substantial portion of the value of the assets comprising the Class D Formula Value. The

PKS Board accordingly concluded that holders of Exchangeable Debentures (which are convertible in whole or in part into Class D Stock) should be afforded an opportunity to participate in the Spin-off, and determined that the Exchange Offer for the Exchangeable Debentures was the most appropriate way to permit holders of Exchangeable Debentures to so participate.

    In connection with its approvals of the MFS Recapitalization, the Spin-off and the Exchange Offer, the PKS Board considered the collective impact of those Transactions on the holders of Class B Stock and Class C Stock, as a class, the holders of Class D Stock, as a class, and on the holders of the respective classes of PKS convertible debentures. In approving those Transactions, the PKS Board concluded that the Transactions, taken as a whole, would result in significant benefits to holders of Class D Stock. The PKS Board also concluded that holders of Class B Stock and Class C Stock and the holders of Exchangeable Debentures would have an adequate opportunity, through the Exchange Offer, to participate in the benefits resulting from those Transactions, and that those Transactions would not adversely affect the holders of Class C Stock who choose not to participate in the Exchange Offer or the holders of PKS debentures that are convertible solely into Class C Stock.

    In reaching those conclusions, the PKS Board considered that the holders of Class D Stock will receive, as a result of the Transactions, securities with a slightly lower value than they would have received if the Spin-off were consummated in 1995 without conducting the Exchange Offer. The PKS Board concluded, however, that such reduction in value would be consistent with the conversion rights provided in the PKS Certificate of Incorporation, would be minimal in comparison to the substantial benefits to be received by holders of Class D Stock from the Transactions, and would be minimized by use of the exchange ratio applicable to January 1995 conversions, as adjusted for dividends to date. The PKS Board also noted that holders of Class C Stock who elect not to participate in the Exchange Offer will not receive any direct benefit as a result of those Transactions, but determined that those holders of Class C Stock could reasonably conclude that the potential long-term financial benefits and risks of owning Class C Stock make such stock a more suitable investment for such holders when weighed against the potential long-term financial benefits and risks of converting Class C Stock into Class D Stock and participating in the Spin-off.

    OPINIONS  OF   FINANCIAL   ADVISORS.      In   connection   with   the   MFS
Recapitalization, the Exchange Offer and the Spin-off, the PKS Board has received fairness opinions from CS First Boston and Lehman Brothers Inc. ("Lehman Brothers"), both of which are attached to this Prospectus as Annexes I and II, respectively, and described below. PKS management retained Lehman Brothers in February of 1995 to provide PKS management with advice, assistance and analysis concerning the MFS Recapitalization, the Exchange Offer and the Spin-off. Following the formation of the Special Committee in April of 1995, the Special Committee retained CS First Boston to provide the Special Committee with independent financial advice and analysis regarding the matters which were the subject of the Special Committee's review. Prior to its consideration of the MFS Recapitalization, the Exchange Offer and the Spin-off at the Special Meeting, the PKS Board asked both firms to provide it with fairness opinions regarding the transactions.

    The PKS Board has received an opinion from CS First Boston dated June 9, 1995 that, as of that date and on the basis of and subject to the matters set forth therein, the Transactions were fair from a financial point of view to the stockholders of PKS. CS First Boston subsequently rendered an opinion dated July 21, 1995 to the PKS Board that, as of that date and on the basis of and subject to the matters set forth therein, the Transactions were fair from a financial point of view to the stockholders of PKS.

    THE FULL TEXT OF THE OPINION OF CS FIRST BOSTON DATED JULY 21, 1995, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN BY CS FIRST BOSTON, IS ATTACHED AS ANNEX I TO THIS PROSPECTUS. THE JUNE 9, 1995 OPINION IS SUBSTANTIALLY IDENTICAL TO THE OPINION ATTACHED HERETO. THE SUMMARY OF THE CS FIRST BOSTON OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION, AND HOLDERS OF EXCHANGEABLE SECURITIES AND HOLDERS OF CLASS D STOCK ARE URGED TO READ SUCH OPINION IN ITS ENTIRETY.

    In arriving at its opinion, CS First Boston reviewed certain publicly available business and financial information relating to PKS, KCG, KDG and MFS, a draft dated July 11, 1995 of this Prospectus, a draft dated June 2, 1995 of the Certificate of Designation for the MFS Preferred Stock and certain other information, including financial forecasts and pro forma financial statements, provided to it by PKS, KCG, KDG and MFS, and met with the managements of PKS, KCG, KDG and MFS to discuss the businesses and prospects of PKS, KCG, KDG and MFS, as well as the terms of the Transactions. CS First Boston also considered certain financial and stock market data of MFS and compared that data with similar data for other publicly held companies in businesses similar to those of MFS. In addition, CS First Boston compared the financial terms of the MFS Preferred Stock with the financial terms of other securities and considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that it deemed relevant. CS First Boston also analyzed the financial benefits that will be afforded the holders of Class D Stock as a result of the Spin-off and considered the fact that the holders of Class B Stock and Class C Stock will be given the opportunity, as a result of the Exchange Offer, to exchange their shares of Class B Stock and Class C Stock for shares of Class D Stock prior to consummation of the Spin-off and thereby to participate in the financial benefits of the Spin-off. No limitations were imposed by the Special Committee or the PKS Board upon CS First Boston with respect to the investigations made or procedures followed by it in rendering its opinion.

    In connection with its review, CS First Boston did not assume any responsibility for independent verification of any of the foregoing information (including the information contained in the draft Prospectus) and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts, CS First Boston assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of each of PKS, KCG, KDG and MFS as to the future financial performance of each of PKS, KCG, KDG and MFS, respectively. In addition, CS First Boston did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of any of PKS, KCG, KDG or MFS, nor was it furnished with any such evaluations or appraisals.

    In arriving at its opinion, CS First Boston relied upon the advice of PKS that the Spin-off will be consummated only if it can be effected on a tax-free basis, that the Spin-off will qualify as a tax-free spin-off under Section 355 of the Internal Revenue Code of 1986, as amended, and that PKS has determined that the MFS Recapitalization is the most feasible method of facilitating the Spin-off on a tax-free basis. In addition, CS First Boston relied upon the advice of PKS that PKS and MFS will take all action necessary to ensure that the MFS Common Stock and the MFS Preferred Stock to be received by the holders of Class D Stock in the Spin-off will not be "restricted securities" within the meaning of Rule 144(a)(3) promulgated under the Securities Act and will not be subject to restrictions on transfer under the Securities Act (other than restrictions imposed as a result of the holder being an "affiliate" (within the meaning of rule 144(a)(1) under the Securities Act) of MFS.

    For purposes of its opinion, CS First Boston assumed that less than an aggregate of 6,000,000 shares of Class B Stock and Class C Stock will be exchanged for Class D Stock in the Exchange Offer. CS First Boston also assumed that PKS will complete the Spin-off as described in the draft dated July 11, 1995 of this Prospectus and that the consummation of the Transactions will not result in any default or similar event under any loan agreement, instrument of indebtedness or other contract of PKS, KCG, KDG or MFS which will not be waived. CS First Boston's opinion was necessarily based upon financial, economic, market and other conditions as they existed and could be evaluated on the date of such opinion.

    The opinion of CS First Boston does not address or constitute a recommendation regarding (i) the business decisions of PKS or MFS to effect the MFS Recapitalization or the Spin-off or to make the Exchange Offer, (ii) the determination by PKS of the exchange ratio of Exchangeable Stock to Offered Stock or the other terms and conditions of the Exchange Offer, or (iii) the business decisions of PKS to effect, or the financial impact on PKS or any of its stockholders of, certain other transactions in connection with the MFS Recapitalization, the Exchange Offer and the Spin-off. CS FIRST BOSTON'S

OPINION IS DIRECTED ONLY TO THE FAIRNESS TO THE STOCKHOLDERS OF PKS OF THE FINANCIAL TERMS OF THE TRANSACTIONS, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF EXCHANGEABLE SECURITIES AS TO WHETHER SUCH HOLDER SHOULD PARTICIPATE IN THE EXCHANGE OFFER.

    The CS First Boston opinion also expresses no opinion as to the market value of the MFS Preferred Stock upon issuance or the prices at which the MFS Common Stock or the MFS Preferred Stock will trade subsequent to the consummation of the MFS Recapitalization or the Spin-off. The actual market value of the MFS Common Stock and the MFS Preferred Stock may vary depending upon changes in interest rates, dividend rates, market conditions, general economic conditions and other factors which generally influence the price of securities.

    CS First Boston did not participate in the determination by PKS and MFS of the terms of the MFS Recapitalization, the Exchange Offer or the Spin-off or the terms of the MFS Preferred Stock and has not been asked to consider alternative means of effecting a distribution of the MFS Common Stock or the MFS Preferred Stock to the holders of Class D Stock.

    The following is a summary of certain financial analyses performed by CS First Boston in connection with its opinion dated June 9, 1995, which it discussed with the Special Committee and the PKS Board. In connection with its opinion dated July 21, 1995, CS First Boston performed certain procedures, including each of the financial analyses described below, to update its analyses made in connection with its opinion dated June 9, 1995, and reviewed with the managements of PKS, KCG, KDG and MFS the assumptions on which such analyses were based and other factors, including current financial results of PKS, KCG, KDG and MFS and their respective future prospects, and PKS's current assessment of the likely timing of the consummation of the Transactions. The results of such analyses were substantially the same as those arrived at in connection with the CS First Boston opinion dated June 9, 1995. CS First Boston believes that its analyses must be considered as a whole and that selecting portions of such analyses or any of the factors considered, without considering all such analyses and factors, could create an incomplete view of the process underlying its analyses and opinion. The preparation of a fairness opinion is a complex process and is not susceptible to partial analysis or summary description.

    In connection with the delivery of its opinion, CS First Boston presented to the Special Committee and the PKS Board (a) a comparison of the Class D Per Share Price with the sum of (i) the estimated post-Spin-off Class D Per Share Price and (ii) the implied market value of the MFS Common Stock and the MFS Preferred Stock estimated to be received in the Spin-off for each share of Class D Stock (based on the May 15, 1995 closing price of MFS Common Stock); (b) a comparison of the Class B&C Per Share Price with the sum of (i) the estimated post-Spin-off Class D Per Share Price multiplied by the number of shares of Class D Stock to be received for each share of Class B Stock or Class C Stock exchanged in the Exchange Offer and (ii) the implied market value of the MFS Common Stock and the MFS Preferred Stock estimated to be received in the Spin-off for each share of Class B Stock or Class C Stock exchanged for Class D Stock in the Exchange Offer (based on the May 15, 1995 closing price of MFS Common Stock); and (c) an analysis of the projected dilution of the Class D Stock as a result of exchanges of Exchangeable Securities in the Exchange Offer. CS First Boston performed such analyses (x) assuming exchange ratios for exchanges of Class B Stock and Class C Stock for Class D Stock in the Exchange Offer (I) equal to the exchange ratio used in the Exchange Offer and (II) based on the ratio projected by PKS to be applicable to January 1996 conversions of Class B Stock and Class C Stock into Class D Stock pursuant to PKS's Certificate of Incorporation and (y) assuming scenarios in which no shares of Class B Stock and Class C Stock are exchanged in the Exchange Offer, in which an aggregate of 3,000,000 such shares are exchanged, and in which an aggregate of 6,000,000 such shares are exchanged.

    CS First Boston performed the above analyses to determine the financial effects, under the various sets of assumed facts described above and based on the information available to CS First Boston on the date of its opinion, of the Transactions on the holders of Class D Stock and on the holders of Class B Stock and Class C Stock who elect to exchange such stock for Class D Stock in the

Exchange Offer. CS First Boston also advised the Special Committee and the PKS Board of its views regarding the potential for increases in the trading value of MFS Common Stock after consummation of the Spin-off as a result of the increased public float and greater liquidity of MFS Common Stock and increased access for MFS to the public and private capital markets.

    In addition, CS First Boston presented to the Special Committee and the PKS Board (a) an analysis of the pro forma effects of the Transactions on the balance sheets of KCG and KDG, based upon information provided by management of PKS; (b) a calculation of certain financial benefits to the non-PKS holders of MFS Common Stock in the MFS Recapitalization (based on the May 15, 1995 closing price of MFS Common Stock and the face value of the MFS Preferred Stock); and
(c) a calculation of potential federal income tax consequences to PKS if the Spin-off were structured as a transaction taxable to PKS for United States federal income tax purposes (based on the estimated amount of the capital gains tax that could potentially be payable by PKS if its holdings of securities of MFS were distributed in a taxable transaction). CS First Boston performed such analyses to determine the financial effects of various aspects of the Transactions on KCG, KDG and PKS.

    Based on the analyses described in the preceding three paragraphs, CS First Boston concluded that the Transactions are expected to provide financial benefits to the holders of Class D Stock and to the holders of Class B Stock and Class C Stock who elect to exchange such stock for Class D Stock in the Exchange Offer and that, as of the date of its opinion and subject to the matters set forth therein, the Transactions were fair, from a financial point of view, to such holders.

    CS First Boston also presented to the Special Committee and the PKS Board an analysis of the holding period required before the Class B&C Per Share Price would equal the sum of (a) the estimated post-Spin-off Class D Per Share Price multiplied by the number of shares of the Class D Stock to be received for each share of Class B Stock or Class C Stock exchanged in the Exchange Offer and (b) the implied market value of the MFS Common Stock and the MFS Preferred Stock estimated to be received in the Spin-off for each share of Class B Stock or Class C Stock exchanged for Class D Stock in the Exchange Offer (based upon various assumed annual growth rates for the Class B&C Per Share Price and the Class D Per Share Price and MFS Common Stock). CS First Boston performed the above analyses to determine, under the assumed facts described above and based on the information available to CS First Boston on the date of its opinion, the financial effects of the Transactions on the holders of Class B Stock and Class C Stock who do not exchange such stock for Class D Stock in the Exchange Offer. Based on such analyses and the other analyses described above and considering that the holders of Class B Stock and Class C Stock have the opportunity to exchange such stock for Class D Stock in the Exchange Offer, CS First Boston concluded that, as of the date of its opinion and subject to the matters set forth therein, the Transactions were fair, from a financial point of view, to the holders of Class B Stock and Class C Stock who elect not to exchange such stock for Class D Stock in the Exchange Offer.

    CS First Boston is a nationally recognized investment banking firm and is actively engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Special Committee selected CS First Boston as its financial advisor because it is a nationally recognized investment banking firm and because of CS First Boston's expertise and independence. CS First Boston has rendered from time to time various investment banking services to PKS and received customary fees for such services.

    Pursuant to the terms of an engagement letter dated April 7, 1995, PKS has paid CS First Boston a fee of $400,000 for providing an opinion to the PKS Board of Directors, $100,000 of which became payable upon execution of the engagement letter and the remainder of which became payable upon delivery of such opinion. PKS has also agreed to reimburse CS First Boston for its reasonable out-of-pocket expenses, including all reasonable fees and disbursements of counsel, and to indemnify CS First Boston and certain related persons against certain liabilities relating to or arising out of its engagement. In the ordinary course of its business, CS First Boston and its affiliates may actively trade the debt and equity securities of MFS for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.


    In addition, the PKS Board has received an opinion from Lehman Brothers, financial advisor to PKS, dated June 9, 1995 that, based upon and subject to the assumptions and qualifications set forth in such opinion, the MFS Recapitalization, the Exchange Offer for Exchangeable Stock and the Spin-off, taken as a whole, are fair from a financial point of view to the stockholders of PKS. Lehman Brothers subsequently rendered an opinion dated July 17, 1995 to the PKS Board that, based upon and subject to the assumptions and qualifications set forth in such opinion, the MFS Recapitalization, the Exchange Offer for Exchangeable Stock and the Spin-off, taken as a whole, are fair from a financial point of view to the stockholders of PKS. In arriving at its opinion, Lehman Brothers concluded that the Transactions were fair from a financial point of view to the holders of Class D Stock, as a class, and holders of Class B Stock and Class C Stock who elect to participate in the Exchange Offer. In addition, Lehman Brothers concluded that the Transactions were not likely to in fact adversely affect holders of Class C Stock who elect not to participate in the Exchange Offer.



    THE FULL TEXT OF THE OPINION OF LEHMAN BROTHERS DATED JULY 17, 1995, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN BY LEHMAN BROTHERS, IS ATTACHED AS ANNEX II TO THIS PROSPECTUS. THE JUNE 9, 1995 OPINION IS SUBSTANTIALLY IDENTICAL TO THE OPINION ATTACHED HERETO.


    The summary of the Lehman Brothers opinion set forth herein is qualified in its entirety by reference to the full text of such opinion, and holders of Exchangeable Securities and holders of Class D Stock are urged to read such opinion in its entirety. Lehman Brothers has not been asked to consider alternative means of effecting a distribution of the MFS Common Stock or the MFS Preferred Stock to the holders of Class D Stock. The Lehman Brothers opinion does not address the fairness, from a financial point of view, of the exchange ratio of Exchangeable Stock to Offered Stock in the Exchange Offer. The Lehman Brothers opinion is directed only to the fairness to the stockholders of PKS of the financial terms of the transactions covered by the opinion, and does not constitute a recommendation to any holder of Exchangeable Securities as to whether such holder should participate in the Exchange Offer.

    In arriving at its opinion, Lehman Brothers reviewed and analyzed (i) a draft of this Prospectus, (ii) such publicly available information concerning MFS which it believed to be relevant to its inquiry, including MFS's Form 10-K for the fiscal year ended December 31, 1994 and MFS's annual report for such fiscal year, (iii) financial and operating information with respect to the business, operations and prospects of MFS and PKS furnished to Lehman Brothers by PKS, (iv) a comparison of the historical financial results and present financial condition of MFS and PKS with those of other companies which it deemed relevant, (v) a trading history of the MFS Common Stock from May 1993 to the date of such opinion and a comparison of that trading history with those of other companies which it deemed relevant, (vi) a comparison of the financial terms of the MFS Preferred Stock with the terms of certain other transactions and securities which it deemed relevant and (vii) KDG's tax bases of its equity interests in MFS and, based upon the advice of PKS and its tax advisors, the likely tax impact of various disposition strategies with respect to the equity interests in MFS or its underlying assets and the proposed tax and financial reporting treatment of the Spin-off. In addition, Lehman Brothers had discussions with the managements of each of PKS and MFS concerning their respective businesses, operations, assets, financial condition and prospects and undertook such other studies, analyses and investigations as it deemed appropriate. No limitations were imposed by the PKS Board upon Lehman Brothers with respect to the investigations made or procedures followed by it in rendering its opinion.

    In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by it without assuming any responsibility for independent verification of such information and has further relied upon the assurances of the managements of PKS and MFS that they are not aware of any facts that would make such information inaccurate or misleading. With respect to the financial forecasts of PKS and MFS, Lehman Brothers has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of PKS and MFS as to the future financial performance of PKS and MFS, respectively. In addition, Lehman Brothers has not made an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of PKS or MFS, nor was it furnished with any such evaluations or appraisals. Lehman Brothers has assumed that the consummation of the Exchange Offer and the Spin-off will not result in any default or similar event under any loan agreement, instrument of indebtedness or other contract of PKS or MFS which will not be waived and that no more than 6,000,000 shares of Exchangeable Stock will be exchanged for shares of Class D Stock in the Exchange Offer. The opinion of Lehman Brothers is based upon financial, market, economic and other conditions, and upon tax laws, accounting standards and legal and regulatory requirements, as they existed on, and could be evaluated as of, July 17, 1995 and, with the consent of PKS, Lehman Brothers has not considered possible changes in such applicable tax laws, accounting standards or regulatory and legal requirements.


    In arriving at its opinion, Lehman Brothers has also relied upon the advice of PKS and its tax advisors that the Exchange Offer and the Spin-off, and in particular the MFS Recapitalization, are the most feasible methods of ensuring that the Spin-off will qualify as a tax-free spin-off for United States federal income tax purposes. In addition, Lehman Brothers has further relied upon the advice of PKS and its legal advisors that the shares of MFS Common Stock to be received by holders of Class D Stock in the Spin-off (other than shares received by persons who are "affiliates" of MFS under the federal securities laws) will be freely tradeable securities.


    The following is a summary of certain factors reviewed and considered by Lehman Brothers in connection with its opinion dated July 17, 1995. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant considerations and the application of the factors reviewed and considered to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its fairness opinion, Lehman Brothers did not attribute any particular weight to any factor considered by it, but rather made qualitative judgments as to the significance and relevance of each factor. Accordingly, Lehman Brothers believes that the factors and considerations supporting its opinion must be taken as a whole and that considering any portion of such factors, without considering all factors, could create a misleading or incomplete view of the process underlying its opinion. In its review and consideration, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company.


    In connection with its opinion, Lehman Brothers considered (a) a comparison of the Class D Per Share Price with the sum of (i) the estimated post-Spin-off Class D Per Share Price and (ii) the implied market value of the MFS Common Stock and the MFS Preferred Stock estimated to be received in the Spin-off for each share of Class D Stock (based on the market price of MFS Common Stock prevailing at the time Lehman Brothers conducted its review); (b) a comparison of the Class B&C Per Share Price with the sum of (i) the estimated post-Spin-off Class D Per Share Price multiplied by the number of shares of Class D Stock to be received for each share of Class B Stock or Class C Stock exchanged in the Exchange Offer and (ii) the implied market value of the MFS Common Stock and the MFS Preferred Stock estimated to be received in the Spin-off for each share of Class B Stock or Class C Stock exchanged for Class D Stock in the Exchange Offer (based on the market price of MFS Common Stock prevailing at the time Lehman Brothers conducted its review); and (c) an analysis of the projected dilution of the Class D Stock as a result of exchanges of Exchangeable Securities in the Exchange Offer. Lehman Brothers performed such analyses assuming scenarios in which an aggregate of 3,000,000 shares of Class B Stock and Class C Stock are exchanged, and in which an aggregate of 6,000,000 shares of Class B Stock and Class C Stock are exchanged.

    In addition, Lehman Brothers considered (a) the benefits to the non-PKS holders of MFS Common Stock in the MFS Recapitalization; (b) the federal income tax consequences to PKS if the Spin-off were structured as a taxable transaction for PKS for United States federal income tax purposes (based on the estimated amount of the capital gains tax that could potentially be payable by PKS if its holdings of securities of MFS were distributed in a taxable transaction); and
(c) the pro forma effects of the MFS Recapitalization, the Exchange Offer for Exchangeable Stock and the Spin-off, taken as a whole, on the balance sheet of each of KCG and KDG, based upon information provided by management of PKS.

    Lehman Brothers performed such procedures in order to compare the likely consequences of the Transactions for holders of each class of PKS stock with the likely consequences for holders of each class of PKS stock if the Transactions were not consummated. Based on such comparison, Lehman Brothers concluded that there were financial benefits to be derived from the Transactions by the holders of each class of PKS stock.

    The PKS Board retained Lehman Brothers based upon its expertise and experience. Lehman Brothers is a nationally recognized investment banking and advisory firm. Lehman Brothers, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. In the past, Lehman Brothers has provided financial advisory and financing services to PKS and has received customary fees for the rendering of such services.

    Pursuant to the terms of an engagement letter dated April 21, 1995, PKS has paid Lehman Brothers a fee of $400,000 for services rendered in connection with its opinion to the PKS Board of Directors. PKS has also agreed to reimburse Lehman Brothers for its reasonable expenses, including professional and legal fees and disbursements of counsel, and to indemnify Lehman Brothers and certain related persons against certain liabilities in connection with or arising out of its engagement. In the ordinary course of its business, Lehman Brothers and its affiliates may actively trade the debt and equity securities of MFS for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

    Both the opinion of CS First Boston and the opinion of Lehman Brothers assume that less than an aggregate of 6,000,000 shares of Class B Stock and Class C Stock will be exchanged for Class D Stock in the Exchange Offer. This assumption derives from an understanding between PKS and the primary bonding company for the Construction & Mining Group. That understanding provides that the bonding company is willing to provide bonds to support a construction backlog of up to $3.3 billion if PKS will not permit the Construction & Mining Group to pay dividends, redeem stock, make distributions or take other action that would reduce the consolidated net worth of the Construction & Mining Group below $315 million. If more than 6,000,000 shares of Class B Stock and Class C Stock were tendered and accepted in the Exchange Offer, and if PKS were to transfer the corresponding funds from the Construction & Mining Group to the Diversified Group, as described at "Risk Factors -- Risk Factors Relating to the Exchange Offer, the Spin-off and PKS Securities -- Transfer from Construction & Mining Group," the consolidated net worth of KCG (which was $505 million at the end of 1994) might begin to approach the $315 million floor. In that event, PKS would consider (i) placing a limit on the number of shares of Class B Stock and Class C Stock accepted for exchange, so that exchanges and funds transfers would not reduce KCG's consolidated net worth below the $315 million floor, (ii) performing an analysis to determine whether 1995 Construction & Mining Group earnings would provide additional net worth sufficient to support current backlog, and/or (iii) restructuring its arrangement with the bonding company. PKS believes that a tender of 6,000,000 or more shares of Exchangeable Stock is highly unlikely.

    The PKS Board of Directors intends to request "bring-down" fairness opinions from each of CS First Boston and Lehman Brothers confirming their prior opinions as of the Spin-off Date, as well as a final report from the Special Committee as of such date.

    PARTICIPATION IN THE EXCHANGE OFFER. With certain exceptions, including Messrs. Walter Scott, Jr., and Robert Julian, the directors of PKS and of KCG have advised PKS in writing that they will not tender in the Exchange Offer any shares of Class C Stock held by them. Messrs. Scott and Julian expect to tender, in the aggregate, 785,892 shares of Class C Stock pursuant to the Exchange Offer. See "Certain Transactions -- Intentions of Certain Significant Stockholders Regarding Participation in Exchange Offer."

    PARTICIPATION IN THE EXCHANGE OFFER IS VOLUNTARY. SEE "RISK FACTORS" FOR A DESCRIPTION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BEFORE A HOLDER OF EXCHANGEABLE SECURITIES DECIDES WHETHER TO PARTICIPATE IN THE EXCHANGE OFFER. THE PKS BOARD OF DIRECTORS RECOMMENDS THAT HOLDERS OF EXCHANGEABLE DEBENTURES TENDER SUCH EXCHANGEABLE DEBENTURES IN THE EXCHANGE OFFER.

    THE PKS BOARD OF DIRECTORS MAKES NO RECOMMENDATION WITH RESPECT TO WHETHER HOLDERS OF EXCHANGEABLE STOCK SHOULD TENDER SUCH EXCHANGEABLE STOCK IN THE EXCHANGE OFFER.

ABANDONMENT OR MODIFICATION OF TRANSACTIONS


    PKS reserves the right to abandon or modify the terms of the Exchange Offer or the Spin-off or both, and PKS will abandon the Exchange Offer if it abandons the Spin-off. Thus, there is no assurance that either the Exchange Offer or the Spin-off will be consummated or, if consummated, will be consummated on the terms described herein. However, if the Exchange Offer is consummated, the Spin-off will be consummated promptly thereafter. If the PKS Board were to consider abandonment of the Exchange Offer without abandoning the Spin-off, it would take into account the effect of such proposal on the interests of the holders of each class of Exchangeable Securities and on the interests of the holders of Class D Stock, and would also consider seeking new fairness opinions from its financial advisors. See "The Exchange Offer -- Right of PKS to Extend, Abandon or Modify the Exchange Offer" and "The Spin-off -- Condition to Spin-off; Right of PKS to Abandon, Defer or Modify the Spin-off."

              SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA OF
        PETER KIEWIT SONS', INC., KIEWIT CONSTRUCTION & MINING GROUP AND
                            KIEWIT DIVERSIFIED GROUP

    The following selected historical and pro forma financial data of PKS, Kiewit Construction & Mining Group and Kiewit Diversified Group should be read in conjunction with PKS's, Kiewit Construction & Mining Group's and Kiewit Diversified Group's historical financial statements and the notes thereto and the pro forma financial information and the notes thereto included elsewhere herein or incorporated herein by reference.

    The selected historical financial data for each of the years in the period 1990 to 1994 have been derived from audited historical financial statements. The selected historical financial data for the six months ended June 30, 1994 and 1995, and as of June 30, 1995, have been derived from unaudited financial statements. In the opinion of management, such unaudited financial statements reflect all adjustments, consisting only of normal recurring accruals, necessary to present fairly the financial position of PKS, Kiewit Construction & Mining Group and Kiewit Diversified Group at June 30, 1995 and the results of operations for the six months ended June 30, 1994 and 1995. The results of operations for the six months ended June 30, 1995 are not necessarily indicative of the results that may be expected for the entire 1995 fiscal year.

    The pro forma results of operations data for the six months ended June 30, 1995 of PKS, Kiewit Construction & Mining Group and Kiewit Diversified Group, respectively, assume that the MFS Recapitalization, the Exchange Offer and the Spin-off were consummated on January 1, 1995. The pro forma results of operations data for the year ended December 31, 1994 of PKS, Kiewit Construction & Mining Group and Kiewit Diversified Group, respectively, assume that the MFS Recapitalization, the Exchange Offer and the Spin-off were consummated on December 26, 1993. The pro forma financial position data of PKS and each Group as of June 30, 1995, assume that such transactions were consummated as of such date. The pro forma information assumes, in two separate scenarios, that 3,000,000 shares (Scenario 1) and 5,000,000 shares (Scenario 2) of Exchangeable Stock and all the Exchangeable Debentures are exchanged in the Exchange Offer. Scenario 1 reflects PKS's estimate of the number of shares of Exchangeable Stock likely to be tendered in the Exchange Offer, based upon the tender indications that PKS has received from members of the PKS Board of Directors and members of the KCG Board of Directors, and PKS's estimates of the likely number of additional tenders. Scenario 2 is set forth solely to illustrate the impact of the tender of substantially more shares than anticipated by PKS. PKS does not believe that a tender of 5,000,000 shares is likely.

    The pro forma financial information is not intended to reflect the results of operations or the financial position of PKS, Kiewit Construction & Mining Group or Kiewit Diversified Group which actually would have resulted had the MFS Recapitalization, the Exchange Offer and the Spin-off been effective on the dates indicated. Moreover, the pro forma information is not intended to be indicative of future results of operations or financial position of PKS, Kiewit Construction & Mining Group or Kiewit Diversified Group.

              SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA OF
                            PETER KIEWIT SONS', INC.

                                                                                                      PRO FORMA (1)
                                                                                        -----------------------------------------
                                                      HISTORICAL
                                ------------------------------------------------------  YEAR ENDED DECEMBER       SIX MONTHS
                                                                          SIX MONTHS                            ENDED JUNE 30,
                                                                            ENDED            31, 1994                1995
                                          FISCAL YEAR ENDED                JUNE 30,     -------------------   -------------------
                                --------------------------------------  --------------  SCENARIO   SCENARIO   SCENARIO   SCENARIO
                                 1990    1991    1992    1993    1994    1994    1995    #1 (2)     #2 (2)     #1 (2)     #2 (2)
                                ------  ------  ------  ------  ------  ------  ------  --------   --------   --------   --------
                                                         (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
RESULTS OF OPERATION:
  Revenue (3)(4)..............  $1,906  $2,049  $1,918  $2,050  $2,704  $1,194  $1,260   $2,704     $2,704     $1,260     $1,260
  Earnings from continuing
   operations before
   cumulative effect of change
   in accounting principle
   (5)(6).....................     108      49     150     261     110      45      71      177        177        154        154
  Net earnings (5)(6).........      80     441     181     261     110      45      71      177        177        154        154
FINANCIAL POSITION:
  Total Assets (3)(4).........   2,966   2,632   2,549   3,634   4,504           3,585                          3,138      3,138
  Current portion of long-term
   debt (3)(4)................      31      15       3      15      33              14                             13         13
  Long-term debt, less current
   portion (3)(4).............     269     110      30     462     908             379                            377        377
  Stockholders' equity (7)....   1,185   1,396   1,458   1,671   1,736           1,842                          1,479      1,479

- ------------------------------

(1) The pro forma results of operations data are computed assuming that the MFS Recapitalization, the Exchange Offer and the Spin-off were consummated on December 26, 1993 and January 1, 1995 for the fiscal year ended December 31, 1994 and six months ended June 30, 1995, respectively. The pro forma financial position data as of June 30, 1995 assumes that such transactions were consummated as of such date. The pro forma financial data of PKS should be read in conjunction with PKS' historical consolidated financial statements and the notes thereto and the "Pro Forma Financial Information" included elsewhere or incorporated by reference herein.

(2) The pro forma information assumes, in two separate scenarios, that 3,000,000 shares (Scenario 1) and 5,000,000 shares (Scenario 2) of Exchangeable Stock and all the Exchangeable Debentures are exchanged in the Exchange Offer.

(3) The PKS Board of Directors preliminarily approved a plan to make a tax-free distribution of its entire ownership interest in MFS to the holders of Class D Stock at a special meeting on June 9, 1995. The operating results of MFS have been classified as a single line item on the statements of earnings for all periods presented. PKS's proportionate share of the net assets of MFS at June 30, 1995 of $447 million has been reported separately on the consolidated balance sheet.

(4) In October 1993, PKS acquired 35% of the outstanding shares of C-TEC Corporation that have 57% of the available voting rights. In December 1994, PKS increased its ownership in C-TEC to 49% and 58% of the outstanding shares and voting rights, respectively. In January 1994, MFS, a subsidiary of PKS, issued $500 million of 9.375% Senior Discount Notes.

(5) In 1993, through two public offerings, PKS sold 29% of the common stock of MFS, resulting in a $137 million after-tax gain. In 1994, additional MFS stock transactions resulted in a $35 million after-tax gain to PKS and reduced its ownership in MFS to 67%.

(6) On May 5, 1995, the U.S. government and a subsidiary of PKS entered into a settlement agreement with respect to the Whitney Benefits litigation. In settlement of all claims, PKS received $135 million on June 2, 1995 which it recognized as income.

(7) The aggregate redemption value of common stock at June 30, 1995 was $1.7 billion.

              SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA OF
                       KIEWIT CONSTRUCTION & MINING GROUP

                                                                                                      PRO FORMA (1)
                                                                                        -----------------------------------------
                                                      HISTORICAL                            FISCAL YEAR           SIX MONTHS
                                ------------------------------------------------------         ENDED                 ENDED
                                                                          SIX MONTHS       DECEMBER 31,            JUNE 30,
                                                                            ENDED              1994                  1995
                                          FISCAL YEAR ENDED                JUNE 30,     -------------------   -------------------
                                --------------------------------------  --------------  SCENARIO   SCENARIO   SCENARIO   SCENARIO
                                 1990    1991    1992    1993    1994    1994    1995    #1 (2)     #2 (2)     #1 (2)     #2 (2)
                                ------  ------  ------  ------  ------  ------  ------  --------   --------   --------   --------
                                                         (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Results of Operations:
  Revenue.....................  $1,671  $1,834  $1,675  $1,783  $2,175  $  939  $  988   $2,175     $2,175     $  988     $  988
  Earnings before cumulative
   effect of change in
   accounting principle.......      57      23      69      80      77      17      34       75         74         33         32
  Net earnings................      57      23      82      80      77      17      34       75         74         33         32
Per Common Share (3):
  Earnings before cumulative
   effect of change in
   accounting principle.......    2.47    1.12    3.79    4.63    4.92    1.10    2.44     5.88       6.84       2.97       3.54
  Net earnings................    2.47    1.12    4.48    4.63    4.92    1.10    2.44     5.88       6.84       2.97       3.54
  Dividends (4)(5)............    0.25    0.30    0.70    0.70    0.90    0.45    0.45    --         --         --         --
  Stock price (6).............   10.35   14.40   18.70   22.35   25.55   21.90   25.10                          28.20      28.70
  Book value..................   14.99   19.25   23.31   27.43   31.39   28.19   33.92                          36.08      38.23
Financial Position:
  Total assets................     762     849     862     889     967             967                            892        841
  Current portion of long-term
   debt.......................      15       7       2       4       3               2                              2          2
  Long-term debt, less current
   portion....................      14      13      12      10       9               7                              6          6
  Stockholders' equity (7)....     350     400     437     480     505             503                            429        378
  Formula value (6)...........     249     299     351     391     411

- ------------------------------
(1) The pro forma results of operations data are computed assuming that the MFS Recapitalization, the Exchange Offer and the Spin-off were consummated on December 26, 1993 and January 1, 1995 for the fiscal year ended December 31, 1994 and six months ended June 30, 1995, respectively. The pro forma financial position data as of June 30, 1995 assumes that such transactions were consummated as of such date. The pro forma financial data of Kiewit Construction & Mining Group should be read in conjunction with the Kiewit Construction & Mining Group's historical financial statements and the notes thereto and the "Pro Forma Financial Information" included elsewhere or incorporated by reference herein.
(2) The pro forma information assumes, in two separate scenarios, that 3,000,000 shares (Scenario 1) and 5,000,000 shares (Scenario 2) of Exchangeable Stock and all the Exchangeable Debentures are exchanged in the Exchange Offer.
(3) In connection with the January 8, 1992 reorganization, each share of the previous Class B and Class C Stock was exchanged for one share of new Class B Stock or Class C Stock and one share of new Class D Stock. Therefore, for purposes of computing Class B and Class C Stock per share data, the number of shares for years 1990 and 1991 are assumed to be the same as the corresponding number of shares of previous Class B and Class C Stock. Fully diluted earnings per share have not been presented because it is not materially different from primary earnings per share.
(4) The 1994, 1993 and 1992 dividends include $.45, $.40 and $.30 for dividends declared in 1994, 1993 and 1992, respectively, but paid in January of the subsequent year. Years 1990 and 1991 reflect dividends paid by PKS on its previous Class B and Class C Stock that have been attributed to Kiewit Construction & Mining Group and Kiewit Diversified Group based upon the relative formula values of each group which were determined at the end of each preceding year. Accordingly, the dividends may bear no relationship to the dividends that would have been declared by the Board in such years had the new Class B and Class C Stock and the new Class D Stock been outstanding.
(5) Pro forma dividends have not been presented as the amount of any dividends that may have been declared if the transactions had occurred as of the beginning of the respective periods cannot be determined.
(6) Pursuant to the Certificate of Incorporation, the stock price and formula value calculations are computed annually at the end of the fiscal year, except that adjustments to the stock price to reflect dividends are made at the time such dividends are declared.
(7) Ownership of the Class B Stock and Class C Stock is restricted to certain employees conditioned upon the execution of repurchase agreements which restrict the employees from transferring the stock. PKS is generally committed to purchase all Class B and Class C Stock at the price determined, when put to PKS by a stockholder, pursuant to the Certificate of Incorporation. The aggregate redemption value of the Class B and Class C Stock at June 30, 1995 was $372 million.

              SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA OF
                            KIEWIT DIVERSIFIED GROUP

                                                                                                        PRO FORMA (1)
                                                                                          -----------------------------------------
                                                        HISTORICAL
                                  ------------------------------------------------------      YEAR ENDED            SIX MONTHS
                                                                            SIX MONTHS       DECEMBER 31,         ENDED JUNE 30,
                                                                              ENDED              1994                  1995
                                            FISCAL YEAR ENDED                JUNE 30,     -------------------   -------------------
                                  --------------------------------------  --------------  SCENARIO   SCENARIO   SCENARIO   SCENARIO
                                   1990    1991    1992    1993    1994    1994    1995    #1 (2)     #2 (2)     #1 (2)     #2 (2)
                                  ------  ------  ------  ------  ------  ------  ------  --------   --------   --------   --------
                                                           (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Results of Operations:
  Revenue (3)(4)................  $  235  $  215  $  243  $  267  $  534  $  255  $  274   $  534     $  534     $  274     $  274
  Earnings before cumulative
   effect of change in
   accounting principle
   (5)(6).......................      51      26      81     181      33      28      37      102        103        121        122
  Net earnings (5)(6)...........      23     418      99     181      33      28      37      102        103        121        122
Per Common Share (7):
  Earnings from continuing
   operations before cumulative
   effect of change in
   accounting principle.........    2.20    1.26    4.00    9.08    1.63    1.35    1.75     4.73       4.63       5.39       5.23
  Net earnings..................    1.03   20.30    4.92    9.08    1.63    1.35    1.75     4.73       4.63       5.39       5.23
  Dividends (8)(9)..............    0.70    0.70    1.95    0.50    --      --      --      --         --         --         --
  Stock price (10)..............   35.00   47.85   50.65   59.40   60.25   59.40   60.25                          46.45      46.95
  Book value....................   35.75   47.93   50.75   59.52   60.36   60.10   62.90                          46.45      46.97
Financial Position:
  Total assets (3)(4)...........   2,204   1,801   1,709   2,759   3.549           2,633                          2,261      2,312
  Current portion of long-term
   debt (3)(4)..................      16       8       1      11      30              12                             11         11
  Long-term debt, less current
   portion (3)(4)...............     255      97      18     452     899             372                            371        371
  Stockholders' equity (11).....     835     996   1,021   1,191   1,231           1,339                          1,050      1,101
  Formula value (10)............     835     996   1,021   1,191   1,231

- ------------------------------

(1) The pro forma results of operations data are computed assuming that the MFS Recapitalization, the Exchange Offer and the Spin-off were consummated on December 26, 1993 and January 1,1995 for the fiscal year ended December 31, 1994 and the six months ended June 30, 1995, respectively. The pro forma financial position data as of June 30, 1995 assumes that such transactions were consummated as of such date. The pro forma financial data of Kiewit Diversified Group should be read in conjunction with the Kiewit Diversified Group's historical financial statements and the notes thereto and the "Pro Forma Financial Information" included elsewhere or incorporated by reference herein.

(2) The pro forma information assumes, in two separate scenarios, that 3,000,000 shares (Scenario 1) and 5,000,000 shares (Scenario 2) of Exchangeable Stock and all the Exchangeable Debentures are exchanged in the Exchange Offer.

(3) The PKS Board of Directors preliminarily approved a plan to make a tax-free distribution of its entire ownership interest in MFS to the holders of Class D Stock at a special meeting on June 9, 1995. The operating results of MFS have been classified as a single line item on the statements of earnings for all periods presented. PKS's proportionate share of the net assets of MFS at June 30, 1995 of $447 million has been reported separately on the balance sheet.

(4) In October 1993, the Group acquired 35% of the outstanding shares of C-TEC Corporation that have 57% of the available voting rights. In December 1994, the Group increased its ownership in C-TEC to 49% and 58% of the outstanding shares and voting rights, respectively. In January 1994, MFS issued $500 million of 9.375% Senior Discount Notes.

(5) In 1993, through two public offerings, the Group sold 29% of the common stock of MFS, resulting in a $137 million after-tax gain. In 1994, additional MFS stock transactions resulted in a $35 million after-tax gain to the Group and reduced its ownership in MFS to 67%.

(6) On May 5, 1995, the U.S. government and a subsidiary of the Group entered into a settlement agreement with respect to the Whitney Benefits litigation. In settlement of all claims, the Group received $135 million on June 2, 1995 which it recognized as income.

(7) In connection with the January 8, 1992 reorganization, each share of previous Class B and Class C Stock was exchanged for one share of new Class B Stock or Class C Stock and one share of new Class D Stock. Therefore, for purposes of computing Class D Stock per share data, the number of shares for years 1990 and 1991 are assumed to be the same as the corresponding number of shares of the previous Class B and Class C Stock. Fully diluted earnings per share have not been presented because it is not materially different from primary earnings per share.

(8) The 1992 dividends include $.35 for dividends declared in 1992 but paid in January, 1993. Years 1990 and 1991 reflect dividends paid by PKS on its previous Class B and Class C Stock that have been attributed to Kiewit Diversified Group and

     Kiewit Construction & Mining Group based upon the relative formula values of each group which were determined at the end of each preceding year.
     Accordingly, the dividends may bear no relationship to the dividends that would have been declared by the Board in such years had the new Class D
     Stock and the Class B and Class C Stock been outstanding.

(9) Pro forma dividends have not been presented as the amount of any dividends that may have been declared if the transactions had occurred as of the beginning of the respective periods cannot be determined.

(10) Pursuant to the Certificate of Incorporation, the stock price and formula value calculations are computed annually at the end of the fiscal year, except that adjustments to the stock price to reflect dividends are made at the time such dividends are declared.

(11) Unless Class D Stock becomes Publicly Traded, PKS is generally committed to purchase all Class D Stock at the price determined, in accordance with  the
     Certificate  of  Incorporation,  when  put to  PKS  by  a  stockholder. The aggregate redemption value of the Class D  Stock at June 30, 1995 was  $1.3 billion.

                      SELECTED CONSOLIDATED FINANCIAL DATA
                      OF MFS COMMUNICATIONS COMPANY, INC.

    The development and acquisition by MFS of its networks and services during the periods reflected below materially affect the comparability of that data from one period to another. The following selected consolidated financial data should be read in conjunction with the Consolidated Financial Statements of MFS and the notes thereto, incorporated by reference herein. No cash dividends were paid in any of the periods presented below.

                                                                        FISCAL YEAR ENDED                        SIX MONTHS
                                                    ---------------------------------------------------------      ENDED
                                                    1990 (1)  1991 (2)     1992         1993       1994 (3)    JUNE 30, 1995
                                                    --------  --------  -----------  -----------  -----------  --------------
                                                                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
  Revenue:
  Telecommunications services.....................   $ 8,951  $ 23,158     $ 47,585     $ 70,048    $ 228,707      $220,867
  Network systems integration.....................     1,721    14,065       61,122       71,063       58,040        37,478
                                                    --------  --------  -----------  -----------  -----------  --------------
    Total.........................................    10,672    37,223      108,707      141,111      286,747       258,345
Costs and expenses:
  Operating expenses..............................    13,971    33,963       76,667      102,905      273,431       259,017
  Depreciation and amortization...................     7,990    11,761       20,544       34,670       73,869        60,721
  General and administrative expenses.............    11,590    18,429       23,267       34,989       75,576        53,724
                                                    --------  --------  -----------  -----------  -----------  --------------
    Total.........................................    33,551    64,153      120,478      172,564      422,876       373,462
                                                    --------  --------  -----------  -----------  -----------  --------------
Loss from operations..............................   (22,879)  (26,930)     (11,771)     (31,453)    (136,129)     (115,117)
Other income (expense) net (4)....................    (8,052)   (1,314)        (792)       8,464      (17,175)      (13,419)
                                                    --------  --------  -----------  -----------  -----------  --------------
Loss before income taxes..........................   (30,931)  (28,244)     (12,563)     (22,989)    (153,304)     (128,536)
Income tax benefit (expense)......................     --        --            (566)       7,220        2,103          (200)
                                                    --------  --------  -----------  -----------  -----------  --------------
  Net loss........................................  $(30,931) $(28,244)    $(13,129)    $(15,769)   $(151,201)    $(128,736)
                                                    --------  --------  -----------  -----------  -----------  --------------
                                                    --------  --------  -----------  -----------  -----------  --------------
Loss per share (5) ...............................                          $(0.30)      $(0.30)      $(2.42)         $(2.00)
                                                                        -----------  -----------  -----------  --------------
                                                                        -----------  -----------  -----------  --------------
Number of shares (5)..............................                       44,085,000   52,882,000   62,437,000    64,423,000
                                                                        -----------  -----------  -----------  --------------
                                                                        -----------  -----------  -----------  --------------
Ratio of earnings to combined fixed charges and
 preferred stock dividends (6)....................     --        --         --           --           --            --

OTHER DATA:
  EBITDA (7)......................................  $(14,889) $(15,169)    $  8,773     $  3,217   $  (62,260)   $  (54,396)
  Net cash provided by (used in) operating
   activities.....................................   (27,695)  (21,965)      28,741       32,946      (10,442)      (66,833)
  Capital expenditures, including acquisitions of
   businesses, net of cash acquired...............    39,140    92,411      110,171      128,651      576,711       264,293

STATISTICAL DATA (8):
  Circuits in service (9).........................   173,958   465,420      589,130      947,391    1,713,430     2,241,601
  Buildings connected.............................       226       695        1,101        1,583        2,754         3,698
  Route miles (10)................................       127       373          858        1,298        2,405         2,702
  Fiber miles (11)................................    10,359    22,982       38,595       62,154      107,919       136,060
  Switches........................................     --        --         --                 1           12            12

BALANCE SHEET DATA:
  Networks and equipment..........................  $ 82,451  $159,751     $243,243     $370,334   $  787,453    $1,055,581
  Total assets....................................   102,959   204,819      363,299      906,937    1,584,546     1,826,833
  Long-term debt, less current portion............    17,849     7,659          169          143      548,333       596,958
  Stockholders' equity............................   (36,739)  162,538      298,516      811,105      770,103       963,466

- ------------------------------

 (1) Reflects the acquisition as of April 1, 1990 of 80% of the common stock of MFS Chicago, which owns MFS's network in Chicago.

 (2) Reflects the acquisition as of October 17, 1991 of 85% of the common stock of MFS/ICC, which owns MFS's network in the Washington, D.C. metropolitan area.

 (3) Reflects the acquisition of Centex Telemanagement, Inc. as of May 18, 1994,
     Cylix  Communications Corporation as of November 1, 1994 and RealCom Office
     Communications, Inc. as of November 14, 1994.

 (4) Reflects the assumption of $23.6 million principal amount of debt in connection with the acquisition of MFS Chicago in April 1990, in addition to interest charged on advances from KDG through 1990. MFS recorded interest expense in respect of such advances of $7.2 million in 1990.

 (5) See Note 2 to the Consolidated Financial Statements, which describes the calculation of loss per share.

 (6) For each of the five years ended December 31, 1994 and the six months ended
     June 30, 1995, earnings were insufficient to cover fixed charges during the periods shown by  the amount of  loss before income  taxes of  $30,931,000,
     $28,244,000,   $12,563,000,  $22,989,000,  $153,304,000  and  $128,536,000,
     respectively.

 (7) EBITDA  consists  of  earnings   (loss)  before  interest,  income   taxes,
     depreciation   and   amortization.   EBITDA  is   commonly   used   in  the
     communications industry  to analyze  companies on  the basis  of  operating performance,  leverage and liquidity.  EBITDA is not  intended to represent operating results  or  cash  flows  as  determined  by  generally  accepted accounting principles. See Consolidated Statements of Cash Flows.

 (8) Information presented as of the end of the period indicated and derived from non-financial records prepared by MFS which are not audited. Includes statistical data for the Chicago network which MFS managed prior to its acquisition by MFS as described in Note 1 above.

 (9) All circuits have been expressed as voice grade equivalent circuits.

(10) Route miles refers to the number of miles of the telecommunications path in which the fiber optic cables are installed.

(11) Fiber miles refers to the number of route miles installed (excluding pending installations) along a telecommunications path multiplied by the number of fibers along that path.

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER

    TERMS; POTENTIAL PRORATION.   Upon the terms and  subject to the  conditions
set forth herein and in the Letter of Transmittal (which together constitute the "Exchange Offer"), PKS hereby offers to exchange and PKS will exchange

    (i) .416598 of a share of Class D Stock for each outstanding share of Class B Stock and Class C Stock (including all shares of Class C Stock issued in exchange for Exchangeable Debentures),

    (ii) 24.75 shares of Class C Stock and 24.75 shares of Class D Stock for each $1,000 principal amount of each outstanding 1990 Series Convertible Debenture due October 31, 2000 (each such share of Class C Stock will then be exchangeable for .416598 shares of Class D Stock pursuant to the Exchange Offer as described in clause (i) above),

    (iii) 22.98 shares of Class C Stock and 22.98 shares of Class D Stock for each $1,000 principal amount of each outstanding 1991 Series Convertible Debenture due October 31, 2001 (each such share of Class C Stock will then be exchangeable for .416598 shares of Class D Stock pursuant to the Exchange Offer as described in clause (i) above), and

    (iv) 19.97 shares of Class D Stock for each $1,000 principal amount of each outstanding 1993 Series Convertible Debenture due October 31, 2003,


that is validly tendered and not properly withdrawn on or prior to 5:00 p.m., Omaha, Nebraska time on the Expiration Date. See " -- Withdrawal Rights," below. All outstanding shares of Class C Stock (including shares of Class C Stock issued to certain employees of PKS in connection with the Company's annual offering of Class C Stock in 1995), as well as shares of Class C Stock received by debentureholders in exchange for Class C and D Debentures in the Exchange Offer, will be exchangeable for Class D Stock pursuant to the Exchange Offer. The Exchange Offer will be open until 5:00 p.m., Omaha, Nebraska time on September 29, 1995 unless extended as described herein. Shares of Class B Stock and Class C Stock accepted for exchange pursuant to the Exchange Offer will be held as treasury shares.


    A holder of Exchangeable Stock may exchange any or all of the shares of Exchangeable Stock held by such holder for Class D Stock pursuant to the Exchange Offer. A decision by a holder of Exchangeable Stock to tender a portion of such stock in the Exchange Offer will not be treated by PKS as a basis for exercising PKS's right, under the PKS Certificate of Incorporation, to repurchase the remaining Exchangeable Stock of such holder.

    A holder of an Exchangeable Debenture may elect only to exchange the entire principal amount of such Exchangeable Debenture for Offered Stock pursuant to the Exchange Offer; partial exchange of an Exchangeable Debenture in the Exchange Offer is not permitted.

    The exchange ratio of shares of Class D Stock to be received by tendering stockholders for the Exchangeable Stock was established by the PKS Board of Directors on June 9, 1995. In determining the exchange ratio for the Exchangeable Stock, the PKS Board of Directors employed the conversion ratio that was applicable under the PKS Certificate of Incorporation to the January 1, 1995 conversion of Class B Stock and Class C Stock into Class D Stock (I.E., the ratio of the Class D Per Share Price to the Class B&C Per Share Price at January 1, 1995 of $60.25 to $26.00, or 1:431535) adjusted for the dividends paid on Class B Stock and Class C Stock in January 1995 of $.45 per share and in May 1995 of $.45 per share (yielding a ratio of $60.25 to $25.10, or 1:.416598). In lieu of issuing fractional shares, PKS will round the number of shares of Class D Stock received by a tendering holder of Exchangeable Stock to the nearest whole number of shares without any additional consideration being payable by or to such holder.

    In the case of the Exchangeable Debentures, the PKS Board established an exchange ratio whereby each Exchangeable Debenture may be exchanged for that number of shares of Class D Stock

(and, in the case of Class C and D Debentures, that number of shares of Class C Stock) that would have been issuable upon conversion of such debenture in accordance with its terms. In lieu of issuing fractional shares, PKS will round the number of shares of Class D Stock (and Class C Stock in the case of Class C and D Debentures) received by a tendering holder of an Exchangeable Debenture to the nearest whole number of shares without any additional consideration being payable by or to such holder. In addition, interest on the tendered Exchangeable Debentures accrued to and including the date of the consummation of the Exchange Offer will be paid to such holder. If such Exchangeable Debentures are pledged to FirsTier Bank, N.A., PKS will pay such accrued interest to FirsTier to the extent of interest accrued on the underlying loan by FirsTier to the holder of the Exchangeable Debentures, and will pay only the remaining amount directly to the debentureholder.


    Although PKS does not anticipate that it will be necessary to impose a limit on the amount of Exchangeable Stock that may be exchanged in the Exchange Offer, PKS expressly reserves the right to do so if the PKS Board of Directors determines that acceptance of all tendered Exchangeable Stock would not be in the best interest of PKS and its stockholders. If the PKS Board were to take such action, it would impose such limit on the tendered Exchangeable Stock (but not on the tendered Exchangeable Debentures) on a pro rata basis and would follow the procedures otherwise applicable to a modification of the Exchange Offer. See "The Exchange Offer -- Right of PKS to Extend, Abandon or Modify the Exchange Offer." The PKS Board might consider imposing such a limit if it concluded that acceptance of all shares of Exchangeable Stock tendered could frustrate the employee incentivization purposes of PKS's employee ownership program for Class C Stock, given the aggregate amount of and/or the concentration of ownership of the Exchangeable Stock tendered. Any such conclusion would involve a subjective judgment by the PKS Board based upon the facts and circumstances at the time of a decision to impose such a limit. (Such stock ownership program, under which Class C Stock is offered to selected employees of the Construction & Mining Group each year, is intended in part to incentivize such employees by giving them a financial stake in the performance of the sector of the Company's business in which they are employed).



    The Exchange Offer is not conditioned upon any minimum amount of Exchangeable Securities being tendered for exchange. However, the Exchange Offer is subject to the Ruling remaining substantially in effect. See "The Exchange Offer -- Condition to the Exchange Offer."


    As of June 23, 1995, there were 884,400 shares of Class B Stock issued and outstanding, held by four holders of record, 13,944,365 shares of Class C Stock issued and outstanding, held by 1,255 holders of record, $805,000 principal amount of 1990 Series Convertible Debentures outstanding, held by 41 holders of record, $1,740,000 principal amount of 1991 Series Convertible Debentures outstanding, held by 74 holders of record, and $455,000 principal amount of 1993 Series Convertible Debentures outstanding, held by 12 holders of record. As of such date, directors of PKS held, in the aggregate, 4,332,452 shares of Class C Stock, $160,000 principal amount of 1990 Series Convertible Debentures, $425,000 principal amount of 1991 Series Convertible Debentures and $200,000 principal amount of 1993 Series Convertible Debentures. Such directors have indicated to PKS that they do not intend to tender their Exchangeable Stock pursuant to the Exchange Offer with the exception of Walter Scott, Jr., Chairman of the Board and President of PKS, and Robert E. Julian, Executive Vice President and Chief Financial Officer of PKS, who expect to tender, in the aggregate, 785,892 shares of Class C Stock pursuant to the Exchange Offer. Mr. Scott's intention to tender Class C Stock in the Exchange Offer reflects his assessment (based on his assumptions as to the amount of Class C Stock to be offered for sale by PKS and the amount of such stock to be repurchased by PKS or converted to Class D Stock) of the number of shares of such stock he would otherwise be required to sell to PKS, convert to Class B Stock or convert to Class D Stock within the next few years pursuant to the PKS Certificate of Incorporation. The PKS Certificate of Incorporation provides that, if for any reason a holder owns more than 10% of the issued and outstanding shares of Class C Stock, on a fully-diluted basis, on January 1st of any year, such holder must sell back to PKS or convert to Class D Stock (or, in the case of Mr. Scott, Class B Stock or Class D Stock) that amount of such Class C Stock which is in excess of such 10% limitation. Mr. Julian's intention to tender Class C Stock reflects the fact that his responsibilities with PKS relate primarily to the Diversified Group. See "Certain Transactions -- Intentions of Certain Significant Stockholders
Regarding Participation in Exchange Offer." The Company expects that all Exchangeable Debentures, including those held by the directors of PKS, will be tendered pursuant to the Exchange Offer. See "Risk Factors -- Risk Factors Relating to the Exchange Offer, The Spin-off and PKS Securities -- Certain Consequences of Decision Not to Exchange."

    This Prospectus and the Letters of Transmittal are being sent to persons who were holders of record of Class B Stock, Class C Stock, Class D Debentures and Class C and D Debentures as of the close of business on July 31, 1995, including those employees who purchased shares of Class C Stock in connection with PKS's annual offering of Class C Stock in 1995.

    Participation in the Exchange Offer is voluntary, and holders of Exchangeable Securities should carefully consider whether or not to accept the Exchange Offer. See "Risk Factors." Tender by a debentureholder of Exchangeable Debentures held by such debentureholder in the Exchange Offer will most likely result in receipt of the greatest value by the debentureholder based upon the fact that (i) the respective formula values of the Offered Stock issuable in exchange for each Exchangeable Debenture will be substantially greater than the face amount of such Exchangeable Debenture and (ii) PKS will not retain any MFS Common Stock or MFS Preferred Stock after the Spin-off, and therefore would not be able to distribute any such stock upon a subsequent conversion of such Exchangeable Debenture during its scheduled conversion period. Furthermore, the PKS Board has not made any provision for any other adjustment to the Exchangeable Debentures to reflect the Spin-off. Accordingly, the PKS Board of Directors recommends that holders of Exchangeable Debentures tender such Exchangeable Debentures in the Exchange Offer.

    The PKS Board of Directors makes no recommendation with respect to whether holders of Exchangeable Stock should tender such Exchangeable Stock in the Exchange Offer.

    There are no dissenter's rights of appraisal in connection with the Exchange Offer.

    PKS does not intend to terminate the registration of the Class C Stock under the Exchange Act after the consummation of the Exchange Offer.

PROCEDURE FOR TENDERING EXCHANGEABLE SECURITIES; EXCHANGE OF EXCHANGEABLE SECURITIES; DELIVERY OF OFFERED STOCK

    PROCEDURE FOR TENDERING EXCHANGEABLE SECURITIES. To tender Exchangeable Securities pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), any other documents required by PKS and certificates for the Exchangeable Securities to be tendered must be received by PKS prior to 5:00 p.m., Omaha, Nebraska time, on the Expiration Date. Separate Letters of Transmittal will be required for the tender of (i) the Class B Stock, (ii) the Class C Stock and (iii) the Exchangeable Debentures.

    A holder of an Exchangeable Debenture may not tender less than the full principal amount of such debenture in the Exchange Offer.

    A tender of Exchangeable Securities made pursuant to the instructions contained herein and in the Letter of Transmittal will constitute a binding agreement, subject to withdrawal rights as described herein, between the tendering securityholder and PKS upon the terms and subject to the conditions of the Exchange Offer.


    If Exchangeable Stock has been pledged to a lender, the registered holder of such pledged Exchangeable Stock must make appropriate arrangements with such lender for valid tender of the certificates representing the pledged Exchangeable Stock. If, however, such lender is FirsTier Bank, N.A., PKS will arrange directly with such bank for the delivery of such pledged certificates to PKS. PKS will deliver the Offered Stock issued in exchange for Exchangeable Stock directly to any lending institution to which such Exchangeable Stock was pledged if so directed by the registered holder of such pledged stock in such holder's Letter of Transmittal. If the Offered Stock received in exchange for the tendered Exchangeable Stock is to be delivered to a lender other than FirsTier Bank, N.A., the Letter of Transmittal must state with specificity the information necessary (including name, address and contact person of the lender) to effect such delivery. If a holder of pledged Exchangeable Stock does not designate the lending institution to which the Offered Stock received in exchange for tendered Exchangeable Stock is to be delivered, PKS may deliver such Offered Stock to the exchanging securityholder, but reserves the right to deliver such Offered Stock directly to a lending institution if PKS believes in good faith that such lending institution is entitled to receive the Offered Stock under a borrowing arrangement with the exchanging securityholder.

    If Exchangeable Debentures have been pledged to a lender, a holder of Exchangeable Debentures must specify in the related Letter of Transmittal the name of the lending institution to which such Exchangeable Debentures are pledged. Execution and return of a Letter of Transmittal relating to such pledged Exchangeable Debentures will constitute, upon receipt by PKS, authorization by the exchanging debentureholder (i) to the lending institution to deliver the pledged Exchangeable Debentures directly to PKS for exchange pursuant to the Exchange Offer and (ii) to PKS to deliver the Offered Stock issued in exchange for such tendered Exchangeable Debentures directly to the lending institution which tendered such Exchangeable Debentures. Accordingly, holders who wish to tender pledged Exchangeable Debentures in the Exchange Offer will not be required to make any arrangements with the lending institution with respect to such matters. If a holder of pledged Exchangeable Debentures does not designate the lending institution to which the Offered Stock received in exchange for tendered Exchangeable Debentures is to be delivered, PKS may deliver such Offered Stock to the exchanging debentureholder, but reserves the right to deliver such Offered Stock directly to a lending institution if PKS believes in good faith that such lending institution is entitled to receive the Offered Stock under a borrowing arrangement with the exchanging debentureholder.

    If Exchangeable Debentures have been pledged to FirsTier Bank, N.A., execution and return of the Letter of Transmittal also will constitute, upon receipt by PKS, authorization to pay to FirsTier Bank, N.A., any and all interest accrued on loans from FirsTier Bank, N.A. secured by the Exchangeable Debentures through the Exchange Date, from and to the extent of interest accrued on the Exchangeable Debentures through the Exchange Date, and otherwise payable to the holders of the Exchangeable Debentures. PKS will pay the remaining portion of interest accrued on the Exchangeable Debentures to the holders thereof as soon as practicable after the Exchange Date.

    PERSONS WHO HAVE PLEDGED EXCHANGEABLE SECURITIES TO A LENDER AND WHO ARE CONSIDERING PARTICIPATION IN THE EXCHANGE OFFER, OR WHO HAVE PLEDGED CLASS D STOCK TO A LENDER, SHOULD CONSULT WITH THE LENDER AS TO THE EFFECT OF THE EXCHANGE OFFER AND THE SPIN-OFF ON THEIR LOAN ARRANGEMENTS.

    If any certificates representing Exchangeable Securities have been destroyed, lost or stolen, the tendering securityholder must (a) furnish to PKS evidence, satisfactory to it in its sole discretion, of the ownership of and the destruction, loss or theft of such certificate, (b) furnish to PKS indemnity, satisfactory to it in its sole discretion, and (c) comply with such other reasonable requirements as PKS may prescribe.

    The method of delivery of certificates representing the Exchangeable Securities and all other required documents is at the option and risk of the tendering securityholder. If certificates representing the Exchangeable Securities are sent by mail, registered mail with return receipt requested, properly insured, is recommended and sufficient time to ensure timely receipt should be allowed.


    EXCHANGE OF EXCHANGEABLE SECURITIES; DELIVERY OF OFFERED STOCK. Upon the terms and subject to the conditions of the Exchange Offer (including, without limitation, the right of PKS to impose a limit on the number of shares of Exchangeable Stock accepted for exchange in the Exchange Offer), on the Exchange Date (as defined below) PKS will accept for exchange, and will issue shares of Offered Stock in exchange for, Exchangeable Securities that have been validly tendered and not properly withdrawn on or prior to the Expiration Date, provided that PKS has not otherwise notified tendering securityholders of its intent to extend, abandon or modify the Exchange Offer. The Exchange Date will be the Expiration Date. Exchange of the Exchangeable Securities accepted for exchange pursuant to the

Exchange Offer will be made only after timely receipt by PKS of (i) certificates for such Exchangeable Securities and (ii) a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any other documents required by PKS. Holders of Exchangeable Securities so accepted for exchange will become holders of record of the Offered Stock on the Exchange Date.

    PKS will deliver certificates representing shares of Offered Stock issued in exchange for Exchangeable Securities accepted for exchange as soon as practicable following such acceptance. If any tendered Exchangeable Securities are not exchanged pursuant to the Exchange Offer for any reason, or if certificates are submitted for more Exchangeable Stock than is (i) tendered for exchange or (ii) accepted for exchange, certificates for such untendered or unexchanged securities will be returned without expense as promptly as practicable following the consummation or abandonment of the Exchange Offer. Under no circumstances will interest (other than interest accrued on the Exchangeable Debentures to and including the Exchange Date) be paid by PKS pursuant to the Exchange Offer, regardless of any delay in making such exchange. Tendering securityholders are responsible for payment of all stock transfer taxes, if any, payable in connection with the Exchange Offer.

    All questions as to the form of documents and the validity, form, eligibility (including time of receipt), and acceptance for exchange of any tender of securities and notices of withdrawal will be determined by PKS in its sole discretion, which determination will be final and binding. PKS reserves the absolute right to reject any or all tenders of Exchangeable Securities determined by it not to be in proper form or any acceptance for exchange of Exchangeable Securities which may, in the opinion of PKS's counsel, be unlawful. PKS also reserves the absolute right to waive any defect or irregularity in any tender of Exchangeable Securities. PKS will not be under any duty to give notification of any defect or irregularity in tenders or notices of withdrawal or incur any liability for failure to give any such notification.

WITHDRAWAL RIGHTS


    Exchangeable Securities tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date without penalty on the terms and conditions contained herein. However, once the Expiration Date occurs, tenders of Exchangeable Securities are irrevocable by the tendering securityholder. If PKS extends the Expiration Date, then, without prejudice to PKS's other rights under the Exchange Offer, PKS may retain all Exchangeable Securities tendered, subject only to the withdrawal rights of tendering securityholders as described in this section.


    For a withdrawal to be effective, a written, telegraphic, telex or facsimile transmission notice of withdrawal must be timely received by PKS at the address set forth in the Letter of Transmittal. Any such notice of withdrawal must specify the name of the person who tendered the Exchangeable Securities precisely as it appears in the Letter of Transmittal and the amount of securities to be withdrawn. If certificates have been delivered to PKS, the serial numbers shown on the particular certificates evidencing the Exchangeable Securities to be withdrawn and a signed notice of withdrawal must be submitted prior to the physical release of the certificates for the Exchangeable Securities to be withdrawn. Withdrawals may not be rescinded, and Exchangeable Securities withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offer. However, withdrawn securities may be retendered by again following the procedures described herein and in the Letter of Transmittal at any time prior to the Expiration Date.

CONDITION TO THE EXCHANGE OFFER


    PKS has received the Ruling from the IRS confirming, among other things, that the Spin-off and certain related transactions could be consummated on a tax-free basis to the holders of Class D Stock for United States federal income tax purposes. The Exchange Offer will not be consummated unless the Ruling remains substantially in effect as of the Exchange Date, as determined by the PKS Board of Directors in its sole discretion. Any determination by PKS concerning the Ruling will be final and binding upon all parties.

    There are no federal or state regulatory requirements or approvals that must be complied with or obtained as a condition of the Exchange Offer.


RIGHT OF PKS TO EXTEND, ABANDON OR MODIFY THE EXCHANGE OFFER



    PKS expressly reserves the right to abandon the Exchange Offer and not accept for exchange any Exchangeable Securities if the PKS Board of Directors reasonably determines that there shall have occurred any material change in the business, financial condition, results of operations or prospects of MFS or of the Diversified Group, in the market price of the MFS Common Stock, or in any other circumstance, and that, as a result, consummation of the Exchange Offer would no longer be in the best interest of PKS and its stockholders. If the PKS Board were to consider abandonment of the Exchange Offer without abandoning the Spin-off, it would take into account the effect of such proposal on the interests of the holders of each class of Exchangeable Securities and on the interests of the holders of Class D Stock, and would also consider seeking new fairness opinions from its financial advisors. PKS will abandon the Exchange Offer in the event it abandons the Spin-off. See "The Spin-off -- Condition to the Spin-off; Right of PKS to Abandon, Defer or Modify the Spin-off."


    PKS also reserves the right, at any time or from time to time, whether or not the condition described under "The Exchange Offer -- Condition to the Exchange Offer" shall have been satisfied, (i) to extend the Expiration Date or
(ii) if the PKS Board of Directors determines for any reason that such action would be in the best interest of PKS and its stockholders, to modify the Exchange Offer in any respect, by giving written notice of such extension or modification to the holders of Exchangeable Securities.


    Without limiting the factors the PKS Board might take into account in taking action with respect to the Exchange Offer, the PKS Board might consider abandonment or modification of the terms of the Exchange Offer if such abandonment or modification were determined to be appropriate in light of a change in applicable law or other unforeseen legal or regulatory considerations. The PKS Board might also consider imposing a limit on the amount of Exchangeable Stock that may be exchanged in the Exchange Offer if it determines that acceptance of all tendered Exchangeable Stock would not be in the best interest of PKS and its stockholders. For example, the PKS Board might consider imposing such a limit if it concluded that acceptance of all shares of Exchangeable Stock tendered could frustrate the employee incentivization purposes of PKS's employee ownership program for Class C Stock, given the aggregate amount of and/or the concentration of ownership of the Exchangeable Stock tendered. Any such conclusion would involve a subjective judgment by the PKS Board based upon the facts and circumstances at the time of a decision to impose such a limit. In the event the PKS Board were to impose such a limit, it would impose the limit on the tendered Exchangeable Stock (but not on the tendered Exchangeable Debentures) on a pro rata basis. (In order to avoid having certain rules of the Commission regarding "going private" transactions from becoming applicable to the Exchange Offer, PKS will in any event impose a limit as described above to the extent the consummation of the Exchange Offer in the absence of such a limit would result in there being fewer than 300 holders of Class C Stock. Based on such 300-shareholder minimum and the tender indications received from members of the PKS Board of Directors and the members of the KCG board of directors, PKS would not accept in any event tenders of more than 8,500,000 shares of Exchangeable Stock. However, the PKS Board would in all likelihood determine to impose such a limit well before such 300-shareholder minimum or such 8,500,000 maximum were reached, and, as discussed above, the PKS Board may also determine to impose such a limit based on the concentration of ownership of the shares of Exchangeable Stock tendered). The PKS Board of Directors does not presently intend to impose a limit on the amount of Exchangeable Debentures that may be exchanged in the Exchange Offer, even if a limit were imposed on the amount of Exchangeable Stock that may be exchanged.



    A total of 59,929 shares of Class C Stock and 69,010 shares of Class D Stock would be issuable in the Exchange Offer upon the acceptance by PKS of a tender of all Exchangeable Debentures. A total of 3,541,083 shares of Class D Stock would be issuable in the Exchange Offer upon the acceptance by PKS of a tender of the maximum level of 8,500,000 shares of Exchangeable Stock, but PKS does not expect tenders of Exchangeable Stock to reach such level, and the PKS Board would in all likelihood determine to impose a limit on the number of shares of Exchangeable Stock to be accepted in the Exchange Offer before tenders reached such level.



    If PKS modifies a material term of the Exchange Offer, it will extend the period of time during which the Exchange Offer will remain open if necessary so that the Expiration Date, as extended, is at least 10 business days after the announcement of such modification and, to the extent required by applicable securities laws, will file an appropriate post-effective amendment to the Registration Statement of which this Prospectus forms a part with the Commission. If PKS modifies the terms of the Exchange Offer or extends the period of time during which the Exchange Offer is open, then, without prejudice to PKS's other rights under the Exchange Offer, PKS may retain all Exchangeable Securities tendered, subject only to the tendering securityholder's withdrawal rights described above in "The Exchange Offer -- Withdrawal Rights."


    If PKS abandons the Exchange Offer as described herein, then PKS will return all tendered certificates representing Exchangeable Securities as indicated by the applicable Letter of Transmittal as soon as practicable following the announcement of such occurrence.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS RELATING TO THE EXCHANGE OFFER

    The following discussion sets forth the material United States federal income tax consequences under existing law of the Exchange Offer.

    PKS has received rulings from the IRS concerning the treatment of certain exchanges effected under the Exchange Offer (the "Exchange Tax Rulings"). The continuing validity of the Exchange Tax Rulings is subject to the validity of certain representations and assumptions made in connection with obtaining such rulings. PKS is not aware of any facts or circumstances that should cause such representations or assumptions to be untrue.

    The Exchange Tax Rulings provide, among other things, that for United States federal income tax purposes:

        (1) The exchange of Offered Stock for Exchangeable Debentures will constitute a recapitalization within the meaning of section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), and PKS will be "a party to a reorganization" within the meaning of section 368(b) of the Code;

        (2) No gain or loss will be recognized by a holder of Exchangeable Debentures who elects to participate in the Exchange Offer upon the exchange of Offered Stock for Exchangeable Debentures;

        (3) No gain or loss will be recognized by PKS upon the exchange of Offered Stock for Exchangeable Debentures:

        (4) The basis of Offered Stock received pursuant to the Exchange Offer will be the same as the basis of Exchangeable Debentures exchanged therefor; and

        (5) The holding period of Offered Stock received pursuant to the Exchange Offer will include the holding period of Exchangeable Debentures surrendered therefor, provided that such debentures are held as capital assets on the date of the exchange.

    No tax rulings have been sought from the IRS (and none will be requested) with respect to any tax issues associated with the exchange of Offered Stock for Exchangeable Stock. Nevertheless, in the opinion of Sutherland, Asbill & Brennan, regular outside tax counsel to PKS, although the issue is not free from doubt, such exchange should constitute for United States federal income tax purposes a recapitalization within the meaning of section 368(a)(1)(E) of the Code. In that event, the following United States federal income tax consequences should follow with respect to such exchange:

        (1)  PKS will  be "a  party to a  reorganization" within  the meaning of section 368(b) of the Code;

        (2) No gain or loss will be recognized by a holder of Exchangeable Stock who elects to participate in the Exchange Offer upon the exchange of Offered Stock for Exchangeable Stock;

        (3) No gain or loss will be recognized by PKS upon the exchange of Offered Stock for Exchangeable Stock;

        (4) The basis of Offered Stock received pursuant to the Exchange Offer will be the same as the basis of Exchangeable Stock exchanged therefor; and

        (5) The holding period of Offered Stock received pursuant to the Exchange Offer will include the holding period of Exchangeable Stock exchanged therefor, provided that such Exchangeable Stock is held as a capital asset on the date of the exchange.

    If, contrary to the Exchange Tax Rulings, the exchange of Offered Stock for Exchangeable Debentures were taxable, then, among other consequences, gain or loss would be recognized by each holder of Exchangeable Debentures who elects to participate in the Exchange Offer upon the exchange of Offered Stock for Exchangeable Debentures. Similarly, if, contrary to the opinion of Sutherland, Asbill & Brennan, the exchange of Offered Stock for Exchangeable Stock were taxable, then, among other consequences, gain or loss would be recognized by each holder of Exchangeable Stock who elects to participate in the Exchange Offer upon the exchange of Offered Stock for Exchangeable Stock. The amount of any gain recognized upon a taxable exchange of Offered Stock for Exchangeable Debentures or for Exchangeable Stock would equal the excess of the fair market value of the Offered Stock over the holder's adjusted basis in the Exchangeable Debentures or the Exchangeable Stock, and the amount of any loss recognized would equal the excess of the holder's adjusted basis in the Exchangeable Debentures or the Exchangeable Stock over the fair market value of the Offered Stock. For purposes of determining the fair market value of the Offered Stock, each share of Class C Stock should be treated as having a fair market value equal to the Class B&C Per Share Price, and each share of Class D Stock should be treated as having a fair market value equal to the Class D Per Share Price, in each case at the time of consummation of the Exchange Offer.

    THE FOREGOING DISCUSSION IS ONLY A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER UNDER CURRENT LAW AND IS INTENDED FOR GENERAL INFORMATION ONLY. THE DISCUSSION MAY NOT ACCURATELY DESCRIBE THE TREATMENT OF HOLDERS OF EXCHANGEABLE SECURITIES IF SUCH HOLDERS RECEIVED SUCH EXCHANGEABLE SECURITIES AS COMPENSATION, ARE FOREIGN PERSONS, OR ARE OTHERWISE SUBJECT TO SPECIAL TREATMENT UNDER THE CODE. ALL HOLDERS OF EXCHANGEABLE SECURITIES SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR
CONSEQUENCES OF THE EXCHANGE OFFER TO THEM, INCLUDING (i) THE APPLICATION OF UNITED STATES FEDERAL, STATE, AND LOCAL TAX LAWS, AND OF FOREIGN TAX LAWS AND
(ii) THE EFFECT OF CHANGES IN LAW, INCLUDING CHANGES HAVING RETROACTIVE EFFECT.

                                  THE SPIN-OFF

MANNER OF EFFECTING THE DISTRIBUTION


    MANNER OF DISTRIBUTION; SPIN-OFF DATE. In the event that the condition described under "The Spin-off -- Condition to the Spin-off; Right of PKS to Abandon, Defer or Modify the Spin-off" is satisfied, and unless the PKS Board of Directors has exercised its right to abandon the Spin-off if it determines such action would be in the best interest of PKS and its stockholders, the Spin-off will be declared and be effected on the Spin-off Date to holders of record of Class D Stock (including Class D Stock issued in the Exchange Offer) on such date. Such holders of Class D Stock will become holders of record of the Spin-off Stock to which they are entitled on or promptly after the Spin-off Date. PKS currently anticipates that the Spin-off Date will be the day after the Expiration Date. PKS expressly reserves the right, in its sole discretion, to defer the Spin-off Date if it determines that such action is in the best interest of PKS and its stockholders, but if the Exchange Offer is consummated, the Spin-off will be consummated promptly thereafter.


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
    The number of shares of Spin-off Stock to be distributed in respect of each outstanding share of Class D Stock will be determined on the Spin-off Date. Such determination will be based on the number of shares of Class D Stock outstanding on the Spin-off Date and accordingly will depend on the number of shares of Class D Stock issued pursuant to the Exchange Offer. See "The Exchange Offer," "Overview -- The Spin-off" and "Overview -- The MFS Recapitalization."

    As an administrative and cost-saving convenience, no certificates or scrip representing, or cash in lieu of, fractional shares of Spin-off Stock will be issued to holders of Class D Stock as part of the Spin-off. To the extent fractional shares of Spin-off Stock would otherwise be issued to holders of Class D Stock in the Spin-off, PKS will apply a convention whereby such fractional shares are rounded to whole shares without affecting the total number of shares of Spin-off Stock. For this purpose, PKS will calculate the aggregate number of shares of MFS Common Stock and MFS Preferred Stock, respectively, that would otherwise be issuable as fractional shares. Of such number of shares, one whole share will be distributed to each of those holders of Class D Stock who would otherwise be entitled to receive fractional shares of such stock, in the order of the magnitude of such fractions, until all of such shares have been distributed. The remaining holders of Class D Stock will not be entitled to receive any consideration in respect of the fractional shares otherwise issuable to them.

    The shares of Spin-off Stock will be fully paid and nonassessable, and the holders thereof will not be entitled to preemptive rights. The MFS Preferred Stock is subject, by its terms, to restrictions on the transfer of such stock and is subject to the irrevocable proxy to be granted by KDG to the Secretary and Assistant Secretary of MFS. See "Description of Securities -- MFS Common Stock" and "-- MFS Preferred Stock."


    Certificates representing Spin-off Stock will be mailed to holders of Class D Stock as soon as practicable after the Spin-off Date. Because the Spin-off will require issuance and mailing of a significant number of stock certificates, a delay of approximately three to four weeks in delivery of the certificates representing Spin-off Stock will occur. Holders of Class D Stock should not attempt to sell or transfer MFS Common Stock received pursuant to the Spin-off until they have received the certificates evidencing such stock.


    PKS will mail the certificates representing the Spin-off Stock to each holder of Class D Stock of record on the Spin-off Date unless PKS has received written notification from such holder, at least five business days prior to the date that the certificates representing the Spin-off Stock are to be mailed, that some or all of the Spin-off Stock received in the Spin-off is to be delivered to a lending institution pursuant to a borrowing arrangement between the holder and such lending institution. However, even if no notice is received by PKS to such effect, PKS reserves the right to deliver the Spin-off Stock received by a holder of Class D Stock in the Spin-off to a lending institution if PKS believes in good faith that such lending institution is entitled to receive such Spin-off Stock pursuant to a borrowing arrangement with the holder of Class D Stock.

    No holder of Class D Stock will be required to pay any cash or other consideration, or to surrender or exchange shares of Class D Stock or any other security or to take any other action in order to receive the Spin-off Stock pursuant to the Spin-off.

LISTING AND TRADING OF SPIN-OFF STOCK

    MFS COMMON STOCK. MFS Common Stock is currently traded on the Nasdaq National Market under the symbol "MFST." It is expected that the MFS Common Stock will continue to be traded on the Nasdaq National Market after the Spin-off. Because the obligation of PKS to repurchase the Class D Stock under the circumstances and upon the terms and conditions set forth in PKS's Certificate of Incorporation will not apply to the Spin-off Stock, the ability of a holder of MFS Common Stock to realize value upon a sale of such stock will be entirely dependent on the market for the MFS Common Stock. The prices at which the MFS Common Stock will trade after the Spin-off will be determined by the marketplace and may be influenced by many factors, including, among others, the continuing depth and liquidity of the market for MFS Common Stock, investor perception of MFS, the

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

industries in which its businesses participate and general economic and market conditions. On August 24, 1995 the last reported sale price of the MFS Common Stock as reported by the Nasdaq National Market was $45.50. See "Market for Registrant's Common Stock and Related Stockholder Matters" in the MFS Annual Report on Form 10-K incorporated herein by reference for information regarding historical ranges of trading prices on MFS Common Stock.


    Shares of MFS Common Stock distributed in the Spin-off, after giving effect to the MFS Recapitalization, will constitute approximately 65% of the MFS Common Stock outstanding. Despite the agreements entered into with the directors of PKS and MFS in connection with the Spin-off described at "Certain Transactions -- Agreements Regarding Restrictions on Transfer of Spin-off Stock" below, a substantial number of shares of MFS Common Stock will become available for future sale in the public market after the Spin-off. Sales of substantial numbers of such shares in the public market in the future could adversely affect the market price of the MFS Common Stock and could impair MFS's ability to raise additional capital through the sale of its equity securities.

    Shares of MFS Common Stock received by holders of Class D Stock in the Spin-off will be freely transferable, except for shares of MFS Common Stock received by directors of PKS and MFS as described below and shares of MFS Common Stock received by persons who may be deemed to be "affiliates" of MFS within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Persons who may be deemed to be affiliates of MFS after the Spin-off will generally include individuals or entities that control, are controlled by, or are under common control with MFS and include directors of MFS. Persons who are affiliates of MFS will be permitted to sell their shares of MFS Common Stock received in the Spin-off only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act. See "Certain Transactions -- Certain Agreements Between PKS and MFS -- The Distribution Agreement" for a discussion of the proposed grant to certain affiliates of MFS of registration rights with respect to the Spin-off Stock.

    In connection with the recent DECS offering by MFS, MFS has entered into agreements with the directors of PKS (other than one director of PKS who was elected after the closing of the DECS offering) and the directors of MFS who are holders of Class D Stock regarding the MFS Common Stock to be received by such directors as a result of the Spin-off. The agreements prohibit resales of such MFS Common Stock for a period of two years from May 24, 1995, subject to certain exceptions. See "Certain Transactions -- Agreements Regarding Restrictions on Transfer of Spin-off Stock."

    MFS PREFERRED STOCK. The terms of the MFS Preferred Stock provide that the MFS Preferred Stock is non-transferable for a period of six years, with limited exceptions, and is redeemable at the option of MFS beginning at the end of such six-year period. Accordingly, the MFS Preferred Stock received in the Spin-off will not have any realizable resale value until the earlier of (i) its conversion into MFS Common Stock at the option of the holder beginning on the first anniversary of the date of issuance thereof or (ii) the expiration of the six-year transfer restriction. Even at the end of such six-year period there will likely be no public trading market for the MFS Preferred Stock. See "Description of Securities -- MFS Preferred Stock." MFS does not intend to apply for listing of the MFS Preferred Stock on any national securities exchange, on the Nasdaq National Market or in the over-the-counter market.

CERTAIN EFFECTS OF SPIN-OFF ON CLASS D STOCK

    Because approximately one-third of the current Class D Per Share Price of $60.25 is attributable to MFS, the Class D Per Share Price will be significantly reduced when the Spin-off is consummated. For example, assuming in two alternative scenarios that (i) 3,000,000 shares and (ii) 5,000,000 shares of Exchangeable Stock, and in each case all of the Exchangeable Debentures, are exchanged in the Exchange Offer, the estimated Class D Per Share Price after giving effect to the Spin-off would be $41.00 and $41.75, respectively. Accordingly, the price at which holders of Class D Stock can sell such stock to PKS after the Spin-off pursuant to the Company's obligation to repurchase such Class D

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
Stock under the Company's Certificate of Incorporation will be significantly reduced. See "Overview -- The Spin-off." As the foregoing alternative scenarios indicate, the greater the number of shares of Exchangeable Stock exchanged in the Exchange Offer, the less the reduction in the Class D Per Share Price resulting from the Spin-off. This is attributable to the fact that the amount of the reduction in the Class D Formula Value resulting from the Spin-off will be a fixed amount equal to PKS's book investment in the Spin-off Stock, whereas the amount of such reduction on a per share basis (I.E., the amount of the reduction in the Class D Per Share Price) will decrease as more shares of Class D Stock are issued in the Exchange Offer. As such alternative scenarios also indicate, the greater the number of shares of Exchangeable Stock exchanged in the Exchange Offer, the fewer the number of shares of Spin-off Stock (and hence the less the value of the Spin-off Stock) distributed per share of Class D Stock in the Spin-off.

    If and when the Class D Stock becomes Publicly Traded, the Company's obligation to repurchase such stock will cease. The Class D Stock is freely transferable. However, there is no established trading market for the Class D Stock, and there has only been limited trading activity in the past.

    The PKS Board of Directors has considered and will in the future again consider the feasibility and desirability of listing the Class D Stock on a national securities exchange or on the Nasdaq National Market or in the over-the-counter market or taking other action to facilitate the Public Trading of the Class D Stock. The ability to provide for the listing of the Class D Stock on a securities exchange or on Nasdaq will be subject to the laws, regulations and listing eligibility criteria in effect from time to time. See "Risk Factors -- Effect of Class D Stock Becoming Publicly Traded."

    A lender that has extended credit secured by PKS stock, in making decisions as to how much credit to extend against the collateral held by such lender, may assign a different loan-to-value ratio to the Class D Stock and the Spin-off Stock after the Spin-off as compared to the loan-to-value ratio assigned to the Class D Stock before the Spin-off. Furthermore, the Class D Per Share Price may be less readily predictable than the Class B&C Per Share Price has historically been, and the market value of the MFS Common Stock is expected to be more volatile than the Class D Per Share Price has historically been. A decline in the Class D Per Share Price of Class D Stock pledged to a lender or a decline in the value of MFS Common Stock pledged to a lender could result in the lender requiring that the borrower pledge additional collateral. ACCORDINGLY, PERSONS WHO HAVE PLEDGED EXCHANGEABLE SECURITIES TO A LENDER AND WHO ARE CONSIDERING PARTICIPATION IN THE EXCHANGE OFFER, OR WHO HAVE PLEDGED CLASS D STOCK TO A LENDER, SHOULD CONSULT WITH THEIR LENDER AS TO THE EFFECT OF THE SPIN-OFF ON THEIR LOAN ARRANGEMENTS.

CONDITION TO THE SPIN-OFF; RIGHT OF PKS TO ABANDON, DEFER OR MODIFY THE SPIN-OFF

    The Spin-off will not be consummated unless the Ruling shall be substantially in effect with respect to the Spin-off as of the Spin-off Date. There are no federal or state regulatory requirements or approvals that must be complied with or obtained as a condition of the Spin-off.

    PKS expressly reserves the right, whether or not the foregoing condition shall have been satisfied, (i) to defer the Spin-off (to a date certain or indefinitely) or (ii) to abandon the Spin-off if it determines for any reason that such action is in the best interest of PKS and its stockholders. The Spin-off will not necessarily be abandoned in the event the Exchange Offer is abandoned. However, if the Exchange Offer is consummated, the Spin-off will be consummated promptly thereafter.

    PKS also reserves the right, at any time or from time to time, if the PKS Board of Directors determines for any reason that such action would be in the best interest of PKS and its stockholders and whether or not the foregoing condition shall have been satisfied, to modify the terms of the Spin-off in any respect by giving notice of such modification to the holders of Class D Stock (and, prior to the Expiration Date of the Exchange Offer, to the holders of Exchangeable Securities).

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
    Without limiting the factors the PKS Board might take into account in taking action with respect to the Spin-off, the PKS Board might consider abandonment or modification of the terms of the Spin-off if such abandonment or modification were determined to be appropriate in light of a change in applicable law or other unforeseen legal or regulatory considerations.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS RELATING TO THE SPIN-OFF

    The following discussion sets forth the material United States federal income tax consequences of the Spin-off and certain related transactions under existing law.

    SPIN-OFF CONSIDERATIONS. PKS has received rulings from the IRS (the "Spin-off Tax Rulings") relating to the treatment for United States federal income tax purposes of both the Spin-off and the preliminary spin-off by KDG to PKS of the MFS Common Stock and MFS Preferred Stock held by KDG after the MFS Recapitalization (the "Preliminary Spin-off"). The continuing validity of the Spin-off Tax Rulings is subject to the validity of certain representations and assumptions made in connection with obtaining such rulings, including representations or assumptions regarding the conduct of an active trade or business by PKS, KDG, and MFS and certain of their subsidiaries both before and after the Preliminary Spin-off and the Spin-off; the ownership by KDG and PKS of a controlling interest in MFS immediately before the Preliminary Spin-off and the Spin-off, respectively; the distribution of all the Spin-off Stock held by KDG and PKS immediately before the Preliminary Spin-off and the Spin-off, respectively; the business purposes for the Preliminary Spin-off and the Spin-off; the limited nature of continuing transactions between MFS and PKS or KDG and the arm's-length nature of payments to be made in connection with those transactions; the absence, with limited exceptions, of any plans to dispose of the assets or stock of PKS, KDG or MFS; the treatment of the Spin-off Stock as stock of MFS and the Class D Stock as stock of PKS; and the accuracy of PKS, KDG and MFS financial information submitted to the IRS. PKS is not aware of any facts or circumstances that should cause such representations and assumptions to be untrue.

    The Spin-off Tax Rulings provide, among other things, that both the Spin-off and the Preliminary Spin-off will qualify as tax-free spin-offs under section 355 of the Code. The Spin-off Tax Rulings also provide that for United States federal income tax purposes:

        (1) No gain or loss will be recognized by the holders of the Class D stock upon the distribution of the Spin-off Stock in the Spin-off;

        (2) Except as provided under section 367(e) of the Code (relating to distributions to non-United States shareholders), no gain or loss will be recognized by PKS upon the distribution of the Spin-off Stock in the Spin-off;

        (3) No gain or loss will be recognized by either PKS or KDG upon the distribution of the Spin-off Stock in the Preliminary Spin-off;

        (4) Assuming a holder of Class D Stock holds such stock as a capital asset, such holder's holding period for the Spin-off Stock will include the period during which such Class D Stock was held; and

        (5) The tax basis of the Class D Stock held by a PKS stockholder immediately prior to the Spin-off will be apportioned (based upon relative market values at the time of the Spin-off) among the Class D Stock held immediately after the Spin-off and the MFS Common Stock and MFS Preferred Stock received by such stockholder in the Spin-off. For this purpose, each share of Class D Stock should be treated as having a fair market value equal to the post-Spin-off Class D Per Share Price.

    The allocation of tax basis described above should be calculated separately for each block of shares of Class D Stock with respect to which MFS Common Stock or MFS Preferred Stock is received; that is, separately for each block of shares of Class D Stock that was acquired at a different time or at a different cost from any other block. As soon as practicable following the Spin-off, PKS intends to make available to its stockholders information regarding the allocation of basis between the Class D Stock and the Spin-off Stock.

    Treasury regulations governing section 355 of the Code require that all PKS stockholders who receive Spin-off Stock attach statements to their federal income tax returns for the taxable year in which they receive such stock, which statements show the applicability of section 355 of the Code to the Spin-off. PKS will provide each PKS stockholder with the information necessary to comply with this requirement.

    If, contrary to the Spin-off Tax Rulings, the Spin-off were taxable, then, among other consequences, (i) corporate level income taxes would be payable by the consolidated group of which PKS is the common parent, based upon the amount by which the fair market value of the Spin-off Stock distributed in the Spin-off exceeds PKS's basis therein and (ii) each holder of Class D Stock who receives shares of Spin-off Stock would be treated as if such stockholder received a taxable distribution, taxed first as a dividend to the extent of such stockholder's pro rata share of PKS's available current and accumulated earnings and profits, then as a tax-free recovery of such stockholder's tax basis in his or her Class D Stock, and finally as a sale or exchange of property to the extent of any excess amount.

    POST-SPIN-OFF CONSIDERATIONS. Each share of MFS Preferred Stock received in the Spin-off will be convertible and redeemable according to its terms, as described below. In addition, each share of such stock will be entitled to receive annual cumulative dividends, payable solely in cash. Any accrued but unpaid dividends at the time of redemption or conversion of the MFS Preferred Stock will be reflected in the redemption or conversion consideration for such stock. See "Description of Securities -- MFS Preferred Stock."

    No tax rulings have been sought from the IRS (and none will be requested) with respect to any tax issues associated with either the possible redemption or conversion of the MFS Preferred Stock subsequent to the Spin-off or the accrual or payment of dividends on such stock subsequent to the Spin-off. In addition, potential holders of MFS Preferred Stock should be aware that the United States federal income tax treatment of any such redemption or conversion and of dividends paid or accrued on the MFS Preferred Stock may be controlled or affected by the particular facts or circumstances associated with a particular holder or transaction, changes in those facts or circumstances, intervening events, changes in, or reinterpretations of, law, and other factors. Subject to both this qualification and the general qualification set forth below concerning persons consulting their own tax advisors, in the opinion of Sutherland, Asbill & Brennan, regular outside tax counsel to PKS, the following United States federal income tax consequences should follow with respect to the MFS Preferred Stock after the Spin-off:

        (1) Except with respect to the possible receipt of cash in lieu of a fractional share of MFS Common Stock and as described in paragraph (5) below, no gain or loss should be recognized by a holder of MFS Preferred Stock upon a conversion of such stock into MFS Common Stock or a redemption of such stock for MFS Common Stock;

        (2) Individual holders of MFS Preferred Stock should obtain sale or exchange treatment on a redemption of such stock for cash if the redemption meets one of the tests of section 302(b) of the Code (relating to distributions in redemption of stock);

        (3) Individual holders of MFS Preferred Stock should be considered to have received a taxable distribution on such stock if a redemption of such stock for cash does not meet one of the tests of section 302(b) of the Code; in that event, the distribution will be subject to tax as a dividend to the extent of MFS's available current and accumulated earnings and profits, then as a tax-free recovery of the holder's tax basis in such stock, and then as a sale or exchange of property to the extent of any excess ("Taxable Distribution Treatment");

        (4) Current cash dividends paid on the MFS Preferred Stock should be subject to Taxable Distribution Treatment; and

        (5) In the event that MFS does not pay current cash dividends on the MFS Preferred Stock, then the United States federal income tax treatment of the accrued dividends on such stock is uncertain; in general, holders of MFS Preferred Stock either should be treated as if they had received an annual dividend of MFS Common Stock equal in amount to the amount of the accrued but unpaid cash dividend ("Case I") or should have no United States federal income tax consequences until the MFS Preferred Stock is converted or redeemed or a subsequent cash dividend is paid on the stock ("Case II"), although other treatments may be possible.

    Under Case I, any stock dividend deemed paid on the MFS Preferred Stock should be subject to Taxable Distribution Treatment. Under Case II, if a subsequent cash dividend is paid, then the dividend should be subject on receipt to Taxable Distribution Treatment; if a subsequent cash dividend is not paid, but the holder of the MFS Preferred Stock receives additional cash or shares of MFS Common Stock for the accrued but unpaid dividends at the time of redemption or conversion of the MFS Preferred Stock, then the amount of cash or the value of the shares of MFS Common Stock received by the holder in excess of the issue price of the redeemed or converted MFS Preferred Stock should constitute a distribution from MFS that will be subject on redemption or conversion to Taxable Distribution Treatment. PKS understands that MFS has not made a decision whether it will file information returns with the IRS with respect to accrued but unpaid cash dividends under Case I, under Case II, or in some other manner.

    Under proposed legislation, corporate and other non-individual holders of MFS Preferred Stock may have a cash redemption of their shares of such stock treated differently from a cash redemption of shares of MFS Preferred Stock held by individuals. Potential non-individual holders of MFS Preferred Stock should consult their own tax advisors regarding this issue.

    THE FOREGOING DISCUSSION IS ONLY A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE SPIN-OFF AND CERTAIN RELATED TRANSACTIONS UNDER CURRENT LAW AND IS INTENDED FOR GENERAL INFORMATION ONLY. THE DISCUSSION MAY NOT ACCURATELY DESCRIBE THE TREATMENT OF HOLDERS OF CLASS D STOCK AND POTENTIAL HOLDERS OF SPIN-OFF STOCK IF SUCH HOLDERS RECEIVED SUCH STOCK AS COMPENSATION, ARE FOREIGN PERSONS, OR ARE OTHERWISE SUBJECT TO SPECIAL TREATMENT UNDER THE CODE. ALL HOLDERS OF CLASS D STOCK AND POTENTIAL HOLDERS OF SPIN-OFF STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR CONSEQUENCES TO THEM OF BOTH THE SPIN-OFF AND ANY TRANSACTIONS INVOLVING THE SPIN-OFF STOCK, INCLUDING (i) THE APPLICATION OF UNITED STATES FEDERAL, STATE, AND LOCAL TAX LAWS, AND OF FOREIGN TAX LAWS AND (ii) THE EFFECT OF CHANGES IN LAW. PKS HAS RECEIVED CERTAIN WRITTEN ADVICE FROM THE NEBRASKA DEPARTMENT OF REVENUE
REGARDING CERTAIN NEBRASKA STATE TAX CONSEQUENCES OF BOTH THE SPIN-OFF AND POST-SPIN-OFF TRANSACTIONS INVOLVING THE STOCK OF PKS AND MFS. FOLLOWING THE SPIN-OFF, PKS WILL PROVIDE CERTAIN INFORMATION REGARDING THE WRITTEN ADVICE TO HOLDERS OF CLASS D STOCK WHO RECEIVE SPIN-OFF STOCK AND EITHER ARE RESIDENTS OF NEBRASKA OR REQUEST SUCH INFORMATION.

    PKS has been advised that the Spin-off will not be a tax-free distribution for Canadian income tax purposes, and that a holder of Class D Stock will be required to include in income for such purposes the fair market value of the MFS Common Stock and MFS Preferred Stock received. PKS has requested a remission order from the Department of Finance in Canada that would remit the tax otherwise payable by the Canadian-resident holders of the Class D Stock in respect of this income inclusion. PKS does not know whether the requested order will be issued, but PKS has been advised that there is a significant possibility that it will not be issued.

                              CERTAIN TRANSACTIONS

INTENTIONS OF CERTAIN SIGNIFICANT STOCKHOLDERS REGARDING PARTICIPATION IN EXCHANGE OFFER

    Each of Messrs. Richard Colf, Richard Geary, Bruce Grewcock, William Grewcock, Richard Jaros, Tait Johnson, Lee Kearney, Kenneth Stinson, and George Toll, Jr. (I.E., the members of the PKS Board of Directors who are holders of Class C Stock other than Messrs. Walter Scott, Jr. and Robert Julian) has advised PKS in writing that he will not tender in the Exchange Offer any shares of Class C Stock held by him.

    Furthermore, each of Messrs. Roy Cline, Allan Kirkwood, Ronald Minarcini, and Thomas Stortz (I.E., the members of the KCG board of directors who are holders of Class C Stock and who are not also directors of PKS), other than one of such KCG directors who is anticipating retirement, has advised PKS in writing that he will not tender in the Exchange Offer any shares of Class C Stock held by him.

    Walter Scott, Jr., the Chairman of the Board and President of PKS and a member of the board of directors of each of KCG and MFS, has advised PKS of his present intention to tender in the Exchange Offer 471,000 shares of the total of 1,471,000 shares of Class C Stock held by him, reflecting his assessment (based on his assumptions as to the amount of Class C Stock to be offered for sale by PKS and the amount of such stock to be repurchased by PKS or converted to Class D Stock) of the number of shares of such stock he would otherwise be required to sell to PKS, convert to Class B Stock or convert to Class D Stock within the next few years by virtue of the percentage limitations on ownership of Class C Stock contained in the PKS Certificate of Incorporation. The PKS Certificate of Incorporation provides that, if for any reason a holder owns more than 10% of the issued and outstanding shares of Class C Stock, on a fully-diluted basis, on January 1st of any year, he must sell back to PKS or convert to Class D Stock (or, in the case of Mr. Scott, Class B Stock or Class D Stock) that amount of such Class C Stock which is in excess of such 10% limitation. In addition, FirsTier Bank, N.A., the trustee under four irrevocable trusts created by Mr. Scott for the benefit of members of his family, has preliminarily advised PKS that it is likely, subject to its review of this Prospectus, to tender in the Exchange Offer the 884,400 shares of Class B Stock held in the aggregate by such trusts.

    Robert Julian, who is a member of the board of directors of each of PKS and MFS but not of KCG, has advised PKS of his current intention to tender in the Exchange Offer all of the Class C Stock held by him, reflecting the fact that his responsibilities with PKS relate primarily to the Diversified Group. In addition, FirsTier Bank, N.A., the trustee under two irrevocable trusts created by Mr. Julian for the benefit of members of his family, has preliminarily advised PKS that it is likely, subject to its review of this Prospectus, to tender in the Exchange Offer the 55,200 shares of Class C Stock held in the aggregate by such trusts.

    Based on the foregoing indications of intent regarding participation in the Exchange Offer, the following table shows the expected holdings of Class C Stock and Class D Stock after giving effect to the consummation of the Exchange Offer of (i) each member of the PKS Board of Directors, (ii) the PKS Directors as a group and (iii) each person who is a director of KCG but not of PKS, as a group.

                                                                     PERCENT OF                                    PERCENT OF
                                                 NUMBER OF            SHARES OF            NUMBER OF                SHARES OF
                                                 SHARES OF        CLASS C STOCK (1)        SHARES OF            CLASS D STOCK (1)
NAME                                           CLASS C STOCK   SCENARIO 1   SCENARIO 2   CLASS D STOCK       SCENARIO 1   SCENARIO 2
- ---------------------------------------------  -------------   ----------   ----------   -------------       ----------   ----------
Walter Scott, Jr.............................    1,000,000         8.4         10.1          2,804,851(2)       12.4         11.9
Kenneth E. Stinson...........................      626,412         5.3          6.3             36,412(3)          *            *
Richard Geary................................      528,768         4.5          5.3            161,020(4)          *            *
George B. Toll, Jr...........................      371,883         3.1          3.8             87,711             *            *
Richard W. Colf..............................      363,217         3.1          3.7             72,282             *            *
Leonard W. Kearney...........................      264,009         2.2          2.7            172,282(5)          *            *
Tait P. Johnson..............................      173,433         1.5          1.8             43,433             *            *
Bruce E. Grewcock............................      159,775         1.3          1.6             52,775             *            *
Richard R. Jaros.............................       51,544           *            *            101,639             *            *
William L. Grewcock..........................       22,048           *            *          1,164,323           5.1          5.0
Robert E. Julian.............................      --            --           --               381,075(6)        1.7          1.6
James Q. Crowe...............................      --            --           --               134,281             *            *
Robert B. Daugherty..........................      --            --           --                 9,000             *            *
Charles M. Harper............................      --            --           --                 9,000             *            *
Peter Kiewit, Jr.............................      --            --           --                 2,000             *            *
PKS Directors as a group.....................    3,559,089        30.0         36.0          5,232,084          23.2         22.3
Other KCG Directors as a group...............      388,680         3.3          3.9            159,428             *            *

- ------------------------
(1) Calculated assuming, in two separate scenarios, that 3,000,000 shares (Scenario 1) and 5,000,000 shares (Scenario 2) of Exchangeable Stock and all the Exchangeable Debentures are exchanged in the Exchange Offer.

(2) Does not include 1,950,691 shares of Class D Stock held in irrevocable trusts for family members of Mr. Scott under which the trustee is required to vote with the Company.

(3) Does not include 20,000 shares of Class D Stock held in trusts by Mr. Stinson's children.

(4)  Does not include 40,000 shares of Class D Stock held by Mrs. Geary.

(5)  Does not include 25,231 shares of Class D Stock held by Mrs. Kearney.

(6) Does not include 78,196 shares of Class D Stock held in irrevocable trusts for family members of Mr. Julian under which the trustee is required to vote with the Company.

 *   Less than 1% of the class.

OPTION AGREEMENT AMONG CERTAIN MEMBERS OF THE PKS BOARD REGARDING SPIN-OFF STOCK

    Pursuant to an agreement among Richard Geary, William Grewcock and Walter Scott, Jr., in the event the Spin-off is consummated, Mr. Geary would have the option to sell to Messrs. Grewcock and Scott all of the shares of MFS Common Stock and MFS Preferred Stock received by Mr. Geary in connection with the Spin-off. Each of Messrs. Geary, Grewcock and Scott is a member of the PKS Board of Directors and a holder of Class D Stock. Mr. Scott is also a member of the MFS Board of Directors, and Mr. Grewcock was elected to the MFS Board of Directors at the MFS 1995 annual meeting of stockholders. The option is exercisable at any time within six months after the Spin-off is consummated. The purchase price per share of such stock would be, in the case of the MFS Common Stock, the lowest of (i) the closing price of such stock on the date the Spin-off is consummated, (ii) the closing price of such stock on the date on which notice of exercise of the option is delivered and (iii) $35.00, and, in the case of the MFS Preferred Stock, $1.00 per share. Unless Messrs. Grewcock and Scott otherwise agree, in the event the option is exercised, they would each pay one-half of the total purchase price and receive one-half of the stock subject to the option. Any such shares purchased by Messrs. Grewcock and Scott would continue to be subject to the agreements described below.

AGREEMENTS REGARDING RESTRICTIONS ON TRANSFER OF SPIN-OFF STOCK

    In connection with MFS's DECS offering, each director of PKS (other than Mr. Johnson, who was elected to the PKS Board of Directors after the closing of the DECS offering) and each director of MFS has entered into an agreement with MFS under which such director is committed not to sell or otherwise transfer any shares of MFS Common Stock received by him as a result of the Spin-off (including MFS Common Stock received upon conversion of MFS Preferred Stock received in the Spin-off) for a period of two years after the closing of the DECS offering (I.E., until May 24, 1997), subject to the following exceptions:

    (1) After the first year, each such director and any person to whom such director transfers shares pursuant to clauses (2) and (5) below may sell an aggregate of 50,000 shares of such MFS Common Stock.

    (2) Such MFS Common Stock may be transferred to family members or trusts for their benefit or in connection with estate planning.

    (3) Such MFS Common Stock may be pledged to third party lenders, which would be permitted to resell such stock in the event of a default, provided that any shares so sold by pledgees will count against the 50,000 share limit described in clause (1) above.

    (4) Such MFS Common Stock may be tendered in offers made to MFS stockholders generally.

    (5) Such MFS Common Stock may be sold to other directors of PKS or MFS.

    The foregoing restrictions will not apply to MFS Common Stock distributed with respect to shares of Class D Stock which were held as of March 31, 1995 by
(i) a trust or other entity not controlled by the director in question, or (ii) family members of the director. Further, MFS Common Stock distributed with respect to shares of Class D Stock pledged by the director as of such date to third party lenders may be delivered to the pledgees and will not be subject to the foregoing restrictions.

    The restrictions imposed by the agreements are subject to waiver by MFS with the consent of the representatives of the underwriters of the DECS offering, which consent may not be withheld unreasonably.

CERTAIN AGREEMENTS BETWEEN PKS AND MFS

    PKS and MFS have entered into certain agreements with respect to the MFS Recapitalization, the Spin-off and the relationships between the two companies following the Spin-off. These agreements are described below.

    THE SECURITIES PURCHASE AGREEMENT. MFS and KDG have entered into a Securities Purchase Agreement with respect to the acquisition by PKS from MFS of the MFS Preferred Stock. Under the Securities Purchase Agreement, MFS has agreed to effect the MFS Recapitalization by issuing to KDG, immediately before the Spin-off, 15,000,000 shares of MFS Preferred Stock in exchange for the transfer by KDG to MFS of 2,900,000 shares of MFS Common Stock held by KDG.

    Under the Securities Purchase Agreement, KDG has agreed to grant to the Secretary and Assistant Secretary of MFS an irrevocable proxy to vote all of the shares of MFS Preferred Stock in proportion to the vote of the holders of MFS Common Stock on all matters other than the election of directors and matters as to which the holders of MFS Preferred Stock vote as a separate class under Delaware corporation law. Holders of Class D Stock who receive MFS Preferred Stock in the Spin-off will receive such MFS Preferred Stock subject to such irrevocable proxy. Accordingly, holders of MFS Preferred Stock will have voting rights only with respect to the election of directors of MFS and those other matters.

    THE DISTRIBUTION AGREEMENT. PKS and MFS have entered into a Distribution Agreement. The Distribution Agreement provides, among other things, for the principal corporate transactions necessary to consummate the Spin-off, including the MFS Recapitalization and certain corporate reorganizations by MFS necessary to receive the Ruling. In addition, the Distribution Agreement provides that MFS will sell to PKS 28,986 shares of MFS Common Stock immediately prior to the Spin-off, at a price of $1,000,000 in cash (or approximately $34.50 per share). See "Overview -- The Spin-off."

    PKS and MFS entered into a Noncompetition Agreement in connection with the May 1993 initial public offering of Common Stock by MFS (the "MFS IPO"). The Noncompetition Agreement will terminate as a result of the Spin-off. Under the Distribution Agreement, however, PKS has represented to MFS in writing that PKS has no present intent to engage, directly or indirectly, in the provision of telecommunications services to business or government users, except for those activities that are currently permitted under the Noncompetition Agreement. Although this written assurance from PKS is contained in a written agreement, this representation is a statement of PKS's intention at the time of the execution of the Distribution Agreement, and there can be no assurance that PKS will not compete directly with MFS in the provision of telecommunications services to businesses or government users in the future.

    Under the Distribution Agreement and subject to the terms of the agreements described under " -- Agreements Regarding Restrictions on Transfer of Spin-off Stock" above, MFS has agreed to grant to Walter Scott, Jr. and William Grewcock certain registration rights with respect to all the MFS Common Stock held by them after the Spin-off, exercisable at their expense, similar to those granted to KDG by MFS pursuant to a registration rights agreement entered into between KDG and MFS in connection with the MFS IPO. See "The Spin-off -- Listing and Trading of Spin-off Stock -- MFS Common Stock."

    The Distribution Agreement provides that each of PKS and MFS will be granted access to certain records and information in the possession of the other company, and requires that each of PKS and MFS retain all such information in its possession for a period of five years following the Spin-off. Under the Distribution Agreement, each company is required to give the other company prior notice of any intention to dispose of any such information.

    The Distribution Agreement provides that, except for the expenses of registration of the Offered Stock and Spin-Off Stock under the Securities Act, which will be paid by PKS, and except as otherwise set forth in the Distribution Agreement or in any related agreement, all costs and expenses in connection with the Spin-off will be paid by the party incurring such expenses. Any expenses that cannot be allocated on such basis will be split equally between PKS and MFS.

    The Distribution Agreement provides that PKS has no obligation to consummate the MFS Recapitalization or to consummate the Spin-off.


    (PKS repurchased 700 shares of Class C Stock on July 12, 1995 and July 19, 1995 in the aggregate, pursuant to such repurchase obligation.)


                              RECENT DEVELOPMENTS

WHITNEY LITIGATION

    In 1974, a subsidiary of PKS ("Kiewit"), entered into a lease with Whitney Benefits, Inc., a Wyoming charitable corporation ("Whitney"). Whitney is the owner, and Kiewit is the lessee, of a coal deposit underlying a 1,300 acre tract in Sheridan County, Wyoming. The coal was rendered unmineable by the Surface Mining Control and Reclamation Act of 1977 ("SMCRA"), which prohibited surface mining of coal in certain alluvial valley floors significant to farming. In 1983, Kiewit and Whitney filed an action in the U.S. Court of Federal Claims ("Claims Court"), alleging that the enactment of SMCRA constituted a taking of their coal without just compensation. In 1989, the Claims Court ruled that a taking had occurred and awarded plaintiffs the 1977 fair market value of the property ($60 million) plus interest. In 1991, the U.S. Supreme Court denied certiorari. The government filed two post-trial motions in the Claims Court during 1992. The government requested a new trial to redetermine the 1977 value of the property. The government also filed a motion to reopen and set aside the 1989 judgment as void and to dismiss plaintiffs' complaint for lack of jurisdiction. In May 1994, the Claims Court entered an order denying both motions. In February 1994, the Claims Court issued an opinion which provided that the $60 million judgment would bear interest compounded annually from 1977 until payment. The government appealed the February 1994 and May 1994 orders. A hearing on the appeals was held in February 1995.

    On May 5, 1995, the government and the plaintiffs entered into a settlement agreement. In settlement of all claims the government will pay plaintiffs $200 million and plaintiffs will deed the coal underlying the real property to the government. Kiewit and Whitney agreed in 1992 that Kiewit would receive 67.5 percent of any award and Whitney would receive the remainder. In accordance with this agreement, Peter Kiewit Sons' Co., a subsidiary of KDG, received a cash payment of approximately $135 million on June 2, 1995. The after-tax effect of such payment will be to increase the Class D Per Share Price, effective beginning on January 1, 1996, by approximately $3.50 over the Class D Per Share Price that otherwise would have been in effect for 1996. The settlement will not affect the Class D Per Share Price in effect for the remainder of 1995.

DECS OFFERING

    Pursuant to the DECS offering, MFS issued 9,500,000 Depositary Shares, each representing an interest in the DECS. The Depositary Shares were sold at an issue price of $33.50 per share. Each such Depositary Share is automatically convertible on June 15, 1999, if not previously redeemed by MFS or converted at the option of the holder (as described below), into one share of MFS Common Stock; provided, however, that if the Spin-off is not consummated prior to January 1, 1997, each outstanding Depositary Share is automatically convertible into 1.05 shares of MFS Common Stock subject, in each case, to adjustment upon the occurrence of certain events. The DECS (and the related Depositary Shares) are redeemable, in whole or in part, at the option of MFS on or after June 15, 1998 but before June 15, 1999 at the call price in effect on the date of redemption divided by the then-current market price of MFS Common Stock, payable in shares of MFS Common Stock. The DECS (and thereby the Depositary Shares) are convertible, in whole or in part, at the option of the holder of the Depositary Shares at any time prior to June 15, 1999 (unless previously redeemed) into .820 shares of MFS Common Stock per Depositary Share (reflecting an initial conversion premium of 22% to the market price of the MFS Common Stock), subject to adjustment upon the occurrence of certain events. However, if the holder converts on or after January 1, 1997 and the Spin-off is not consummated prior to such date, the holder will receive .855 shares of MFS Common Stock per Depositary Share (reflecting a decreased premium of 17% to the market price of the MFS Common Stock at the date of issuance of the DECS), subject to adjustment upon the occurrence of certain events.

    Dividends on the Depositary Shares are cumulative and are payable in either cash or shares of MFS Common Stock at the option of MFS. The DECS rank prior to the MFS Common Stock and the MFS Preferred Stock with respect to payment of dividends and on a parity with the MFS Preferred Stock upon liquidation. The Depositary Shares have qualified for inclusion in the Nasdaq National Market.

AUTHORIZATION OF PREFERRED STOCK OF MFS

    Under the terms of the MFS certificate of incorporation, the MFS Board of Directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue shares of preferred stock in one or more series. Each such series of preferred stock shall have such rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation privileges, as shall be determined by the MFS Board of Directors. At a meeting of the MFS Board of
Directors on April 26, 1995, the MFS Board approved, and resolved to submit to the MFS stockholders for approval at the 1995 MFS annual stockholders meeting, which was held on August 24, 1995, a proposal to increase the number of authorized shares of preferred stock from 1,000,000 to 25,000,000.

    The purpose of authorizing the MFS Board of Directors to issue preferred stock and to determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could make more difficult or discourage the removal of MFS's management or could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting stock of MFS. Upon consummation of the MFS Recapitalization, which was approved by a majority of the common stockholders of MFS present in person or by proxy and voting at the 1995 MFS annual stockholders meeting, 15,000,000 shares of MFS Preferred Stock will be issued to KDG and distributed to holders of Class D Stock in the Spin-off.

CORPORATE GOVERNANCE OF MFS

    At a meeting of the MFS Board of Directors on April 26, 1995, the MFS Board approved, and resolved to submit to the stockholders of MFS for approval at the 1995 annual meeting of MFS stockholders, certain amendments to the MFS certificate of incorporation, which include proposals to: amend the MFS certificate of incorporation to divide the MFS Board of Directors into three classes, prohibit stockholders of MFS from taking action by written consent; require that special meetings of stockholders be called only by the MFS Board or the chairman of the MFS Board; and require the affirmative vote of at least 66 2/3% of the outstanding shares of stock of MFS entitled to vote thereon to adopt, repeal, alter, amend or rescind the by-laws of MFS. PKS agreed that, if the MFS Recapitalization was approved by the non-PKS holders of MFS Common Stock as described herein, PKS would vote all of the shares of MFS Common Stock owned or controlled by it in favor of the proposed amendments, thus assuring their adoption. The proposed amendments to the MFS certificate of incorporation were adopted at the MFS 1995 annual meeting of stockholders.


    In addition, at its April 26, 1995 meeting, the MFS Board of Directors adopted certain amendments to the by-laws of MFS that prescribe specific procedural requirements for the nomination of directors and the introduction of business by a stockholder of record at an annual meeting of stockholders where such business is not specified in the notice of meeting or brought by or at the direction of the board of directors. The MFS Board of Directors also plans to consider in the near future the adoption of a shareholder rights plan. Notwithstanding the receipt of the requisite stockholder approval or further approval of the MFS Board, each of the proposed amendments to the MFS certificate of incorporation and the MFS by-laws, as well as any shareholder rights plan adopted by the MFS Board, would be implemented only upon consummation of the Spin-off.



    Each of the foregoing amendments, as well as the adoption of a shareholder rights plan, could make more difficult or discourage the removal of MFS's management or could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting stock of MFS for the purpose of a hostile takeover. The intent of the measures adopted by the MFS Board of Directors, however, is not to prevent an acquisition. If an offer were to be made, these measures are designated to require potential acquirers to make financially attractive non-coercive offers that treat all stockholders fairly, to guard against share accumulations in which control of MFS could pass to one or a group of stockholders without paying a control premium to the others, and to provide the MFS Board of Directors with sufficient time to consider any and all alternatives for maximizing stockholder value.


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CALIFORNIA ANNOUNCEMENT

    On July 27, 1995, MFS announced that it had applied to the California Public Utilities Commission for a certificate authorizing MFS Intelenet to provide the full range of competitive local telephone exchange services. At this time, it is not possible to assess the full effect of the determination by the State of California's Public Utilities Commission to open the State's local telephone service market to "full" competition, because, based upon recent regulatory announcements in California, MFS will be able to compete only if it receives a certificate from the California Public Utilities Commission and only after January 1, 1996. "Full" competition is not scheduled to begin until January 1, 1997.

VENDOR FINANCING

    On July 19, 1995, MFS announced the establishment of two secured credit facilities aggregating $120 million for the purchase of certain switching equipment. The facilities are secured by the equipment and are partially guaranteed by the Swedish Export Credits Guarantee Board.

                           DESCRIPTION OF SECURITIES

PKS STOCK

    The PKS Certificate of Incorporation authorizes the Company to issue 183,250,000 shares of capital stock: 8,000,000 shares of Class B Stock; 125,000,000 shares of Class C Stock; 50,000,000 shares of Class D Stock; and 250,000 shares of no par value preferred stock.

    The primary features of the Class B Stock, the Class C Stock, and the Class D Stock are described below. The Class B Stock has the attributes of the Class C Stock, with two exceptions: (a) the Class B Stock does not have voting power, unless required by law, and (b) the PKS Board may redeem all of the Class B Stock at any time with payment at a price equal to the Class B&C Per Share Price. For purposes of discussing their common attributes, the Class B Stock and the Class C Stock are referred to herein collectively as the "Class B&C Stock."

    VOTING. The PKS Certificate of Incorporation provides that holders of Class C Stock and Class D Stock have one vote per share on all matters submitted to stockholders, except that, with respect to the election of directors, holders of Class C Stock have cumulative voting rights. Cumulative voting means that a stockholder may (i) give one nominee as many votes as the number of directors to be elected multiplied by the number of such stockholder's shares or (ii) may distribute such stockholder's votes among some or all of the director nominees. Class D directors are elected separately by the holders of Class D Stock by the plurality voting method. In plurality voting, a stockholder may vote the full number of such stockholder's shares for as many nominees as there are directors to be elected. Under both methods, after the voting is closed, the nominees are ranked in order of the number of votes received by each nominee. The highest ranking nominees are elected until the number of open directorships is filled.

    The PKS Certificate of Incorporation provides that certain corporate actions must be approved by the holders of at least 80% of the outstanding shares of Class C Stock and at least a majority of all the outstanding shares having the power to vote (I.E., the Class C Stock and the Class D Stock). Such actions are:
(1) the sale of all or substantially all of the Company's assets; (2) the merger with other corporations, other than majority-owned subsidiaries of the Company;
(3) the dissolution of the Company; (4) the creation of new classes of stock of the Company; (5) an increase or decrease in the number of authorized shares of any class of stock of the Company; (6) a change in the rights, preferences and limitations of any class of stock of the Company; (7) a change in the method of determination of the Class B&C Formula Value or the Class B&C Per Share Price; and (8) the sale of Class B Stock and Class C Stock to non-employees, including, but not limited to, in the case of a public offering. With respect to item (5) above, Delaware law requires that the holders of at least a majority of the outstanding shares of Class D Stock approve separately an increase or decrease in the number of authorized shares of Class D Stock. The Certificate of Incorporation, however, specifically provides that an increase in the number of authorized shares of Class C Stock does not require the separate approval of the holders of Class D Stock. In addition, with respect to item (6) above, the separate

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approval  of at  least a  majority of  the outstanding  shares of  Class D Stock entitled to vote thereon would be required under Delaware law to change the rights, preferences and limitations of the Class D Stock in a manner that would adversely affect the Class D Stock. Any changes in the method of determination of the Class D Formula Value or the Class D Per Share Price require approval by at least 80% of the outstanding shares of Class C Stock and Class D Stock entitled to vote thereon, voting separately.

    Amendments to the PKS Certificate of Incorporation, as well as amendments to the by-laws of the Company, require the approval of 66 2/3% of the holders of Class C Stock voting as a separate class, as well as the approval of a majority of the combined voting classes except as otherwise described above and except with respect to any provisions containing a supermajority voting requirement, which may be amended only upon the approval of a matching supermajority vote. Therefore, if the PKS Certificate of Incorporation provides that a corporate action must be approved by 80% of the holders of Class C Stock and a majority of the holders of Class C Stock and Class D Stock, such provision can be amended only by the approval of 80% of the holders of Class C Stock and a majority of the holders of Class C Stock and Class D Stock.

    The holders of Class C Stock and the holders of Class D Stock shall vote together as a combined class on all other matters to be voted on by the holders of common stock, with each share of Class C Stock having one vote and each share of Class D Stock having one vote.

    THE PKS BOARD OF DIRECTORS. The PKS Certificate of Incorporation contains provisions relating to the number of, the nomination procedures regarding, and the qualifications of the directors of the Company and provides for a "classified" board of directors.

    The members of the PKS Board are "classified" as Class C directors or Class D directors. The Class C directors are elected separately by the holders of Class C Stock, and the Class D directors are elected separately by the holders of Class D Stock. The sitting PKS Board may fix, from time to time by its own resolution, the number of directors required to serve on the PKS Board of Directors. The PKS Certificate of Incorporation provides that at any time, the PKS Board must consist of at least 9, but not more than 15, directors. The holders of Class C Stock elect that number of directors that equals two-thirds of the total number of directors comprising the PKS Board at any time. The remaining directors are elected by the holders of Class D Stock. Prior to each annual meeting of PKS stockholders, the incumbent Class C directors nominate a successor slate of Class C directors, and the incumbent Class D directors separately nominate a successor slate of Class D directors.

    The PKS Certificate of Incorporation also provides that at least 80% of the Class C directors must be "inside" directors. To be eligible to be elected as an "inside" Class C director, a person must: (a) be a Class C stockholder; (b) be an officer of the Company or one of its majority-owned subsidiaries which is engaged in the construction or mining business; and (c) have been employed by the Company or such subsidiary for a full eight years prior to being nominated as a Class C director. If such an "inside" director later ceases to meet all the requisite qualifications, thereby causing the "inside" Class C directors to be less than 80% of the entire Class C directors, the other Class C directors may retain such director under certain specified circumstances. Any vacancies in Class C or Class D directorships for any reason, including but not limited to removal by the holders of Class C Stock or Class D Stock as the case may be, will be filled by the remaining Class C or Class D directors, respectively.

    The PKS Certificate of Incorporation provides that most PKS Board actions require the approval of a majority of the members of the entire PKS Board, except for certain matters which require the approval of two-thirds of the members of the PKS Board of Directors.

    DIVIDENDS. Holders of the several classes of PKS common stock are entitled to dividends when, as and if declared by the PKS Board, but only after provision is made for any dividends declared on any PKS preferred stock. Dividends on the Class D Stock will be payable only out of the Available Class D Dividend Amount; dividends on the Class B&C Stock will be payable only out of the amount legally available therefor, less the Available Class D Dividend Amount.

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    Subject to the limitations set forth above,  the PKS Board may at any  time, in its sole discretion, declare and pay dividends on the Class B Stock and the Class C Stock only, on the Class D Stock only, or on the Class B Stock, the Class C Stock and the Class D Stock in equal or unequal amounts. However, any dividends per share declared and paid on the Class B Stock and the Class C Stock must be in equal amounts. See "-- Equalizing Stock Dividends," below.

    LIQUIDATION. Upon the liquidation or dissolution of the Company, whether voluntary or involuntary, the PKS Certificate of Incorporation provides that any funds remaining for distribution to the holders of common stock shall be distributed as described below. The PKS Board of Directors shall determine the value of the remaining assets and shall allocate such value to a "D Liquidation Account" and a "B&C Liquidation Account." Allocation to the D Liquidation Account shall be in an amount equal to the value of the Diversified Group assets plus an amount equal to 50% of the aggregate stockholders' equity (whether positive or negative) of PKS and any non-operating subsidiaries of PKS. Allocation to the B&C Liquidation Account shall be in an amount equal to the value of the remaining assets. The PKS Board shall then make distributions as follows:

        (a) First, each holder of Class B&C Stock shall be paid a liquidation preference in an amount equal to $1.00 per share. The aggregate amount of such payments shall be deducted from the B&C Liquidation Account. To the extent that the initial B&C Liquidation Account is not sufficient to distribute $1.00 per share, the amount required to reach the Class B&C liquidation preference of $1.00 per share shall be deducted from the D Liquidation Account.

        (b) Second, each holder of Class D Stock shall be paid a liquidation preference in an amount equal to $2.00 per share. The aggregate amount of such distribution shall be deducted from the D Liquidation Account remaining after any deductions described in paragraph (a) above. To the extent that the D Liquidation Account is not sufficient to satisfy the aggregate amount of the Class D liquidation preference payments, an amount necessary to reach such liquidation preference may be deducted from any remaining balance in the B&C Liquidation Account.

        (c) If, after satisfying the liquidation preferences specified in paragraphs (a) and (b) above, a balance remains in the D Liquidation Account, an amount equal to that balance shall be distributed pro rata to the holders of Class D Stock. Similarly, if a balance remains in the B&C Liquidation Account, an amount equal to that balance shall be distributed pro rata to the holders of Class B&C Stock.

    Any determination by the PKS Board of Directors of asset values for liquidation purposes shall be final and may be based on the books and records of the Company. The PKS Certificate of Incorporation does not require the PKS Board to obtain appraisals or independent audits in connection with such determination.

    OWNERSHIP AND TRANSFER RESTRICTIONS. The PKS Certificate of Incorporation contains no ownership or transfer restrictions with respect to the Class D Stock. Furthermore, purchasers of Class D Stock are not required to execute repurchase agreements as a condition to such purchase.

    Class B&C Stock may be owned only by employees of the Company and, with prior PKS Board approval, by certain authorized transferees of such employees (I.E., fiduciaries for the benefit of members of the immediate families of employees, corporations wholly owned by employees or employees and their spouses and/or children, fiduciaries for the benefit of such corporations, charities, and fiduciaries for charities designated by any such persons). Under the PKS Certificate of Incorporation, an employee of a subsidiary of which the Company owns at least a 20 percent equity interest (or any joint venture in which the Company and/or such subsidiary owns at least a 20 percent equity interest), is deemed to be an employee for purposes of Class B Stock and Class C Stock ownership and the attendant transfer restrictions. A director who is a former employee may continue to own Class B Stock and Class C Stock. No more than ten percent of the total Class C Stock may be owned by any one

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employee and certain transferees at any time. Walter Scott, Jr., Chairman of the
Board and Chief Executive Officer of PKS, and his authorized transferees may hold no more than 15% of the combined Class B Stock and Class C Stock outstanding at any time.

    REPURCHASE AGREEMENT. Each holder of Class C Stock is required to execute a repurchase agreement which provides that a stockholder may offer to sell all or part of the Class C Stock owned by such stockholder to the Company at any time at the Class B&C Per Share Price and that the Company must accept any such offer, with payment to be made within 60 days after the receipt of notice of the offer and of the stock certificates offered by the stockholder. Upon the tender of a part of such stockholder's shares of Class C Stock, the Company may, at its option, require the stockholder to sell all of the Class C Stock held by such stockholder back to the Company. Under the repurchase agreement, the employee may not transfer the shares of Class C Stock held by such employee except in a sale to the Company or a transfer to an authorized transferee (I.E., a charity, etc.). Upon the death, termination or retirement of such employee, all Class C Stock held by the employee and by such employee's authorized transferees must be sold back to the Company.

    Under the repurchase agreement, an attempted prohibited transfer, whether voluntary or involuntary, is deemed to constitute an offer by the employee-owner which triggers the Company's duty to repurchase. The attempted transferor or attempted transferee then receives cash payment at the Class B&C Per Share Price and is deemed to have tendered the stock, which is treated as cancelled. An attempted prohibited transfer during a suspension of repurchase duties would be treated as an involuntary transfer. The sale and purchase event would be deemed complete, but payment would be deferred. See additional discussion under "-- Repurchase Duties," below.

    REPURCHASE  OF EXCESSIVE STOCK.   Upon a  determination by the  PKS Board of
Directors that the amount of Class C Stock held by an employee and/or the employee's authorized transferee is excessive in view of the Company's policy that the level of an employee's Class C Stock ownership should reflect certain factors, including but not limited to (a) the relative contribution of that employee to the economic performance of the Company, (b) the effort being put forth by such employee, and/or (c) the level of responsibility of such employee, the Company has the option to repurchase from the employee or the employee's authorized transferee an amount of stock that the PKS Board of Directors, in its discretion, believes is appropriate.

    VOTING LIMITATION. If at any time a stockholder who owns ten percent or more of the outstanding Class C Stock also owns 50 percent or more of the outstanding Class D Stock, the stockholder will lose the voting power related to such Class C Stock. Voting power will be restored when the stockholder's holdings of Class D Stock are reduced below the 50 percent level or when the stockholder's holdings of Class C Stock are reduced below the ten percent level.

    CLASS D FORMULA VALUE. The Class D Formula Value is an amount equal to (a) the aggregate stockholders' equity of the entities comprising the Diversified Group (as shown on the consolidated balance sheet contained in the audited consolidated financial statements of the Diversified Group) as of the end of the preceding fiscal year, plus (b) 50% of the aggregate stockholders' equity (whether positive or negative) of PKS (and any non-operating subsidiaries).

    CLASS D PER SHARE PRICE. The Class D Per Share Price is determined by increasing the Class D Formula Value by the portion of the face amount of any outstanding debentures convertible into Class D Stock on the date of determination. The resulting amount is then divided by the sum of (x) the total number of shares of Class D Stock issued and outstanding at the end of the fiscal year and (y) the total number of shares reserved for the conversion of convertible debentures attributable to the Diversified Group outstanding at the end of the fiscal year. This quotient is rounded to the nearest $0.05 and then reduced by the amount of dividends declared on each share of Class D Stock since the end of the prior fiscal year.

    CLASS B&C FORMULA VALUE.  The Class B&C Formula Value is an amount equal  to
(a) the total stockholders' equity of the Company (as shown on the consolidated balance sheet, and any redeemable

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stock  not  reflected  in  stockholders'   equity,  contained  in  the   audited
consolidated   financial  statements   of  the  Company   and  its  consolidated
subsidiaries) as of the end  of the preceding fiscal year,  LESS (b) the sum  of
(i)  the book value  of the property,  plant and equipment  that are utilized or
associated  with  the  Company's   ordinary  and  regular  course   construction
activities, (ii) the book value of any preferred stock and related dividends, and (iii) the Class D Formula Value.

    CLASS B&C PER SHARE PRICE. The Class B&C Per Share Price is determined by increasing the Class B&C Formula Value by the portion of the face amount of any outstanding debentures convertible into Class C Stock, determined as of the prior fiscal year end. The resulting amount is then divided by the sum of (x) the number of shares of Class B Stock and Class C Stock issued and outstanding as of the prior fiscal year end and (y) the number of shares of Class C Stock reserved for the conversion of outstanding debentures into Class C Stock as of the prior fiscal year end. This quotient is rounded to the nearest $.05 and then reduced by the amount of dividends declared on each share of Class D Stock since the prior fiscal year.


    REPURCHASE DUTIES. Holders of Class B&C Stock may, at any time on or before the fifteenth day of any calendar month, offer to sell part or all of their Class B&C Stock to the Company at the Class B&C Per Share Price by delivering the certificate(s) representing such stock to the Company, along with a written notice offering such stock to the Company. Such offer must be accepted by the Company, and payment made for such stock (without interest), within 60 days after the receipt of such certificate(s) and such written notice by the Company. Similarly, prior to the time the Class D Stock becomes Publicly Traded, holders of Class D Stock may, at any time on or before the fifteenth day of any calendar month, offer to sell all or part of their Class D Stock to the Company at the Class D Per Share Price by delivering the certificate(s) representing such stock to the Company, along with written notice offering such stock to the Company. Such offer must be accepted by the Company, and payment made for such stock (without interest), within 60 days after receipt of such certificate(s) and such written notice by the Company. (PKS repurchased 700 shares of Class C Stock on July 12, 1995 and July 19, 1995, in the aggregate, pursuant to such repurchase obligation.)


    The PKS Board of Directors may suspend the Company's duty to repurchase Class B&C Stock upon its determination that the Class B&C Formula Value to be determined at the end of the current fiscal year is likely to be less than an amount equal to the Class B&C Formula Value determined at the end of the prior fiscal year less the aggregate amount of dividends declared on the Class B&C Stock during the current year. The suspension period shall not last more than one year from the date of the PKS Board's declaration of suspension. During the suspension period, PKS shall not accept any offer to repurchase Class B&C Stock, if such offer is made voluntarily by a stockholder. During such suspension period, the Company must continue to repurchase the Class B&C Stock from stockholders upon termination of employment, death, or in the event of other involuntary transfers, but (a) payment for such repurchases shall not be required until after the end of the suspension period, (b) such payment shall be made without interest, and (c) the repurchase price shall be the Class B&C Per Share Price determined as of (i) the end of the prior fiscal year, in the case of a suspension period that ends before July 1 of the fiscal year (provided that such computation of the Class B&C Per Share Price shall be reduced by the amount of dividends per share declared on the Class B&C Stock since the end of the prior fiscal year), or (ii) in the case of a suspension period that ends after June 30 of a fiscal year, the end of the fiscal year during which the suspension period ends.

    The PKS Certificate of Incorporation contains a similar provision applicable to the Class D Stock, which is triggered upon a PKS Board determination of a probable decline in the Class D Formula Value. The suspension provision applicable to the Class D Stock differs from the provision applicable to the Class B&C Stock because terminating employees holding Class D Stock are not required to sell such shares back to the Company, nor is the Company under a duty to repurchase such shares upon such termination. The PKS Board may suspend the repurchase duties as to Class D Stock only, Class B&C Stock only, or as to both classes. The PKS Board may also differentiate between Class B&C Stock and Class D Stock as to the duration of the suspension periods.

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
    LIMITATION ON CASH REPURCHASE DUTIES -- CLASS D STOCK. For various reasons, the PKS Board may determine that it is in the best interest of the Company to limit the amount of cash the Company expends in a given year to satisfy its duty to repurchase Class D Stock. Accordingly, the PKS Certificate of Incorporation contains provisions under which the obligation of the Company to repurchase Class D Stock for cash may be limited after the Company has in any fiscal year purchased shares of Class D Stock tendered to the Company in an amount equal to ten percent of the number of shares of Class D Stock outstanding at the end of the prior fiscal year (the "Ten Percent Threshold"). During a given fiscal year, until the Ten Percent Threshold is reached and subject to the suspension provisions described under "Suspension of Repurchase Duties," the Company must repurchase all shares of Class D Stock tendered to the Company. After the Ten Percent Threshold is reached, the PKS Board may declare that further cash repurchases will be limited. To enforce this limitation, the following rules are embodied in the Certificate of Incorporation. First, shares of Class D Stock may be tendered to the Company for repurchase only during the first 15 days of each calendar month. Second, if the number of shares tendered exceeds the Ten Percent Threshold and the PKS Board declares before the end of the month that further cash payments are not in the best interest of the Company, then the PKS Board shall also declare that as to the shares already tendered, a certain portion of the shares tendered by each stockholder shall be purchased, with payment in cash, and the remainder of such shares shall be purchased, but with payment by promissory note. In setting the proportion of shares to be purchased for cash, the PKS Board may set the proportion so that the cumulative shares sold during the fiscal year is equal to the Ten Percent Threshold or the PKS Board may set some higher proportion. The promissory notes shall have a maturity date not later than 24 months after the date of tender. The PKS Board shall determine the interest rate and other terms of the notes (including the Company's prepayment rights). The PKS Board may establish different terms for notes applicable to later tender dates. Each stockholder who would otherwise receive a note in payment for the purchase of certain shares may instead elect to withdraw the tender of those shares. The stockholder may not withdraw the tender for those shares which the Company will purchase for cash. In the remaining months of the fiscal year after the date of the PKS Board's declaration invoking the repurchase limitations, the Company will continue to purchase all shares tendered (subject to the suspension provisions described above), but payment for such shares will be in the form of promissory notes, with such terms as the PKS Board may set, from time to time. The Company must make full payment within 60 days of the date of purchase at the applicable Class D Per Share Price, without interest (except for interest accrued and payable under the terms of any promissory note issued to a stockholder). The Company's repurchase duties with respect to Class D Stock will terminate when and if the Class D Stock becomes Publicly Traded.

    CONVERSION OF CLASS B&C STOCK INTO CLASS D STOCK. Any stockholder may convert some or all of such stockholder's shares of Class B Stock and Class C Stock into shares of Class D Stock by providing to the Company a written notice (a "Conversion Notice"), together with the certificate or certificates representing the shares tendered for conversion. The Company will accept Conversion Notices only during the period from and including October 15 through and including December 15 of each year. Except as provided below, the conversion shall be effective on January 1 (the "Conversion Date") following the Company's receipt of the Conversion Notice. As of the Conversion Date, the converting stockholder shall be entitled to receive certificates representing the number of shares of Class D Stock that bears the same ratio (the "Conversion Ratio") to the number of shares surrendered for conversion as the Class B&C Per Share Price at the Conversion Date bears to the Class D Conversion Price at such date. The "Class D Conversion Price" means, (x) in the case of a Conversion Date before the Class D Stock becomes Publicly Traded, the Class D Per Share Price as of the Conversion Date, or (y) in the case of a Conversion Date after the Class D Stock becomes Publicly Traded, the average trading price of the Class D Stock during the 20 trading days prior to the Conversion Date. The Company shall issue certificates of Class D Stock to converting stockholders promptly after the date (the "Ratio Date") the PKS Board of Directors determines the applicable conversion ratio. The PKS Board of Directors shall determine such conversion ratio for the Class B&C Per Share Price and the Class D Conversion Price
promptly   after  the  Company's  consolidated   financial  statements  for  the

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fiscal year ended immediately before the Conversion Date have been certified  by the Company's independent public accountants. On the Conversion Date, a converting holder shall cease to be a holder of the converted Class B&C Stock, and shall instead become a holder of that number of shares of Class D Stock as such holder would have received had such conversion been based upon the Conversion Ratio in effect as of the Ratio Date in the prior year. On the Ratio Date, such number of shares of Class D Stock shall be adjusted automatically to the number of shares determined on the basis of the Conversion Ratio at the Conversion Date. The Company may, but is not required to, make additional payments to converting holders to reflect dividends that would have been paid on any additional shares of Class D Stock that the Company expects to issue to such holder when the Conversion Ratio is finally determined. When such ratio is finally determined, the Company will pay to such holder (or the holder will be required to reimburse to the Company) any amounts necessary so that the total payments to the holder (after taking into account any payments to the holder as described in the preceding sentence) reflect the amount of dividends such holder would have received if the final Conversion Ratio had been known at the Conversion Date.

    As an alternative to the conversion described above, the Company may elect to repurchase any shares of Class B&C Stock tendered for such conversion at the Class B&C Per Share Price at the Conversion Date by providing written notice to the tendering stockholder of such election not later than the Conversion Date. The stockholder (but only if the stockholder is then an employee of the Company or a subsidiary of which the Company owns a 20% or greater equity interest) may withdraw the shares tendered for conversion at any time before, or within 10 days after, the Company provides written notice that it has elected to repurchase the shares. Partial payment for such tendered shares shall be made within 60 days after the Conversion Date, and the balance shall be paid after the Company's financial statements are certified.

    Conversion of Class B&C Stock into Class D Stock is not permitted during any period in which the Company has suspended its repurchase obligations with respect to Class B&C Stock or Class D Stock.

    CONVERSION OF CLASS D STOCK INTO CLASS C STOCK. Until such time as the Class D Stock becomes Publicly Traded, in connection with an annual offering of Class C Stock to the Company's employees, an offeree, in lieu of purchasing some or all of the offered shares, may convert, at the ratio described below, some or all the offeree's shares of Class D Stock into not more than the number of shares of Class C Stock offered. To exercise this right, the offeree must provide to the Company a written notice (a "Conversion Notice"), together with the certificate(s) representing the shares of Class D Stock tendered for conversion. The Company will accept Conversion Notices only within 20 days after an offer of Class C Stock is made. Upon receipt of such a Conversion Notice, the Company shall issue to such offeree a certificate representing the number of shares of Class C Stock that bears the same ratio to the number of shares surrendered for conversion as the Class D Per Share Price at the date the Company receives the Conversion Notice bears to the Class B&C Per Share Price at such date.

    EQUALIZING STOCK DIVIDENDS. The PKS Board, by a majority vote, may declare and pay stock dividends to holders of Class C Stock in such amounts as the PKS Board determines in its discretion to be appropriate in order that the number of issued and outstanding shares of Class C Stock and the number of issued and outstanding shares of Class D Stock will be approximately equal. A commensurate stock dividend shall be paid on the Class B Stock at the same time that any stock dividend is paid on the Class C Stock.

    MANDATORY EXCHANGES. The PKS Certificate of Incorporation provides that the PKS Board has the option to require certain exchanges of Class B&C Stock or Class D Stock. However, neither such class may be exchanged in its entirety if the other class has been, or is at that time being, exchanged in its entirety.

    If assets and liabilities of the Construction & Mining Group are held directly or indirectly by a wholly owned subsidiary of the Company (the "Construction & Mining Group Subsidiary"), the PKS Board may, in its sole discretion and by a two-thirds vote of the directors then in office, exchange all of the outstanding shares of Class B&C Stock for all of the outstanding shares of common stock of the

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Construction &  Mining Group  Subsidiary, on  a pro  rata basis,  each of  which shares shall, upon such issuance, be fully paid and non-assessable. The PKS Board may not require such an exchange unless the Construction & Mining Group Subsidiary has adopted a certificate of incorporation containing provisions substantially similar to the PKS Certificate of Incorporation, but eliminating provisions applicable to the Class D Stock.

    Similarly, if the assets and liabilities of the Diversified Group are held directly or indirectly by a wholly owned subsidiary of the Company (the "Diversified Group Subsidiary"), the PKS Board may, in its sole discretion and by a two-thirds vote of the directors then in office, exchange all of the outstanding shares of Class D Stock for all of the outstanding shares of common stock of the Diversified Group Subsidiary, on a pro rata basis, each of which shares shall, upon such issuance, be fully paid and non-assessable.

    In a second form of exchange, unless and until the Class D Stock has become Publicly Traded, the PKS Board may, by a two-thirds vote, require at any time an exchange of the outstanding shares of Class D Stock for shares of Class C Stock. The number of shares of Class C Stock to be issued in such exchange shall be determined by the ratio of the Class D Per Share Price to the Class B&C Per Share Price. If the holder of Class D Stock is not eligible to own Class C Stock, such holder will be paid cash, without interest, for the shares of Class D Stock owned by such holder within 60 days after the effective date of the exchange, at the Class D Per Share Price.

    NO  PREEMPTIVE  RIGHTS.   Neither the  holders  of Class  B&C Stock  nor the
holders of Class D Stock have any preemptive or anti-dilution rights.

    POTENTIAL CONFLICTS; FIDUCIARY DUTIES OF THE PKS BOARD. Under Delaware law, the management of the business of the Company and, indirectly, the business of its subsidiaries, is under the direction of the PKS Board of Directors. Accordingly, the PKS Board has the right to allocate and transfer assets and liabilities between the Groups, to establish fees and allocate expenses in connection with inter-company transactions between the Groups and with the Company itself and to establish and declare dividends paid to the Company by its direct subsidiaries. Such actions could affect the future earnings of the respective Groups, as well as the amounts available for the payment of dividends on and the repurchase price and liquidation value of the respective classes of stock. Accordingly, such actions may constitute conflicts between the interests of the holders of Class B Stock and Class C Stock and the holders of Class D Stock. Depending on the magnitude of such actions, and whether or not any compensation for such actions is provided for by the PKS Board, such actions could result in a substantial reduction in the stockholders' equity attributable to the Group adversely affected by such actions and a corresponding reduction in the value of the related class of PKS stock.

    The PKS Board will not be constrained by specific standards in making the foregoing determinations, but rather such actions will be taken in the sole discretion of the PKS Board, subject only to the PKS Board's fiduciary duty to act with due care and in the best interest of PKS and its stockholders.

    The PKS Board presently contemplates significant transfers of assets between the Groups only under two circumstances. First, the PKS Board intends to continue its practice of transferring funds from one Group to the other to reflect the change in the respective ownership interests of the classes of stock in the event of conversions of stock from one class to another (and in the case of the Exchange Offer, to reflect the exchange of Class B Stock and Class C Stock for Class D Stock) so as to preclude the dilution of stockholders' interests that would otherwise result from the issuance of shares upon conversion (or exchange). Such adjustments are intended to maintain, rather than to alter, the respective per share values of the classes of stock as determined under the formulas provided for in the PKS Certificate of Incorporation. Second, in the event that one of the Groups should incur substantial losses or liabilities, the PKS Board might consider making a transfer of assets to the affected Group from the other Group if the PKS Board determined that such transfer was in the overall best interest of PKS and its stockholders. In such event, the PKS Board intends to provide for compensation to the Group making the transfer. The nature, amount and timing of such compensation would be determined in light of the circumstances prevailing at the time. See "Risk Factors -- Risk Factors Relating

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to the  Exchange  Offer, the  Spin-off  and  PKS Securities  --  Transfers  from
Construction & Mining Group," for a discussion of a possible interest-bearing deferral of receipt of funds owed to the Diversified Group by the Construction & Mining Group in connection with the Exchange Offer.

PKS CONVERTIBLE DEBENTURES

    In the past, the Company has offered a new series of convertible debentures for sale each year to certain employees who the PKS Board and management determine have contributed significantly to the growth and performance of the Company. Each series of debentures is issued in fully registered form under an Indenture dated July 1, 1986, between the Company and FirsTier Bank N.A. (the "Indenture"). The Indenture is qualified pursuant to the Trust Indenture Act of 1939. The Indenture does not limit the aggregate principal amount of debentures which may be issued and provides that debentures may be issued from time to time in one or more series. The Company currently has outstanding convertible debentures of the 1990 through 1994 series in the aggregate principal amount of $7,720,000. A 1995 series of debentures providing for the issuance of a maximum of $3,000,000 of debentures convertible into Class C Stock has been authorized and registered with the Commission, although no debentures will be issued until November 1, 1995. The 1990 and 1991 Series Debentures are convertible into both Class C Stock and Class D Stock. The 1993 Series Class D Debentures are convertible solely into Class D Stock. The 1992 and 1994 Series Debentures and the 1993 Series Class C Debentures are convertible solely into Class C Stock. Because the 1992 and 1994 Series Debentures and the 1993 Series Class C Debentures are not convertible into Class D Stock, they are not being included in the Exchange Offer.

    The terms of the debentures include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the Indenture. The following is a summary of such terms and the terms of the repurchase agreement required to be executed by the purchaser of a debenture.

    BASIC FEATURES. Each series of debentures is issued on November 1. Interest is payable annually on November 1 of each year thereafter, and on the maturity date, which is ten years after the date of issuance. If the debentures are converted into the Company's common stock (see "Conversion Rights" below), interest ceases to accrue on June 30 before the fifth year after issuance. The debentures are unsecured obligations of the Company, and the holders thereof rank equally with other unsecured creditors of the Company in bankruptcy. The debentures are issued only in registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. Purchasers are required to pay a premium of $25 for each $1,000 in principal amount of debentures purchased.

    CONVERSION RIGHTS. Holders may convert the debentures into a specified class of the Company's common stock during the month of October in the fifth year after issuance. No other conversion period is provided for, and if the holder does not convert such debenture to common stock during this period, the conversion right is lost. The entire principal amount (no partial conversions are permitted) of a debenture is convertible into whole shares of common stock at a conversion price, which is the formula price of the underlying common stock on the date of issuance of the debentures. A cash payment by the holder is required upon conversion where necessary to avoid the issuance of fractional shares. The conversion right is conditioned upon the execution by a debentureholder of a repurchase agreement pertaining to the common stock acquired by means of the conversion. The conversion rights will be adjusted to reflect stock splits, stock dividends, stock reclassifications or certain corporate reorganizations between the date of purchase of the debentures and the date of conversion.

    Each 1990 Series Class C and D Debenture is convertible into pairs of shares of Class C Stock and Class D Stock at a conversion price of $40.45 per pair, the formula price of common stock as of November 1, 1990, the date of issuance of the 1990 Series Class C and D Debentures. Each pair consists of one share of Class C Stock and one share of Class D Stock. The 1991 Series Class C and D Debentures is also convertible into pairs of shares of Class C Stock and Class D Stock. The 1992 and 1994 Series debentures are convertible only into shares of Class C Stock. In 1993, there were separate

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series of debentures issued,  one convertible into shares  of Class C Stock  and one convertible into shares of Class D Stock. The Exchange Offer applies only to the 1990 Series Class C and D Debentures, the 1991 Series Class C and D Debentures and the 1993 Series Class D Debentures.

    OWNERSHIP AND TRANSFER RESTRICTIONS. Sales of the debentures are conditioned upon the execution of a repurchase agreement by the purchaser under which the purchaser agrees not to transfer the debentures except in a sale to the Company. The Company must purchase any debentures offered to it by debentureholders. The repurchase agreement also provides that the debentures must be sold back to the Company upon the death or retirement of the purchaser of the debenture or the termination of the debentureholder's employment with the Company. In any of the above-described circumstances, the Company will buy back the debentures at a price equal to the principal amount thereof, together with accrued interest from the last interest payment date to the date of such purchase at the stated rate. No payment is made by the Company with respect to the original bond premium. In the event the Company is offered some, but not all, of a debentureholder's debentures, the Company may purchase all of such holder's debentures.

    REDEMPTION. Upon not less than ten days' written notice, the Company may, at its option, redeem all (but not less than all) of the debentures of any given series at the principal amount thereof, together with accrued interest from the last interest payment date to the date fixed for redemption at the stated rate. No payment is made by the Company with respect to the original bond premium. The Company may not redeem debentures of any series during the one-month conversion period applicable to that series.

    MODIFICATION OF INDENTURE. The Indenture permits modification or amendment thereof with the consent of the holders of not less than two-thirds in principal amount of each series of debentures, but no modification of the terms of payment, conversion rights, or the percentage required for modification will be effective against any debentureholder without such holder's consent.

    EVENTS OF DEFAULT AND WITHHOLDING OF NOTICE THEREOF TO DEBENTUREHOLDERS. The Indenture provides for the following events of default with respect to each series of the debentures: (i) failure to pay interest upon any of the debentures of such series when due, continued for a period of 60 days and (ii) failure to pay principal of the debentures of such series when due, continued for a period of 60 days.

    The trustee under the Indenture, within 90 days after the occurrence of a default with respect to a particular series of debentures, is to give the holders of debentures of such series notice of all defaults known to the trustee, unless cured prior to the giving of such notice, provided that, except in the case of default in the payment of principal or interest on any of the debentures of such series, the trustee may withhold such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the holders of debentures of such series.

    Upon the happening and during the continuance of a default with respect to a particular series of debentures, the trustee may declare the principal of all the debentures of such series and the interest accrued thereon due and payable, but if the default is cured, the holders of a majority of such debentures may waive all defaults and rescind such declaration. Subject to the provisions of the Indenture relating to the duties of the trustee in case any such default shall have occurred and be continuing, the trustee will be under no obligation to exercise any of its rights or powers at the request, order or direction of any of the debentureholders unless they shall have offered to the trustee reasonable security or indemnity. A majority of the holders of outstanding debentures of such series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to the debentures of such series.

    THE TRUSTEE. The Company maintains a demand deposit account and conducts routine banking business with the trustee. The Indenture contains limitations on the right of the trustee, as a creditor of the Company under other instruments, to obtain payment of claims in specified cases, or to realize on certain property received in respect of any such claim as security or otherwise.

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    AUTHENTICATION AND  DELIVERY.    The debentures  may  be  authenticated  and
delivered upon the written order of the Company without any further corporate action.

    SATISFACTION AND DISCHARGE OF INDENTURE. The Indenture may be discharged upon payment or redemption of all of the debentures or upon deposit with the trustee of funds sufficient therefor.

MFS COMMON STOCK

    The authorized number of shares of MFS Common Stock is 200,000,000. Holders of MFS Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Holders of MFS Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the MFS Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of any outstanding preferred stock issued by MFS. Upon the liquidation, dissolution or winding up of MFS, the holders of MFS Common Stock are entitled to receive ratably the net assets of MFS available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock issued by MFS. Holders of MFS Common Stock have no preemptive, subscription, redemption or conversion rights. All the outstanding shares of MFS Common Stock are fully paid and non-assessable. The rights, preferences and privileges of holders of MFS Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock issued by MFS. The MFS Board of Directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue preferred stock in one or more series. Each such series of preferred stock shall have such rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation privileges, as shall be determined by the MFS Board of Directors.

MFS PREFERRED STOCK

    Pursuant to the terms of the Certificate of Designation with respect to the MFS Preferred Stock (the "Certificate of Designation"), each share of MFS Preferred Stock has the right to five votes on all matters presented to the MFS stockholders. KDG has granted to MFS an irrevocable proxy to vote all of the shares of MFS Preferred Stock in proportion to the vote of the holders of MFS Common Stock on all matters other than the election of MFS directors and matters as to which holders of the MFS Preferred Stock vote as a separate class under Delaware corporation law. The shares of MFS Preferred Stock distributed in the Spin-off will be subject to this irrevocable proxy. The MFS Preferred Stock will be convertible into shares of MFS Common Stock at any time after the first anniversary of the date of issuance at a conversion price of $43.125.
Accordingly, a holder of MFS Preferred Stock would need to surrender 43.125 shares of MFS Preferred Stock in order to receive one share of MFS Common Stock. Each share of MFS Preferred Stock is convertible into 0.0231884 shares of MFS Common Stock, which is determined by dividing $1.00 for each share of MFS Preferred Stock (the face value of each share of MFS Preferred Stock) by $43.125 (the conversion price). Dividends on the MFS Preferred Stock will accrue at the rate of 7 3/4% per annum and will be payable in cash. Dividends will be paid only when, as and if declared by the MFS Board of Directors. As a result of certain restrictions on MFS's ability to pay cash dividends that are contained in MFS's existing debt agreements, it is currently anticipated that, in the near future, the dividends on the MFS Preferred Stock will not be declared, but will continue to accrue. Upon conversion, holders will be entitled to receive an amount, payable at MFS's election in cash or shares of MFS Common Stock, equal to all accrued but unpaid dividends in respect of the shares surrendered for conversion. If MFS elects to pay all unpaid dividends in respect of the shares of MFS Preferred Stock tendered for conversion in shares of MFS Common Stock, the number of shares of MFS Common Stock to be issued in respect of these unpaid dividends will be determined by a formula where the total amount of unpaid dividends to be paid on each share of MFS Preferred Stock is divided by the "Fair Market Value" of a share of MFS Common Stock. "Fair Market Value" is defined, in general, as (i) if the MFS Common Stock is listed on any national securities exchange or the Nasdaq National Market, the average of the last sales price of the MFS Common Stock for each day in the 30 trading day period prior to the date of conversion, (ii) if the MFS Common Stock is not so listed, on the basis of the average of the mean between the closing bid

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and asked prices for  the MFS Common Stock  for each day in  the 30 trading  day period prior to the date of conversion and (iii) if the MFS Common Stock is not so listed and if there are no such closing bid and asked prices, on the basis of the fair market value per share as determined by the MFS Board. The shares of MFS Preferred Stock will be redeemable at the option of MFS at any time after the sixth anniversary of the date of issuance at a redemption price of $1.00 per share, plus accrued and unpaid dividends. The redemption price will be payable, at MFS's election, in cash or shares of MFS Common Stock.

    The MFS Preferred Stock cannot be sold or transferred by the recipient thereof in the Spin-off without the consent of MFS until six years after issuance, except (i) upon the death of the holder to such person's executors, administrators, testamentary trustees, heirs, legatees or beneficiaries, but not any subsequent sale or transfer by such, except in accordance with the terms of the Certificate of Designation, (ii) to a holder's family members or a trust created by the holder solely for the benefit of the holder's spouse, children or other family members, but not any subsequent sale or transfer by such, except in accordance with the terms of the Certificate of Designation; provided, such family member or trust acknowledges in writing prior to such sale or transfer the existence and enforceability of the irrevocable proxy described above, and
(iii) the pledge or hypothecation by a holder of the shares of MFS Preferred Stock to secure a BONA FIDE loan to such holder from any bank, broker, insurance company or other institution engaged in lending activities in the ordinary course of its business; provided, however, that such lender may be required to convert such MFS Preferred Stock into MFS Common Stock in the event of a foreclosure action.

                                 LEGAL MATTERS

    The legality of the stock of PKS being offered in the Exchange Offer is being passed upon for PKS by Sutherland, Asbill & Brennan. In addition, certain U.S. tax matters are being passed upon for PKS by Sutherland, Asbill & Brennan.

    The legality of the stock of MFS to be distributed by PKS in the Spin-off is being passed upon for MFS by Willkie Farr & Gallagher, New York, New York.

                                    EXPERTS

    The consolidated financial statements of Peter Kiewit Sons', Inc., the financial statements of the Construction & Mining Group and the financial statements of the Diversified Group as of December 31, 1994, and December 25, 1993, and for each of the three years in the period ended December 31, 1994, incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Peter Kiewit Sons', Inc., for the year ended December 31, 1994, have been so incorporated in reliance on the reports of Coopers & Lybrand, L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

    The consolidated financial statements of MFS Communications Company, Inc. as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, incorporated in this Prospectus by reference to the Annual Report on Form 10-K of MFS Communications
Company, Inc. for the year ended December 31, 1994, have been so incorporated in reliance on the report of Coopers & Lybrand, L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

    The consolidated financial statements of Centex Telemanagement, Inc. as of December 31, 1993 and 1992 and for the years ended December 31, 1993, 1992 and 1991, incorporated in this Prospectus by reference have been so incorporated in reliance upon the report of KPMG Peat Marwick, LLP, independent certified public accountants, on authority of that firm as experts in auditing and accounting.

    The balance sheets of Cylix Communications Corporation as of December 31, 1993 and 1992, and the related statements of operations, stockholder's equity and cash flows for each of the years in the two-year period ended December 31, 1993 incorporated in this Prospectus by reference to the Current Report on Form 8-K of MFS Communications Company, Inc., dated November 2, 1994, as amended by Form 8-K/A Amendment No. 1 on December 13, 1994, have been so incorporated in reliance on the report of Leon Constantin & Co., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                              CERTAIN DEFINITIONS

    AVAILABLE CLASS D DIVIDEND AMOUNT -- that amount which is the lesser of (a) the amount legally available for dividends on PKS stock and (b) an amount equal to (i) the Class D Formula Value minus (ii) dividends on Class D Stock declared during the current year.

    CLASS B STOCK -- the Class B Construction & Mining Group Nonvoting Restricted Redeemable Convertible Exchangeable Common Stock of PKS, par value $0.0625 per share.

    CLASS B&C FORMULA VALUE -- the formula value, determined on an annual basis in accordance with the Certificate of Incorporation, of the Construction & Mining Group used as a basis for determining the Class B&C Per Share Price, as more fully described under "Description of Securities -- PKS Stock" herein.

    CLASS B&C PER SHARE PRICE -- the per share price of the Class B Stock and Class C Stock, based on the Class B&C Formula Value, which is in accordance with the Certificate of Incorporation applicable to PKS's purchases of Class B Stock and Class C Stock and to the determination of the conversion ratios used in converting Class B Stock and Class C Stock to Class D Stock and Class D Stock to Class C Stock, as more fully described under "Description of Securities -- PKS Stock" herein.

    CLASS C STOCK -- the Class C Construction & Mining Group Restricted Redeemable Convertible Exchangeable Common Stock of PKS, par value $0.0625 per share.

    CLASS C AND D DEBENTURES -- collectively, PKS's 1990 Series Convertible Debentures due October 31, 2000 convertible into Class C and Class D Stock and PKS's 1991 Series Convertible Debentures due October 31, 2001 convertible into Class C and Class D Stock.

    CLASS D DEBENTURES -- PKS's 1993 Series Class D Convertible Debentures due October 31, 2003 convertible into Class D Stock.

    CLASS D FORMULA VALUE -- the formula value, determined on an annual basis in accordance with the Certificate of Incorporation, of the Diversified Group used as a basis for determining the Class D Per Share Price, as more fully described under "Description of Securities -- PKS Stock" herein.

    CLASS D PER SHARE PRICE -- the per share price of the Class D Stock, based on the Class D Formula Value, which is in accordance with the Certificate of Incorporation applicable (prior to the time the Class D Stock becomes Publicly Traded) to PKS's purchases of Class D Stock and to the determination of the conversion ratios used in converting Class B Stock and Class C Stock to Class D Stock and Class D Stock to Class C Stock, as more fully described under "Description of Securities -- PKS Stock" herein.

    CLASS D STOCK -- the Class D Diversified Group Convertible Exchangeable Common Stock of PKS, par value $0.0625 per share.

    CONSTRUCTION & MINING GROUP -- the Company's construction and certain mining businesses.

    DIVERSIFIED GROUP -- the Company's businesses other than its construction and certain of its mining businesses.

    EXCHANGE OFFER -- the offer by PKS to exchange (i) Class D Stock for outstanding Class B Stock and Class C Stock, (ii) Class C Stock and Class D Stock for outstanding Class C and D Debentures, and (iii) Class D Stock for outstanding Class D Debentures, all upon the terms and conditions contained in this Prospectus and the Letter of Transmittal.

    EXCHANGEABLE DEBENTURES -- collectively, the Class D Debentures and the Class C and D Debentures.

    EXCHANGEABLE SECURITIES -- collectively, the Exchangeable Debentures and the Exchangeable Stock.

    EXCHANGEABLE STOCK -- collectively, the shares of Class B Stock and Class C Stock exchangeable for Class D Stock pursuant to the Exchange Offer.

    GROUPS -- collectively, the Construction & Mining Group and the Diversified Group.

    KCG -- Kiewit Construction Group Inc., a Delaware corporation and a wholly owned first-tier subsidiary of PKS.

    KDG -- Kiewit Diversified Group Inc., a Delaware corporation and a wholly owned first-tier subsidiary of PKS.

    LETTER OF TRANSMITTAL -- a letter sent to all holders of Exchangeable Securities which sets forth certain terms and conditions of the Exchange Offer and which must be signed by a holder of Exchangeable Securities and returned to PKS by the Expiration Date in order to validly tender Exchangeable Securities. Separate forms of such letters will be sent to (i) holders of Class B Stock,
(ii) holders of Class C Stock and (iii) holders of Exchangeable Debentures.

    MFS -- MFS Communications Company, Inc., a Delaware corporation.

    MFS BOARD OR MFS BOARD OF DIRECTORS -- the board of directors of MFS as constituted from time to time.

    MFS COMMON STOCK -- the common stock of MFS, par value $.01 per share.

    MFS PREFERRED STOCK -- the Series B convertible preferred stock of MFS, par value $.01 per share, issuable in connection with the MFS Recapitalization.

    MFS RECAPITALIZATION -- the transfer by KDG of 2,900,000 shares of MFS Common Stock to MFS in exchange for 15,000,000 shares of MFS Preferred Stock, all as described in this Prospectus.

    OFFERED STOCK -- shares of Class C Stock and Class D Stock issuable in exchange for Exchangeable Securities pursuant to the Exchange Offer.

    PKS OR THE COMPANY -- Peter Kiewit Sons', Inc., a Delaware corporation.

    PKS BOARD OR PKS BOARD OF DIRECTORS -- the board of directors of PKS as constituted from time to time.

    PKS  CERTIFICATE   OF  INCORPORATION   --   the  Restated   Certificate   of
Incorporation of PKS as in effect on the date of this Prospectus.

    PUBLICLY TRADED -- the Class D Stock shall be "Publicly Traded" from and after that point in time at which the Class D Stock is listed or quoted on any national securities exchange or Nasdaq or the PKS Board of Directors has determined that the Class D Stock is otherwise publicly traded.

    SPIN-OFF -- the dividend distribution by PKS of all of the shares of MFS Common Stock and MFS Preferred Stock held by PKS to holders of Class D Stock as of the Spin-off Date, all as described in this Prospectus.

    SPIN-OFF STOCK -- shares of MFS Common Stock and MFS Preferred Stock received by holders of Class D Stock in the Spin-off.

                         INDEX TO FINANCIAL STATEMENTS

Report of Independent Accountants for Peter Kiewit Sons', Inc. and Subsidiaries.............................................   F-3
Peter Kiewit Sons', Inc. and Subsidiaries Pro Forma Consolidated Condensed Statements of Earnings...........................   F-4
Peter Kiewit Sons', Inc. Pro Forma Consolidated Condensed Balance Sheet.....................................................   F-6
Report of Independent Accountants for Kiewit Construction & Mining Group....................................................  F-10
Peter Kiewit Construction and Mining Group Pro Forma Condensed Statements of Earnings.......................................  F-11
Peter Kiewit Construction and Mining Group Pro Forma Condensed Balance Sheet................................................  F-13
Report of Independent Accountants for Kiewit Diversified Group..............................................................  F-17
Peter Kiewit Diversified Group Pro Forma Condensed Statements of Earnings...................................................  F-18
Peter Kiewit Diversified Group Pro Forma Condensed Balance Sheet............................................................  F-20

                        PRO FORMA FINANCIAL INFORMATION

    The pro forma financial information of PKS, Kiewit Construction & Mining Group and Kiewit Diversified Group, respectively, has been prepared to give effect, as further described below, to the MFS Recapitalization, the Exchange Offer and the Spin-off (together, the "Transactions"). The pro forma financial information assumes, in two separate scenarios, that 3 million (Scenario 1) and 5 million (Scenario 2) shares of Exchangeable Stock and all the Exchangeable Debentures are exchanged in the Exchange Offer as described herein for 1,249,793 and 2,082,988 shares of Class D Stock respectively, and that an additional 69,010 shares of Class D Stock and 59,929 shares of Class C Stock are issued in exchange for all outstanding Exchangeable Debentures. Scenario 1 reflects PKS's estimate of the number of shares of Exchangeable Stock likely to be tendered in the Exchange Offer, based upon the tender indications that PKS has received from members of the PKS Board of Directors and members of the KCG Board of Directors, and PKS's estimates of the likely number of additional tenders. Scenario 2 is set forth solely to illustrate the impact of the tender of substantially more shares than anticipated by PKS. PKS does not believe that a tender of 5,000,000 shares is likely.

    The pro forma condensed statements of earnings for the six months ended June 30, 1995 and for the year ended December 31, 1994, of PKS, Kiewit Construction & Mining Group and Kiewit Diversified Group assume that the Transactions were consummated on January 1, 1995 and December 26, 1993, respectively. The condensed balance sheets of PKS and the respective Groups as of June 30, 1995 assume that the Transactions were consummated as of such date.

    The pro forma financial information is not intended to reflect results of operations or the financial position of PKS, Kiewit Construction & Mining Group or Kiewit Diversified Group, which actually would have resulted had the Transactions been effected on the dates indicated. Moreover, the pro forma information is not intended to be indicative of future results of operations or financial position of PKS, Kiewit Construction & Mining Group or Kiewit Diversified Group.

    The pro forma financial information should be read in conjunction with PKS', Kiewit Construction & Mining Group's and Kiewit Diversified Group's historical financial statements, and the notes thereto, contained in PKS' Annual Report on Form 10-K for the year ended December 31, 1994 and selected exhibits thereto and Quarterly Report on Form 10-Q for the quarter ended June 30, 1995 and selected exhibits thereto, all of which are incorporated herein by reference.

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Stockholders
Peter Kiewit Sons', Inc.

    We have examined the pro forma adjustments reflecting the transactions described in the accompanying notes and the application of those adjustments to the historical amounts in the accompanying pro forma consolidated condensed statement of earnings of Peter Kiewit Sons', Inc. and Subsidiaries for the year ended December 31, 1994. The pro forma consolidated condensed statement of earnings is derived from the historical financial statements of Peter Kiewit Sons', Inc. and Subsidiaries, which were audited by us, incorporated by reference herein. Such pro forma adjustments are based upon management's assumptions described in the accompanying notes. Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included such procedures as we considered necessary in the circumstances.

    In addition, we have reviewed the related pro forma adjustments and the application of those adjustments to the historical amounts in the accompanying pro forma consolidated condensed balance sheet of Peter Kiewit Sons', Inc. and Subsidiaries as of June 30, 1995 and the pro forma consolidated condensed statement of earnings for the six months then ended. The pro forma consolidated condensed financial statements are derived from the historical financial statements of Peter Kiewit Sons', Inc. and Subsidiaries, which were reviewed by us, incorporated herein by reference. Such pro forma adjustments are based upon management's assumptions described in the accompanying notes. Our review was made in accordance with standards established by the American Institute of Certified Public Accountants.

    The objective of this pro forma financial information is to show what the significant effects on the historical information might have been had the transactions occurred at an earlier date. However, the pro forma consolidated condensed financial statements are not necessarily indicative of the results of operations or related effects on financial position that would have been attained had the above-mentioned transactions actually occurred earlier.

    In our opinion, management's assumptions provide a reasonable basis for presenting the significant effects directly attributable to the above-mentioned transactions described in the accompanying notes, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma column reflects the proper application of those adjustments to the historical financial statement amounts in the pro forma consolidated condensed statement of earnings for the year ended December 31, 1994.

    A review is substantially less in scope than an audit, the objective of which is the expression of an opinion on management's assumptions, the pro forma adjustments and the application of those adjustments to historical financial information. Accordingly, we do not express such an opinion on the pro forma adjustments or the application of such adjustments to the pro forma consolidated condensed balance sheet as of June 30, 1995, and the pro forma consolidated condensed statement of earnings for the six months then ended. Based on our review, however, nothing came to our attention that caused us to believe that management's assumptions do not provide a reasonable basis for presenting the significant effects directly attributable to the above-mentioned transactions described in the accompanying notes, that the related pro forma adjustments do not give appropriate effect to those assumptions, or that the pro forma column does not reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma consolidated condensed balance sheet as of June 30, 1995, and the pro forma consolidated condensed statement of earnings for the six months then ended.

                                          COOPERS & LYBRAND L.L.P.

Omaha, Nebraska
August 17, 1995

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES
            PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
                          YEAR ENDED DECEMBER 31, 1994
                       AND SIX MONTHS ENDED JUNE 30, 1995
(SCENARIO 1 ASSUMING 3 MILLION SHARES OF EXCHANGEABLE STOCK EXCHANGED FOR CLASS
                                    D STOCK)

                                                                                                      (UNAUDITED)
                                                 YEAR ENDED DECEMBER 31, 1994               SIX MONTHS ENDED JUNE 30, 1995
                                           -----------------------------------------   -----------------------------------------
                                                           OTHER                                       OTHER
                                                        ADJUSTMENTS                                 ADJUSTMENTS
                                           HISTORICAL    (NOTE 2)     PKS PRO FORMA    HISTORICAL    (NOTE 2)     PKS PRO FORMA
                                           -----------  -----------   --------------   -----------  -----------   --------------
                                                              (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Revenue..................................  $     2,704   $--          $     2,704      $     1,260   $--          $     1,260
Cost of Revenue..........................        2,308   --                (2,308)          (1,079)  --                (1,079)
                                           -----------    ---         --------------   -----------    ---         --------------
                                                   396   --                   396              181   --                   181
General and Administrative Expenses......         (230)  --                  (230)            (108)  --                  (108)
                                           -----------    ---         --------------   -----------    ---         --------------
Operating Income.........................          166   --                   166               73   --                    73
Other Income (Expense):
  Gain on Subsidiary's Stock
   Transactions, net.....................           54    (54)(a)         --                     3     (3)(a)         --
  Investment Income, net.................           43   --                    43               30   --                    30
  Interest Expense, net..................          (38)  --  (b)              (38)             (24)  --  (b)              (24)
  Other, net.............................           15   --                    15              171   --                   171
                                           -----------    ---         --------------   -----------    ---         --------------
                                                    74    (54)                 20              180     (3)                177
Equity in Loss of MFS....................         (102)   102(c)          --                   (85)    85(c)          --
                                           -----------    ---         --------------   -----------    ---         --------------
Earnings before Income Taxes and Minority
 Interest in Net Losses (Income) of
 Subsidiaries............................          138     48                 186              168    (82)                250
Provision for Income Taxes...............          (29)    19(d)              (10)             (89)     1(d)              (88)
Minority Interest in Net Losses (Income)
 of Subsidiaries.........................            1   --                     1               (8)  --                    (8)
                                           -----------    ---         --------------   -----------    ---         --------------
Net Earnings.............................  $       110   $ 67         $       177      $        71   $ 83         $       154
                                           -----------    ---         --------------   -----------    ---         --------------
                                           -----------    ---         --------------   -----------    ---         --------------
Earnings Attributable to
  Class B & C Stock......................  $        77                $        75      $        34                $        33
                                           -----------                --------------   -----------                --------------
                                           -----------                --------------   -----------                --------------
  Class D Stock..........................  $        33                $       102      $        37                $       121
                                           -----------                --------------   -----------                --------------
                                           -----------                --------------   -----------                --------------
Earnings Per Common and Common Equivalent
 Share:
  Class B & C............................  $      4.92                $      5.88      $      2.44                $      2.97
                                           -----------                --------------   -----------                --------------
                                           -----------                --------------   -----------                --------------
  Class D................................  $      1.63                $      4.73      $      1.75                $      5.39
                                           -----------                --------------   -----------                --------------
                                           -----------                --------------   -----------                --------------
Weighted Average Shares Outstanding:
  Class B & C............................   15,697,724                 12,757,653(e)    13,954,135                 11,014,064(e)
                                           -----------                --------------   -----------                --------------
                                           -----------                --------------   -----------                --------------
  Class D................................   20,438,806                 21,636,604(e)    21,261,632                 22,580,435(e)
                                           -----------                --------------   -----------                --------------
                                           -----------                --------------   -----------                --------------

    The accompanying notes are an integral part of these pro forma financial statements.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES
            PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
                          YEAR ENDED DECEMBER 31, 1994
                       AND SIX MONTHS ENDED JUNE 30, 1995
(SCENARIO 2 ASSUMING 5 MILLION SHARES OF EXCHANGEABLE STOCK EXCHANGED FOR CLASS
                                    D STOCK)

                                                                                                      (UNAUDITED)
                                                 YEAR ENDED DECEMBER 31, 1994               SIX MONTHS ENDED JUNE 30, 1995
                                           -----------------------------------------   -----------------------------------------
                                                           OTHER                                       OTHER
                                                        ADJUSTMENTS                                 ADJUSTMENTS
                                           HISTORICAL    (NOTE 2)     PKS PRO FORMA    HISTORICAL    (NOTE 2)     PKS PRO FORMA
                                           -----------  -----------   --------------   -----------  -----------   --------------
                                                              (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Revenue..................................  $     2,704   $--          $     2,704      $     1,260   $--          $     1,260
Cost of Revenue..........................        2,308   --                (2,308)          (1,079)  --                (1,079)
                                           -----------    ---         --------------   -----------    ---         --------------
                                                   396   --                   396              181   --                   181
General and Administrative Expenses......         (230)  --                  (230)            (108)  --                  (108)
                                           -----------    ---         --------------   -----------    ---         --------------
Operating Income.........................          166   --                   166               73   --                    73
Other Income (Expenses):
  Gain on Subsidiary's Stock
   Transactions, net.....................           54    (54)(a)         --                     3     (3)(a)         --
  Investment Income, net.................           43   --                    43               30   --                    30
  Interest Expense, net..................          (38)  --  (b)              (38)             (24)  --  (b)              (24)
  Other, net.............................           15   --                    15              171   --                   171
                                           -----------    ---         --------------   -----------    ---         --------------
                                                    74    (54)                 20              180     (3)                177
Equity in Loss of MFS....................         (102)   102(c)          --                   (85)    85(c)          --
                                           -----------    ---         --------------   -----------    ---         --------------
Earnings before Income Taxes and Minority
 Interest in Net Losses (Income) of
 Subsidiaries............................          138     48                 186              168     82                 250
Provision for Income Taxes...............          (29)    19(d)              (10)             (89)     1(d)              (88)
Minority Interest in Net Losses (Income)
 of Subsidiaries.........................            1   --                     1               (8)  --                    (8)
                                           -----------    ---         --------------   -----------    ---         --------------
Net Earnings.............................  $       110   $ 67         $       177      $        71   $ 83         $       154
                                           -----------    ---         --------------   -----------    ---         --------------
                                           -----------    ---         --------------   -----------    ---         --------------
Earnings Attributable to:
  Class B & C Stock......................  $        77                $        74      $        34                $        32
                                           -----------                --------------   -----------                --------------
                                           -----------                --------------   -----------                --------------
  Class D................................  $        33                $       103      $        37                $       122
                                           -----------                --------------   -----------                --------------
                                           -----------                --------------   -----------                --------------
Earnings Per Common and Common Equivalent
 Share:
  Class B & C............................  $      4.92                $      6.84      $      2.44                $      3.54
                                           -----------                --------------   -----------                --------------
                                           -----------                --------------   -----------                --------------
  Class D................................  $      1.63                $      4.63      $      1.75                $      5.23
                                           -----------                --------------   -----------                --------------
                                           -----------                --------------   -----------                --------------
Weighted Average Shares Outstanding:
  Class B & C............................   15,697,724                 10,757,653(e)    13,954,135                  9,014,064(e)
                                           -----------                --------------   -----------                --------------
                                           -----------                --------------   -----------                --------------
  Class D................................   20,438,806                 22,389,129(e)    21,261,632                 23,413,630(e)
                                           -----------                --------------   -----------                --------------
                                           -----------                --------------   -----------                --------------

    The accompanying notes are an integral part of these pro forma financial statements.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                  (UNAUDITED)
                                 JUNE 30, 1995
(SCENARIO 1 ASSUMING 3 MILLION SHARES OF EXCHANGEABLE STOCK EXCHANGED FOR CLASS
                                    D STOCK)
                                     ASSETS

                                                                                               ADJUSTMENTS      PKS
                                                                                  HISTORICAL    (NOTE 3)     PRO FORMA
                                                                                  ----------   -----------   ---------
CURRENT ASSETS:
  Cash and cash equivalents.....................................................    $  434       $--          $  434
  Marketable securities.........................................................       528        --             528
  Receivables, net..............................................................       311        --             311
  Costs and earnings in excess of billings on uncompleted contracts.............       130        --             130
  Investment in construction joint ventures.....................................        62        --              62
  Deferred income taxes.........................................................        65        --              65
  Other.........................................................................        55        --              55
                                                                                  ----------   -----------   ---------
      Total Current Assets......................................................     1,585        --           1,585
Property, Plant and Equipment, net..............................................       630        --             630
Investments.....................................................................       450        --             450
Intangible Assets, net..........................................................       401        --             401
Net Assets of MFS...............................................................       447         (447)(a)    --
Other Assets....................................................................        72        --              72
                                                                                  ----------   -----------   ---------
                                                                                    $3,585       $ (447)      $3,138
                                                                                  ----------   -----------   ---------
                                                                                  ----------   -----------   ---------

                                         LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..............................................................    $  211       $--          $  211
  Current portion of long-term debt:
    Telecommunications..........................................................         9        --               9
    Other.......................................................................         5           (1)(b)        4
  Accrued costs and billings in excess of revenue on uncompleted contracts......       133        --             133
  Accrued insurance costs.......................................................        74        --              74
  Other.........................................................................       151           12(c)       163
                                                                                  ----------   -----------   ---------
      Total Current Liabilities.................................................       583           11          594
Long-term Debt, less current portion:
    Telecommunications..........................................................       290        --             290
    Other.......................................................................        89           (2)(b)       87
Deferred Income Taxes...........................................................       314          (93)(d)      221
Retirement Benefits.............................................................        48        --              48
Accrued Reclamation Costs.......................................................       103        --             103
Other Liabilities...............................................................       123        --             123
Minority Interest...............................................................       193        --             193
Stockholders' Equity:
  Preferred stock...............................................................     --           --           --
  Common stock..................................................................
    Class B shares outstanding: historical -- 884,400,
     pro forma -- 0.............................................................     --           --           --
    Class C shares outstanding: historical -- 13,944,365,
     pro forma -- 11,888,694....................................................         1        --               1
    Class D shares outstanding: historical -- 21,288,468,
     pro forma -- 22,607,271....................................................         1        --               1
  Additional paid-in capital....................................................       207            3(b)       210
  Foreign currency adjustment...................................................        (4)       --              (4)
  Net unrealized holding gains (losses).........................................         8        --               8
  Retained earnings.............................................................     1,629         (447)(c)
                                                                                                    (12)(c)
                                                                                                     93(d)     1,263
                                                                                  ----------   -----------   ---------
      Total Stockholders' Equity................................................     1,842         (363)       1,479
                                                                                  ----------   -----------   ---------
                                                                                    $3,585       $ (447)      $3,138
                                                                                  ----------   -----------   ---------
                                                                                  ----------   -----------   ---------

    The accompanying notes are an integral part of this pro forma financial statement.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                  (UNAUDITED)
                                 JUNE 30, 1995
(SCENARIO 2 ASSUMING 5 MILLION SHARES OF EXCHANGEABLE STOCK EXCHANGED FOR CLASS
                                    D STOCK)
                                     ASSETS

                                                                                               ADJUSTMENTS      PKS
                                                                                  HISTORICAL    (NOTE 3)     PRO FORMA
                                                                                  ----------   -----------   ---------
                                                                                         (DOLLARS IN MILLIONS)
Current Assets
  Cash and cash equivalents.....................................................    $  434       $--          $  434
  Marketable securities.........................................................       528        --             528
  Receivables, net..............................................................       311        --             311
  Cost and earnings in excess of billings and uncompleted contracts.............       130        --             130
  Investment in construction joint ventures.....................................        62        --              62
  Deferred income taxes.........................................................        65        --              65
  Other.........................................................................        55        --              55
                                                                                  ----------   -----------   ---------
Total Current Assets............................................................     1,585        --           1,585
Property, Plant and Equipment, net..............................................       630        --             630
Investments.....................................................................       450        --             450
Intangible Assets, net..........................................................       401        --             401
Net Assets of MFS...............................................................       447         (447)(a)    --
Other Assets....................................................................        72        --              72
                                                                                  ----------   -----------   ---------
                                                                                    $3,585       $ (497)      $3,138
                                                                                  ----------   -----------   ---------
                                                                                  ----------   -----------   ---------
                                         LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..............................................................    $  211       $--          $  211
  Current portion of long-term debt:
    Telecommunications..........................................................         9        --               9
    Other.......................................................................         5           (1)(b)        4
  Accrued costs and billings in excess of revenue on uncompleted contracts......       133        --             133
  Accrued insurance costs.......................................................        74        --              74
  Other.........................................................................       151           12(c)       163
                                                                                  ----------   -----------   ---------
Total Current Liabilities.......................................................       583           11          594
Long-term Debt, less current portion:
  Telecommunications............................................................       290        --             290
  Other.........................................................................        89           (2)(b)       87
Deferred Income Taxes...........................................................       314          (93)(d)      221
Retirement Benefits.............................................................        48        --              48
Accrued Reclamation Costs.......................................................       103        --             103
Other Liabilities...............................................................       123        --             123
Minority Interest...............................................................       193        --             193
Stockholders' Equity:
  Preferred stock...............................................................     --           --           --
  Common Stock
    Class B shares outstanding: historical -- 884,400,
     pro forma -- 0.............................................................     --           --           --
    Class C shares outstanding: historical -- 13,944,365,
     pro forma -- 9,888,694.....................................................         1        --               1
    Class D shares outstanding: historical -- 21,288,468,
     pro forma -- 23,440,466....................................................         1        --               1
  Additional paid-in capital....................................................       207            3(b)       210
  Foreign currency adjustment...................................................        (4)       --              (4)
  Net unrealized holding gains (losses).........................................         8        --               8
  Retained earnings.............................................................     1,629         (447)(a)
                                                                                                    (12)(c)
                                                                                                     93(d)     1,263
                                                                                  ----------   -----------   ---------
Total Stockholders' Equity......................................................     1,842         (363)       1,479
                                                                                  ----------   -----------   ---------
                                                                                    $3,585       $ (447)      $3,138
                                                                                  ----------   -----------   ---------
                                                                                  ----------   -----------   ---------

    The accompanying notes are an integral part of this pro forma financial statement.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES
         NOTES TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

1.  BASIS OF REPORTING
    The accompanying pro forma consolidated condensed financial statements of PKS are presented based upon the historical consolidated financial statements and the notes thereto of PKS, as adjusted to remove the earnings statement and balance sheet accounts of MFS and to give effect to certain other elements of the MFS Recapitalization, the Exchange Offer and the Spin-off, (together, the "Transactions"). The pro forma information assumes, in two separate scenarios, that 3 million (Scenario 1) and 5 million (Scenario 2), shares of the Exchangeable Stock and all the Exchangeable Debentures are exchanged in the Exchange Offer. Such pro forma financial statements should be read in conjunction with the separate historical consolidated financial statements and the notes thereto of PKS, incorporated herein by reference. Such pro forma financial statements are not necessarily indicative of the future results of operations or financial position.

    The PKS Board of Directors preliminarily approved a plan to make a tax-free distribution of its entire ownership interest in MFS to the Class D Stockholders at a special meeting on June 9, 1995. The operating results of MFS have been classified as a single line item on the consolidated statements of earnings. PKS' proportionate share of the net assets of MFS at June 30, 1995 of $447 million have been reported separately on the consolidated balance sheet.

    Completion of the Transactions has been assumed to be as of June 30, 1995 in the pro forma consolidated condensed balance sheet and as of December 26, 1993 and January 1, 1995, in the pro forma consolidated condensed statements of earnings for the year ended December 31, 1994 and the six months ended June 30, 1995, respectively.

    The significant accounting policies followed by PKS, described in the notes to its historical consolidated financial statements incorporated herein by reference, have been used in preparing the accompanying pro forma consolidated condensed financial statements.

2.  STATEMENTS OF EARNINGS PRO FORMA ADJUSTMENTS
    As described in Note 1, the historical consolidated statements of earnings for PKS have been adjusted to remove the earnings statement accounts of MFS and to give effect to certain other elements of the Transactions. The other adjustments made in preparation of the PKS Pro Forma Statements of Earnings are described below:

    (a) Adjustment   made  to  reverse  the   gain  recognized  from  MFS  stock
        transactions that would not have been recorded if the Transactions were completed at the beginning of the periods.

    (b) No adjustment has been made for the decrease in interest expense due to the assumed exchange of the Exchangeable Debentures as the adjustment is less than $1 million.

    (c) Adjustment made to remove the earnings statement account of MFS.

    (d) Adjustment made to reflect the tax effect of the above adjustments.

    (e) Scenario 1 assumes 3,000,000 shares of Exchangeable Stock are exchanged for Class D Stock and Scenario 2 assumes that 5,000,000 shares of Exchangeable Stock are exchanged for Class D Stock at the prior year-end conversion ratio, adjusted for dividends declared during the periods. The pro forma weighted average shares also include an additional 59,929 Class C shares and 69,010 Class D shares attributable to the exchange of the Exchangeable Debentures.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES
         NOTES TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

3.  BALANCE SHEET PRO FORMA ADJUSTMENTS
    As described in Note 1, the historical consolidated balance sheet of PKS has been adjusted to remove the balance sheet account of MFS and to give effect to certain other elements of the Transactions. The other adjustments made in preparation of the PKS Pro Forma Consolidated Condensed Balance Sheet are described below:

    (a) Adjustment to remove PKS' investment in MFS.

    (b) Adjustment made to reflect the exchange of the Exchangeable Debentures for Class C and Class D Stock.

    (c) Adjustment made to record the accrual of certain estimated corporate United States Federal income taxes attributable to the corporate built-in gain on the stock of MFS being distributed to certain non-United States Class D stockholders.

    (d) Adjustment made to reverse certain deferred tax liabilities recognized on gains from MFS stock transactions that are no longer payable.

4.  EARNINGS PER SHARE
    Primary earnings per share of common stock have been computed using the weighted average number of shares outstanding during each period. Fully diluted earnings per share have not been presented because they are not materially different from primary earnings per share.

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Stockholders
Peter Kiewit Sons, Inc.

    We have examined the pro forma adjustments reflecting the transactions described in the accompanying notes and the application of those adjustments to the historical amounts in the accompanying pro forma condensed statement of earnings of Kiewit Construction & Mining Group, a business group of Peter Kiewit Sons', Inc., for the year ended December 31, 1994. The pro forma condensed statement of earnings is derived from the historical financial statements of Kiewit Construction & Mining Group, which were audited by us, incorporated herein by reference. Such pro forma adjustments are based upon management's assumptions described in the accompanying notes. Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included such procedures as we considered necessary in the circumstances.

    In addition, we have reviewed the related pro forma adjustments and the application of those adjustments to the historical amounts in the accompanying pro forma condensed balance sheet of Kiewit Construction & Mining Group as of June 30, 1995 and the pro forma condensed statement of earnings for the six months then ended. The pro forma condensed financial statements are derived from the historical financial statements of Kiewit Construction & Mining Group, which were reviewed by us, incorporated herein by reference. Such pro forma adjustments are based upon management's assumptions described in the accompanying notes. Our review was made in accordance with standards established by the American Institute of Certified Public Accountants.

    The objective of this pro forma financial information is to show what the significant effects on the historical information might have been had the transactions occurred at an earlier date. However, the pro forma condensed financial statements are not necessarily indicative of the results of operations or related effects on financial position that would have been attained had the above-mentioned transactions actually occurred earlier.

    In our opinion, management's assumptions provide a reasonable basis for presenting the significant effects directly attributable to the above-mentioned transactions described in the accompanying notes, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma column reflects the proper application of those adjustments to the historical financial statement amounts in the pro forma condensed statement of earnings for the year ended December 31, 1994.

    A review is substantially less in scope than an audit, the objective of which is the expression of an opinion on management's assumptions, the pro forma adjustments and the application of those adjustments to historical financial information. Accordingly, we do not express such an opinion on the pro forma adjustments or the application of such adjustments to the pro forma condensed balance sheet as of June 30, 1995, and the pro forma condensed statement of earnings for the six months then ended. Based on our review, however, nothing came to our attention that caused us to believe that management's assumptions do not provide a reasonable basis for presenting the significant effects directly attributable to the above-mentioned transactions described in the accompanying notes, that the related pro forma adjustments do not give appropriate effect to those assumptions, or that the pro forma column does not reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma condensed balance sheet as of June 30, 1995, and the pro forma condensed statement of earnings for the six months then ended.

                                          COOPERS & LYBRAND L.L.P.

Omaha, Nebraska
August 17, 1995

                       KIEWIT CONSTRUCTION & MINING GROUP

                   PRO FORMA CONDENSED STATEMENTS OF EARNINGS

                          YEAR ENDED DECEMBER 31, 1994
                       AND SIX MONTHS ENDED JUNE 30, 1995

(SCENARIO 1 ASSUMING 3 MILLION SHARES OF EXCHANGEABLE STOCK EXCHANGED FOR CLASS
                                    D STOCK)

                                                                                                 (UNAUDITED)
                                             YEAR ENDED DECEMBER 31, 1994              SIX MONTHS ENDED JUNE 30, 1995
                                      ------------------------------------------   ---------------------------------------
                                                  ADJUSTMENTS                                   ADJUSTMENTS
                                      HISTORICAL   (NOTE 2)        PRO FORMA       HISTORICAL    (NOTE 2)      PRO FORMA
                                      ----------  -----------   ----------------   -----------  -----------   ------------
                                                        (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Revenue.............................  $    2,175    $--         $          2,175   $       988    $--         $      988
Cost of Revenue.....................      (1,995)    --                   (1,995)         (925)    --               (925)
                                      ----------  -----------   ----------------   -----------  -----------   ------------
                                             180     --                      180            63     --                 63
General and Administrative
 Expenses...........................        (121)    --                     (121)          (61)    --                (61)
                                      ----------  -----------   ----------------   -----------  -----------   ------------
Operating Earnings..................          59     --                       59             2     --                  2
Other Income (Expense):
  Investment Income, net............          13        (3)(a)                10             6        (2)(a)           4
  Interest Expense..................          (2)       --(b)                )(2            (1)       --(b)           (1)
  Other, net........................          46     --                       46            46     --                 46
                                      ----------  -----------   ----------------   -----------  -----------   ------------
                                              57        (3)                   54            51        (2)             49
                                      ----------  -----------   ----------------   -----------  -----------   ------------
Earnings before Income Taxes........         116        (3)                  113            53        (2)             51
(Provision) Benefit for Income
 Taxes..............................         (39)        1(c)                (38)          (19)        1(c)          (18)
                                      ----------  -----------   ----------------   -----------  -----------   ------------
Net Earnings........................  $       77    $   (2)     $             75   $        34    $   (1)     $       33
                                      ----------  -----------   ----------------   -----------  -----------   ------------
                                      ----------  -----------   ----------------   -----------  -----------   ------------
Net Earnings Per Common and Common
 Equivalent Share...................  $     4.92                $           5.88   $      2.44                $     2.97
                                      ----------                ----------------   -----------                ------------
                                      ----------                ----------------   -----------                ------------
Weighted Average Shares
 Outstanding........................  15,697,724                      12,757,653(d)  13,954,135               11,014,064(d)
                                      ----------                ----------------   -----------                ------------
                                      ----------                ----------------   -----------                ------------

    The accompanying notes are an integral part of these pro forma financial statements.

                       KIEWIT CONSTRUCTION & MINING GROUP
                   PRO FORMA CONDENSED STATEMENTS OF EARNINGS
                          YEAR ENDED DECEMBER 31, 1994
                       AND SIX MONTHS ENDED JUNE 30, 1995
(SCENARIO 2 ASSUMING 5 MILLION SHARES OF EXCHANGEABLE STOCK EXCHANGED FOR CLASS
                                    D STOCK)

                                                                                                       (UNAUDITED)
                                                   YEAR ENDED DECEMBER 31, 1994              SIX MONTHS ENDED JUNE 30, 1995
                                            ------------------------------------------   ---------------------------------------
                                                        ADJUSTMENTS                                   ADJUSTMENTS
                                            HISTORICAL   (NOTE 2)        PRO FORMA       HISTORICAL    (NOTE 2)      PRO FORMA
                                            ----------  -----------   ----------------   -----------  -----------   ------------
                                                              (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Revenue...................................  $    2,175     $--        $          2,175   $       988    $--         $      988
Cost of Revenue...........................      (1,995)    --                   (1,995)         (925)    --               (925)
                                            ----------  -----------   ----------------   -----------  -----------   ------------
                                                   180     --                      180            63     --                 63
General and Administrative Expenses.......        (121)    --                     (121)          (61)    --                (61)
                                            ----------  -----------   ----------------   -----------  -----------   ------------
Operating Earnings........................          59     --                       59             2     --                  2
Other Income (Expense):
  Investment Income, net..................          13        (5)(a)                 8             6        (3)(a)           3
  Interest Expense........................          (2)       --(b)                )(2            (1)       --(b)           (1)
  Other, net..............................          46     --                       46            46     --                 46
                                            ----------  -----------   ----------------   -----------  -----------   ------------
                                                    57        (5)                   52            51        (3)             48
                                            ----------  -----------   ----------------   -----------  -----------   ------------
Earnings before Income Taxes..............         116        (5)                  111            53        (3)             50
(Provision) Benefit for Income Taxes......         (39)        2(c)                (37)          (19)        1(c)          (18)
                                            ----------  -----------   ----------------   -----------  -----------   ------------
Net Earnings..............................  $       77     $  (3)     $             74   $        34    $   (2)     $       32
                                            ----------  -----------   ----------------   -----------  -----------   ------------
                                            ----------  -----------   ----------------   -----------  -----------   ------------
Net Earnings Per Common and Common
 Equivalent Share.........................  $     4.92                $           6.84   $      2.44                $     3.54
                                            ----------                ----------------   -----------                ------------
                                            ----------                ----------------   -----------                ------------
Weighted Average Shares Outstanding.......  15,697,724                      10,757,653(d)  13,954,135                9,014,064(d)
                                            ----------                ----------------   -----------                ------------
                                            ----------                ----------------   -----------                ------------

    The accompanying notes are an integral part of these pro forma financial statements.

                       KIEWIT CONSTRUCTION & MINING GROUP
                       PRO FORMA CONDENSED BALANCE SHEET
                                  (UNAUDITED)
                                 JUNE 30, 1995
(SCENARIO 1 ASSUMING 3 MILLION SHARES OF EXCHANGEABLE STOCK EXCHANGED FOR CLASS
                                    D STOCK)

                                                                                          ADJUSTMENTS
                                                                             HISTORICAL    (NOTE 3)     PRO FORMA
                                                                             ----------   -----------   ---------
                                                                                    (DOLLARS IN MILLIONS)
                                                     ASSETS
Current Assets:
  Cash and cash equivalents................................................     $ 84         $(75)(a)     $  9
  Marketable securities....................................................      100        --             100
  Receivables, net.........................................................      244        --             244
  Costs and earnings in excess of billings on uncompleted contracts........      130        --             130
  Investment in construction joint ventures................................       62        --              62
  Deferred income taxes....................................................       54        --              54
  Other....................................................................       21        --              21
                                                                               -----        -----       ---------
    Total Current Assets...................................................      695          (75)         620
Property, Plant and Equipment, net.........................................      161        --             161
Other Assets...............................................................      111        --             111
                                                                               -----        -----       ---------
                                                                                $967         $(75)        $892
                                                                               -----        -----       ---------
                                                                               -----        -----       ---------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable.........................................................     $169        -$-           $169
  Current portion of long-term debt........................................        2        --               2
  Accrued construction costs and billings in excess of revenue on
   uncompleted contracts...................................................      119        --             119
  Accrued insurance costs..................................................       74        --              74
  Other....................................................................       41        --              41
                                                                               -----        -----       ---------
    Total Current Liabilities..............................................      405        --             405
Long-term Debt, less current portion.......................................        7           (1)(b)        6
Deferred Income Taxes......................................................        5        --               5
Other Liabilities..........................................................       47        --              47
Stockholders Equity:
  Common equity............................................................      508          (75)(a)
                                                                                                1(b)       434
  Foreign currency adjustment..............................................       (5)       --              (5)
  Unrealized holding gain (loss)...........................................    --           --            --
                                                                               -----        -----       ---------
    Total Stockholders' Equity.............................................      503          (74)         429
                                                                               -----        -----       ---------
                                                                                $967         $(75)        $892
                                                                               -----        -----       ---------
                                                                               -----        -----       ---------

    The accompanying notes are an integral part of this pro forma financial statement.

                       KIEWIT CONSTRUCTION & MINING GROUP
                       PRO FORMA CONDENSED BALANCE SHEET
                                  (UNAUDITED)
                                 JUNE 30, 1995
                    (SCENARIO 2 ASSUMING 5 MILLION SHARES OF
                EXCHANGEABLE STOCK EXCHANGED FOR CLASS D STOCK)

                                                                                          ADJUSTMENTS
                                                                             HISTORICAL    (NOTE 3)     PRO FORMA
                                                                             ----------   -----------   ---------
                                                                                    (DOLLARS IN MILLIONS)

                                                     ASSETS
Current Assets:
  Cash and cash equivalents................................................     $ 84       $ (84)(a)      $--
  Marketable securities....................................................      100         (42)(a)        58
  Receivables, net.........................................................      244        --             244
  Costs and earnings in excess of billings on uncompleted contracts........      130        --             130
  Investment in construction joint ventures................................       62        --              62
  Deferred Income Taxes....................................................       54        --              54
  Other....................................................................       21        --              21
                                                                               -----      -----------   ---------
    Total Current Assets...................................................      695        (126)          569
Property, Plant and Equipment, net.........................................      161        --             161
Other Assets...............................................................      111        --             111
                                                                               -----      -----------   ---------
                                                                                $967       $(126)         $841
                                                                               -----      -----------   ---------
                                                                               -----      -----------   ---------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable.........................................................     $169       $--            $169
  Current portion of long-term debt........................................        2        --               2
  Accrued construction costs and billings in excess of revenue on
   uncompleted contracts...................................................      119        --             119
  Accrued insurance costs..................................................       74        --              74
  Other....................................................................       41        --              41
                                                                               -----      -----------   ---------
    Total Current Liabilities..............................................      405        --             405
Long-term Debt, less current portion.......................................        7          (1)(b)         6
Deferred Income Taxes......................................................        5        --               5
Other Liabilities..........................................................       47        --              47
Stockholders' Equity:
  Common equity............................................................      508        (126)(a)
                                                                                               1(b)        383
  Foreign currency adjustment..............................................       (5)       --              (5)
  Unrealized holding gain (loss)...........................................    --           --            --
                                                                               -----      -----------   ---------
    Total Stockholders' Equity.............................................      503        (125)          378
                                                                               -----      -----------   ---------
                                                                                $967       $(126)         $841
                                                                               -----      -----------   ---------
                                                                               -----      -----------   ---------

    The accompanying notes are an integral part of this pro forma financial statement.

                       KIEWIT CONSTRUCTION & MINING GROUP
               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS

1.  BASIS OF REPORTING
    The accompanying pro forma condensed financial statements of the Kiewit Construction & Mining Group ("the Group") are presented based upon the historical financial statements and the notes thereto of the Group, as adjusted to give effect to certain elements of the MFS Recapitalization, the Exchange Offer and the Spin-off, (together the "Transactions"). The pro forma information assumes, in two separate scenarios, that 3 million (Scenario 1) and 5 million (Scenario 2), shares of the Exchangeable Stock and all the Exchangeable
Debentures are exchanged in the Exchange Offer. Such pro forma financial statements should be read in conjunction with the separate historical financial statements and the notes thereto of the Group, incorporated herein by reference. Such pro forma financial statements are not necessarily indicative of the future results of operations or financial position.

    Completion of the Transactions has been assumed to be as of June 30, 1995 in the pro forma condensed balance sheet and as of December 26, 1993 and January 1, 1995, in the pro forma condensed statements of earnings for the year ended December 31, 1994 and the six months ended June 30, 1995, respectively.

    The significant accounting policies followed by the Group, described in the notes to its historical financial statements incorporated herein by reference, have been used in preparing the accompanying pro forma condensed financial statements.

    Although the pro forma financial statements of PKS' Construction & Mining Group and Diversified Group separately report the assets, liabilities and stockholders' equity of PKS attributed to each such group, legal title to such assets and responsibility for such liabilities will not be affected by such attribution. Holders of Class B Stock, Class C Stock and Class D Stock are stockholders of PKS. Accordingly, the PKS pro forma consolidated financial statements and related notes should be read in conjunction with these pro forma financial statements.

2.  STATEMENTS OF EARNINGS PRO FORMA ADJUSTMENTS
    As described in Note 1, the historical statements of earnings for the Group have been adjusted to give effect to certain elements of the Transactions. The other adjustments made in preparation of the Group's Pro Forma Statements of Earnings are described below:

    (a) Adjustment made to reflect the reduction in interest income from the use of cash paid to Kiewit Diversified Group upon exchange of 3 million shares of Exchangeable Stock to Class D Stock in Scenario 1 and 5 million shares of Exchangeable Stock to Class D Stock in Scenario 2. The interest rate used to calculate the reduction in interest income approximates the average rate earned by the Group during the periods.

    (b) No adjustment has been made for the decrease in interest expense due to the assumed exchange of the Exchangeable Debentures as the adjustment is less than $1 million.

    (c) Adjustment made to reflect tax effect of the above adjustments.

    (d) Scenario 1 assumes 3,000,000 shares of Exchangeable Stock are exchanged for Class D Stock and Scenario 2 assumes 5,000,000 shares of Exchangeable Stock are exchanged for Class D Stock at the prior year end conversion ratio, adjusted for dividends declared during the periods. The pro forma weighted average shares also include an additional 59,929 Class C shares attributable to the exchange of the Exchangeable Debentures.

                       KIEWIT CONSTRUCTION & MINING GROUP
         NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS (CONTINUED)

3.  BALANCE SHEET PRO FORMA ADJUSTMENTS
    As described in Note 1, the historical balance sheet of the Group has been adjusted to give effect to certain elements of the Transactions. The other adjustments made in preparation of the Group's Pro Forma Condensed Balance Sheet are described below:

    (a) Adjustment made to reflect the decrease in cash, cash equivalents and marketable securities as the result of the exchange of 3 million shares (Scenario 1) and 5 million shares (Scenario 2) of Exchangeable Stock at the prior year end stock prices and conversion ratios, adjusted for dividends declared during the periods.

    (b) Adjustment made to reflect the exchange of the Exchangeable Debentures for Class C Stock.

4.  EARNINGS PER SHARE
    Primary earnings per share of common stock have been computed using the weighted average number of shares outstanding during each period. Fully diluted earnings per share have not been presented because they are not materially different from primary earnings per share.

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Stockholders
Peter Kiewit Sons', Inc.

    We have examined the pro forma adjustments reflecting the transactions described in the accompanying notes and the application of those adjustments to the historical amounts in the accompanying pro forma condensed statement of earnings of Kiewit Diversified Group, a business group of Peter Kiewit Sons', Inc., for the year ended December 31, 1994. The pro forma condensed statement of earnings is derived from the historical financial statements of Kiewit Diversified Group, which were audited by us, incorporated herein by reference. Such pro forma adjustments are based upon management's assumptions described in the accompanying notes. Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included such procedures as we considered necessary in the circumstances.

    In addition, we have reviewed the related pro forma adjustments and the application of those adjustments to the historical amounts in the accompanying pro forma condensed balance sheet of Kiewit Diversified Group as of June 30, 1995 and the pro forma condensed statement of earnings for the six months then ended. The pro forma condensed financial statements are derived from the historical financial statements of Kiewit Diversified Group, which were reviewed by us, incorporated herein by reference. Such pro forma adjustments are based upon management's assumptions described in the accompanying notes. Our review was made in accordance with standards established by the American Institute of Certified Public Accountants.

    The objective of this pro forma financial information is to show what the significant effects on the historical information might have been had the transactions occurred at an earlier date. However, the pro forma condensed financial statements are not necessarily indicative of the results of operations or related effects on financial position that would have been attained had the above-mentioned transactions actually occurred earlier.

    In our opinion, management's assumptions provide a reasonable basis for presenting the significant effects directly attributable to the above-mentioned transactions described in the accompanying notes, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma column reflects the proper application of those adjustments to the historical financial statement amounts in the pro forma condensed statement of earnings for the year ended December 31, 1994.

    A review is substantially less in scope than an audit, the objective of which is the expression of an opinion on management's assumptions, the pro forma adjustments and the application of those adjustments to historical financial information. Accordingly, we do not express such an opinion on the pro forma adjustments or the application of such adjustments to the pro forma condensed balance sheet as of June 30, 1995, and the pro forma condensed statement of earnings for the six months then ended. Based on our review, however, nothing came to our attention that caused us to believe that management's assumptions do not provide a reasonable basis for presenting the significant effects directly attributable to the above-mentioned transactions described in the accompanying notes, that the related pro forma adjustments do not give appropriate effect to those assumptions, or that the pro forma column does not reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma condensed balance sheet as of June 30, 1995, and the pro forma condensed statement of earnings for the six months then ended.

                                          COOPERS & LYBRAND L.L.P.

Omaha, Nebraska
August 17, 1995

                            KIEWIT DIVERSIFIED GROUP
                   PRO FORMA CONDENSED STATEMENTS OF EARNINGS
                          YEAR ENDED DECEMBER 31, 1994
                       AND SIX MONTHS ENDED JUNE 30, 1995
(SCENARIO 1 ASSUMING 3 MILLION SHARES OF EXCHANGEABLE STOCK EXCHANGED FOR CLASS
                                    D STOCK)

                                                                                                       (UNAUDITED)
                                                   YEAR ENDED DECEMBER 31, 1994              SIX MONTHS ENDED JUNE 30, 1995
                                            ------------------------------------------   ---------------------------------------
                                                         OTHER AD-                                     OTHER AD-
                                                         JUSTMENTS                                     JUSTMENTS
                                            HISTORICAL   (NOTE 2)        PRO FORMA       HISTORICAL    (NOTE 2)      PRO FORMA
                                            ----------  -----------   ----------------   -----------  -----------   ------------
                                                              (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Revenue...................................  $      534     $--        $            534   $       274    $--         $      274
Cost of Revenue...........................        (318)    --                     (318)         (156)    --               (156)
                                            ----------  -----------   ----------------   -----------  -----------   ------------
                                                   216     --                      216           118     --                118
General and Administrative
 Expenses.................................        (138)    --                     (138)          (62)    --                (62)
                                            ----------  -----------   ----------------   -----------  -----------   ------------
Operating Income..........................          78     --                       78            56     --                 56
Other Income (Expenses):
  Gain on Subsidiary's Stock Transactions,
  net.....................................          54       (54)(a)         --                    3        (3)(a)      --
  Investment Income, net..................          30         3(b)                 33            24         2(b)           26
  Interest Expense, net...................         (36)       --(c)                (36)          (23)       --(c)          (23)
  Other, net..............................          (2)    --                      )(2           140     --                140
                                            ----------  -----------   ----------------   -----------  -----------   ------------
                                                    46       (51)                  )(5           144        (1)            143
Equity in Loss of MFS.....................        (102)      102(d)          --                  (85)       85(d)       --
                                            ----------  -----------   ----------------   -----------  -----------   ------------
Earnings before Income Taxes and Minority
 Interest in Net Losses (Income) of
 Subsidiaries.............................          22        51                    73           115        84             199
Benefit (Provision) for Income Taxes......          10        18(e)                 28           (70)       --(e)          (70)
Minority Interest in Net Losses (Income)
 of Subsidiaries..........................           1     --                        1            (8)    --                 (8)
                                            ----------  -----------   ----------------   -----------  -----------   ------------
Net Earnings..............................  $       33     $  69      $            102   $        37    $   84      $      121
                                            ----------  -----------   ----------------   -----------  -----------   ------------
                                            ----------  -----------   ----------------   -----------  -----------   ------------
Net Earnings Per Common and Common
 Equivalent Share.........................  $     1.63                $           4.73   $      1.75                $     5.39
                                            ----------                ----------------   -----------                ------------
                                            ----------                ----------------   -----------                ------------
Weighted Average Shares Outstanding.......  20,438,806                      21,636,604(f)  21,261,632               22,580,435(f)
                                            ----------                ----------------   -----------                ------------
                                            ----------                ----------------   -----------                ------------

    The accompanying notes are an integral part of these pro forma financial statements.

                            KIEWIT DIVERSIFIED GROUP
                   PRO FORMA CONDENSED STATEMENTS OF EARNINGS
                          YEAR ENDED DECEMBER 31, 1994
                       AND SIX MONTHS ENDED JUNE 30, 1995
                    (SCENARIO 2 ASSUMING 5 MILLION SHARES OF
                EXCHANGEABLE STOCK EXCHANGED FOR CLASS D STOCK)

                                                                                                    (UNAUDITED)
                                                YEAR ENDED DECEMBER 31, 1994              SIX MONTHS ENDED JUNE 30, 1995
                                         ------------------------------------------   ---------------------------------------
                                                        OTHER                                         OTHER
                                                     ADJUSTMENTS                                   ADJUSTMENTS
                                         HISTORICAL   (NOTE 2)        PRO FORMA       HISTORICAL    (NOTE 2)      PRO FORMA
                                         ----------  -----------   ----------------   -----------  -----------   ------------
                                                           (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Revenue................................  $      534    $--         $            534   $       274    $--         $      274
Cost of Revenue........................        (318)    --                     (318)         (156)    --               (156)
                                         ----------  -----------   ----------------   -----------  -----------   ------------
                                                216     --                      216           118     --                118
General and Administrative Expenses....        (138)    --                     (138)          (62)    --                (62)
                                         ----------  -----------   ----------------   -----------  -----------   ------------
Operating Income.......................          78     --                       78            56     --                 56
Other Income (Expense):
  Gain on Subsidiary's Stock
   Transactions, net...................          54       (54)(a)         --                    3        (3)(a)      --
  Investment Income, net...............          30         5(b)                 35            24         3(b)           27
  Interest Expense, net................         (36)       --(c)                (36)          (23)       --(c)          (23)
  Other, net...........................          (2)    --                      )(2           140     --                140
                                         ----------  -----------   ----------------   -----------  -----------   ------------
                                                 46       (49)                  )(3           144     --                144
Equity in Loss of MFS..................        (102)      102(d)          --                  (85)       85(d)       --
                                         ----------  -----------   ----------------   -----------  -----------   ------------

Earnings before Income Taxes and
 Minority Interest in Net Losses
 (Income) of Subsidiaries..............          22        53                    75           115        85             200
Benefit (Provision) for Income Taxes...          10        17(e)                 27           (70)       --(e)          (70)
Minority Interest in Net Losses
 (Income) of Subsidiaries..............           1     --                        1            (8)    --                 (8)
                                         ----------  -----------   ----------------   -----------  -----------   ------------
Net Earnings...........................  $       33    $   70      $            103   $        37    $   85      $      122
                                         ----------  -----------   ----------------   -----------  -----------   ------------
                                         ----------  -----------   ----------------   -----------  -----------   ------------
Net Earnings Per Common and Common
 Equivalent Share......................  $     1.63                $           4.63   $      1.75                $     5.23
                                         ----------                ----------------   -----------                ------------
                                         ----------                ----------------   -----------                ------------
Weighted Average Shares Outstanding....  20,438,806                      22,389,129(f)  21,261,632               23,413,630(f)
                                         ----------                ----------------   -----------                ------------
                                         ----------                ----------------   -----------                ------------

    The accompanying notes are an integral part of these pro forma financial statements.

                            KIEWIT DIVERSIFIED GROUP
                       PRO FORMA CONDENSED BALANCE SHEET
                                  (UNAUDITED)
                                 JUNE 30, 1995
(SCENARIO 1 ASSUMING 3 MILLION SHARES OF EXCHANGEABLE STOCK EXCHANGED FOR CLASS
                                    D STOCK)

                                     ASSETS

                                                                                                   ADJUSTMENTS
                                                                                      HISTORICAL    (NOTE 3)     PRO FORMA
                                                                                      ----------   -----------   ---------
                                                                                             (DOLLARS IN MILLIONS)
Current Assets:
  Cash and cash equivalents.........................................................    $  350       $   75(a)    $  425
  Marketable securities.............................................................       428        --             428
  Receivable, net...................................................................        77        --              77
  Deferred income taxes.............................................................        11        --              11
  Other.............................................................................        34                        34
                                                                                      ----------   -----------   ---------
    Total Current Assets............................................................       900           75          975
Property, Plant and Equipment, net..................................................       469        --             469
Investments.........................................................................       370        --             370
Intangible Assets, net..............................................................       385        --             385
Net Assets of MFS...................................................................       447         (447)(b)    --
Other Assets........................................................................        62        --              62
                                                                                      ----------   -----------   ---------
                                                                                        $2,633       $ (372)      $2,261
                                                                                      ----------   -----------   ---------
                                                                                      ----------   -----------   ---------

                                           LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable..................................................................    $   42       $--          $   42
  Current portion of long-term debt:
    Telecommunications..............................................................         9        --               9
    Other...........................................................................         3           (1)(c)        2
  Accrued costs and billings in excess of revenue on uncompleted contracts..........        14        --              14
  Accrued reclamation and other mining costs........................................        17        --              17
  Other.............................................................................       103           12(d)       115
                                                                                      ----------   -----------   ---------
    Total Current Liabilities.......................................................       188           11          199
Long-term Debt, less current portion:
  Telecommunications................................................................       290        --             290
  Other.............................................................................        82           (1)(c)       81
Deferred Income Taxes...............................................................       309          (93)(e)      216
Retirement Benefits.................................................................        47        --              47
Accrued Reclamation Costs...........................................................       102        --             102
Other Liabilities...................................................................        83        --              83
Minority Interest...................................................................       193                       193

Stockholders' Equity:
  Common equity.....................................................................     1,330           75(a)
                                                                                                       (447)(b)
                                                                                                          2(c)
                                                                                                        (12)(d)
                                                                                                         93(e)
                                                                                                                   1,041
  Foreign currency adjustment.......................................................         1        --               1
  Net unrealized holding gain (loss)................................................         8        --               8
                                                                                      ----------   -----------   ---------
    Total Stockholders' Equity......................................................     1,339         (289)       1,050
                                                                                      ----------   -----------   ---------
                                                                                        $2,633       $ (372)      $2,261
                                                                                      ----------   -----------   ---------
                                                                                      ----------   -----------   ---------

    The accompanying notes are an integral part of this pro forma financial statement.

                            KIEWIT DIVERSIFIED GROUP
                       PRO FORMA CONDENSED BALANCE SHEET
                                  (UNAUDITED)
                                 JUNE 30, 1995
(SCENARIO 2 ASSUMING 5 MILLION SHARES OF EXCHANGEABLE STOCK EXCHANGED FOR CLASS
                                    D STOCK)

                                       ASSETS

                                                                                                   ADJUSTMENTS
                                                                                      HISTORICAL    (NOTE 3)     PRO FORMA
                                                                                      ----------   -----------   ---------
                                                                                             (DOLLARS IN MILLIONS)
Current Assets:
  Cash and cash equivalents.........................................................    $  350       $   84(a)    $  434
  Marketable securities.............................................................       428           42(a)       470
  Receivable, net...................................................................        77        --              77
  Deferred income taxes.............................................................        11        --              11
  Other.............................................................................        34                        34
                                                                                      ----------   -----------   ---------
Total Current Assets................................................................       900          126        1,026
Property, Plant and Equipment, net..................................................       469        --             469
Investments.........................................................................       370        --             370
Intangible Assets, net..............................................................       385        --             385
Net Assets of MFS...................................................................       447         (447)(b)    --
Other Assets........................................................................        62        --              62
                                                                                      ----------   -----------   ---------
                                                                                        $2,633       $ (321)      $2,312
                                                                                      ----------   -----------   ---------
                                                                                      ----------   -----------   ---------
                                           LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable..................................................................    $   42       $--          $   42
  Current portion of long-term debt:................................................
    Telecommunications..............................................................         9        --               9
    Other...........................................................................         3           (1)(c)        2
  Accrued costs and billings in excess of revenue on uncompleted contracts..........        14        --              14
  Accrued reclamation and other mining costs........................................        17        --              17
  Other.............................................................................       103           12(d)       115
                                                                                      ----------   -----------   ---------
Total Current Liabilities...........................................................       188           11          199
Long-term Debt, less current portion:...............................................
  Telecommunications................................................................       290        --             290
  Other.............................................................................        82           (1)(c)       81
Deferred Income Taxes...............................................................       309          (93)(e)      216
Retirement Benefits.................................................................        47        --              47
Accrued Reclamation Costs...........................................................       102        --             102
Other Liabilities...................................................................        83        --              83
Minority Interest...................................................................       193                       193
Stockholders' Equity:
  Common equity.....................................................................     1,330          126(a)
                                                                                                       (447)(b)
                                                                                                          2(c)
                                                                                                        (12)(d)
                                                                                                         93(e)
                                                                                                                   1,092
  Foreign currency adjustment.......................................................         1        --               1
  Net unrealized holding gain (loss)................................................         8        --               8
                                                                                      ----------   -----------   ---------
Total Stockholders' Equity..........................................................     1,339         (238)       1,101
                                                                                      ----------   -----------   ---------
                                                                                        $2,633       $ (321)      $2,312
                                                                                      ----------   -----------   ---------
                                                                                      ----------   -----------   ---------

    The accompanying notes are an integral part of this pro forma financial statement.

                            KIEWIT DIVERSIFIED GROUP
               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS

1.  BASIS OF REPORTING
    The accompanying pro forma condensed financial statements of the Kiewit Diversified Group ("the Group") are presented based upon the historical financial statements and the notes thereto of the Group, as adjusted to remove the earnings statement and balance sheet accounts of MFS and to give effect to certain other elements of the MFS Recapitalization, the Exchange Offer and the Spin-off, (together, the "Transactions"). The pro forma information assumes, in two separate scenarios, that 3 million (Scenario 1) and 5 million (Scenario 2) shares of the Exchangeable Stock and all the Exchangeable Debentures are exchanged in the Exchange Offer. Such pro forma financial statements should be read in conjunction with the separate historical financial statements and the notes thereto of the Group incorporated herein by reference. Such pro forma financial statements are not necessarily indicative of the future results of operations or financial position.

    The PKS Board of Directors preliminarily approved a plan to make a tax-free distribution of its entire ownership interest in MFS to the Class D Stockholders at a special meeting on June 9, 1995. The operating results of MFS have been classified as a single line item on the condensed statements of earnings. The Group's proportionate share of the net assets of MFS at June 30, 1995 of $447 million have been reported separately on the condensed balance sheet.

    Completion of the Transactions has been assumed to be as of June 30,1995 in the pro forma condensed balance sheet and as of December 26, 1993 and January 1, 1995, in the pro forma condensed statements of earnings for the year ended December 31, 1994 and the six months ended June 30, 1995, respectively.

    The significant accounting policies followed by the Group, described in the notes to its historical financial statements incorporated herein by reference, have been used in preparing the accompanying pro forma condensed financial statements.

    Although the pro forma financial statements of PKS' Diversified Group and Construction & Mining Group separately report the assets, liabilities and stockholders' equity of PKS attributed to each such group, legal title to such assets and responsibility for such liabilities will not be affected by such attribution. Holders of Class B, Class C Stock and Class D Stock are stockholders of PKS. Accordingly, the PKS pro forma consolidated financial statements and related notes should be read in conjunction with these pro forma financial statements.

2.  STATEMENTS OF EARNINGS PRO FORMA ADJUSTMENTS
    As described in Note 1, the historical statements of earnings for the Group have been adjusted to remove the income and expense accounts of MFS and to give effect to certain other elements of the Transactions. The other adjustments made in preparation of the Group's Pro Forma Statements of Earnings are described below:

    (a) Adjustment  made  to  reverse  the   gain  recognized  from  MFS   stock
        transactions that would not have been recorded if the Transactions were completed at the beginning of the periods.

    (b) Adjustment made to recognize additional interest income on cash transferred from Kiewit Construction & Mining Group upon exchange of 3 million shares of Exchangeable Stock to Class D Stock in Scenario 1 and 5 million shares of Exchangeable Stock to Class D Stock in Scenario 2. The interest rate used to calculate the additional interest income approximates the average rate earned by the Group during the periods.

    (c) No adjustment has been made for the decrease in interest expense due to the assumed exchange of the Exchangeable Debentures to stock as the adjustment is less than $1 million.

    (d) Adjustment made to remove the earnings statement account of MFS.

                            KIEWIT DIVERSIFIED GROUP
         NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS (CONTINUED)

2.  STATEMENTS OF EARNINGS PRO FORMA ADJUSTMENTS (CONTINUED)
    (e) Adjustment made to reflect the tax effect of the above adjustments.

    (f) Scenario 1 assumes 3 million shares of Exchangeable Stock are exchanged for Class D Stock and Scenario 2 assumes 5 million shares of Exchangeable Stock are exchanged for Class D Stock at the prior year end conversion ratio, adjusted for dividends declared during the periods. The pro forma weighted average shares also include an additional 69,010 Class D Shares attributable to the exchange of the Exchangeable Debentures.

3.  BALANCE SHEET PRO FORMA ADJUSTMENTS
    As described in Note 1, the historical balance sheet of the Group has been adjusted to remove the balance sheet accounts attributable to MFS and give effect to certain other elements of the Transactions. The other adjustments made in preparation of the Group's Pro Forma Condensed Balance Sheet are described below:

    (a) Adjustment made to reflect the increase in cash, cash equivalents and marketable securities as the result of the exchange of 3 million shares (Scenario 1) and 5 million shares (Scenario 2) of Exchangeable Stock at the prior year end stock prices and conversion ratios, adjusted for dividends declared during the periods.

    (b) Adjustment to remove the Group's investment in MFS.

    (c) Adjustment made to reflect the exchange of the Exchangeable Debentures for Class D Stock.

    (d) Adjustment made to record the accrual of certain estimated corporate United States Federal income taxes attributable to the corporate built-in gain on the stock of MFS being distributed to certain non-United States Class D stockholders.

    (e) Adjustment made to reverse certain deferred tax liabilities recognized on gains from MFS stock transactions that are no longer payable.

4.  EARNINGS PER SHARE
    Primary earnings per share of common stock have been computed using the weighted average number of shares outstanding during each period. Fully diluted earnings per share have not been presented because they are not materially different from primary earnings per share.

                                                                         ANNEX I


                          CS FIRST BOSTON CORPORATION


July 21, 1995
Board of Directors
Peter Kiewit Sons', Inc.
1000 Kiewit Plaza
Omaha, NE 68131

Dear Sirs:

    You have advised us that Peter Kiewit Sons', Inc. ("PKS" or the "Company") proposes to cause its wholly owned subsidiary, Kiewit Diversified Group Inc. ("KDG" and, collectively with the Company and the Company's wholly owned subsidiary Kiewit Construction Group Inc., the "Companies"), to distribute to PKS (the "Distribution") all the shares of common stock, par value $.01 per share (the "MFS Common Stock"), of MFS Communications Company, Inc. ("MFS") and all the shares of a newly issued Series B convertible preferred stock, par value $.01 per share (the "MFS Preferred Stock"), of MFS held by KDG. You have also advised us that, immediately following the Distribution, PKS will distribute all the MFS Common Stock and the MFS Preferred Stock then held by it (the "Spin-Off") on a pro rata basis to the holders (the "Class D Stockholders") of the Class D Diversified Group Convertible Exchangeable Common Stock, par value $.0625 per share (the "Class D Common Stock"), of the Company.

    You have advised us that the Spin-Off will be consummated only if it can be effected on a tax-free basis, which is possible only if, prior to the Spin-Off, KDG holds at least 80% of the total voting power for the election of directors of MFS. Accordingly, in order to facilitate the Spin-Off, KDG proposes to exchange 2.9 million shares of MFS Common Stock currently held by it for 15 million shares of MFS Preferred Stock (the "MFS Exchange") prior to the Distribution. You have advised us that the Company has determined the MFS Exchange to be the most feasible method of facilitating the Spin-Off on a tax-free basis, and that the Spin-Off will qualify as a tax-free spin-off under
Section 355 of the Internal Revenue Code of 1986, as amended. In addition, you have advised us that the Company and MFS will take all action necessary to ensure that the MFS Common Stock and the MFS Preferred Stock to be received by the Class D Stockholders in the Spin-Off will not be "restricted securities" within the meaning of Rule 144(a)(3) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and will not be subject to restrictions on transfer under the Securities Act (other than restrictions imposed as a result of the holder being an "affiliate" (within the meaning of Rule 144(a)(1) under the Securities Act) of MFS).

    You have also advised us that, prior to the consummation of the Spin-Off, the holders (the "Class B Stockholders") of the Company's Class B Construction and Mining Group Nonvoting Restricted Redeemable Convertible Exchangeable Common Stock, par value $.0625 (the "Class B Common Stock"), and the holders (the "Class C Stockholders" and, collectively with the Class B Stockholders and the Class D Stockholders, the "Company Stockholders") of the Company's Class C Construction and Mining Group Nonvoting Redeemable Convertible Exchangeable Common Stock, par value $.0625 (the "Class C Common Stock"), will be given the opportunity to exchange their shares for shares of Class D Common Stock at an exchange ratio of .416598 shares of Class D Common Stock for each share of Class B Common Stock or Class C Common Stock (the "Common Stock Exchanges"). You have advised us that Class B Stockholders and Class C Stockholders who elect to exchange their shares will be required to do so during a period (the "Special Window Period") of at least 20 business days. You have advised us that you estimate that an aggregate of approximately three million shares of Class B Common Stock and Class C Common Stock will be exchanged for Class D Common Stock, and we have assumed, in any event, that less than an aggregate of six million shares of Class B Common Stock and Class C Common Stock will be exchanged for Class D Common Stock. We understand that, while the Company does not currently anticipate that it will be necessary to impose a limit on the amount of Class B Common Stock and Class C Common Stock that will be exchanged for

Class D Common Stock, the Board of Directors of the Company has reserved the right to impose such a limit if it determines that the acceptance of all shares tendered for exchange would not be in the best interests of the Company or its stockholders. You have advised us that any such limit would be imposed on a pro rata basis.

    In addition, you have advised us that, during the Special Window Period, (a) the holders of the Company's 1990 Series Convertible Debentures due October 31, 2000 (the "1990 Series Debentures") will be given the opportunity to exchange such 1990 Series Debentures for approximately 24.8 shares of Class C Common Stock and approximately 24.8 shares of Class D Common Stock for each $1,000 principal amount of 1990 Series Debentures, (b) the holders of the Company's 1991 Series Convertible Debentures due October 31, 2001 (the "1991 Series
Debentures") will be given the opportunity to exchange such 1991 Series Debentures for approximately 23 shares of Class C Common Stock and approximately 23 shares of Class D Common Stock for each $1,000 principal amount of 1991 Series Debentures, and (c) the holders of the Company's 1993 Series Class D Convertible Debentures due October 31, 2003 (the "1993 Series Debentures" and, collectively with the 1990 Series Debentures and the 1991 Series Debentures, the "Debentures"; the holders of the Debentures being collectively referred to as the "Debentureholders") will be given the opportunity to exchange such 1993 Series Debentures for approximately 19.96 shares of Class D Common Stock for each $1,000 principal amount of 1993 Series Debentures (collectively, the "Debenture Exchanges").


    The Distribution, the Spin-Off, the MFS Exchange, the Common Stock Exchanges and the Debenture Exchanges will be described in the Company's joint prospectus with MFS to be distributed to the Company's Class B, Class C, and Class D Stockholders and to the Debentureholders (the "Prospectus"). The Distribution, the Spin-Off, the MFS Exchange, the Common Stock Exchanges and the Debenture Exchanges, upon the terms, and subject to the conditions, set forth in the draft Prospectus referred to below are collectively referred to herein as the "Transactions".


    You have asked us to advise you with respect to the fairness, from a financial point of view, of the Transactions to the Company Stockholders.

    In arriving at our opinion, we have reviewed certain publicly available business and financial information relating to the Companies and MFS. We have also reviewed a draft dated July 11, 1995 of the Prospectus, a draft dated June 2, 1995 of the Certificate of Designation for the MFS Preferred Stock and certain other information, including financial forecasts and pro forma financials, provided to us by the Companies and MFS, and have met with the managements of the Companies and MFS to discuss the businesses and prospects of the Companies and MFS, as well as the terms of the Transactions. We have also considered certain financial and stock market data of MFS, and we have compared that data with similar data for other publicly held companies in businesses similar to those of MFS. In addition, we have compared the financial terms of the MFS Preferred Stock with the financial terms of other securities and have considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that we deemed relevant. We have also analyzed the financial benefits that will be afforded the Class D Stockholders as a result of the Spin-Off and we have considered the fact that the Class B Stockholders and Class C Stockholders will be given the opportunity, as a result of the Common Stock Exchanges, to exchange their shares of Class B Common Stock and Class C Common Stock for shares of Class D Common Stock prior to the Distribution and thereby to participate in the financial benefits of the Spin-Off.

    In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information (including the information contained in the draft Prospectus) and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of each of the Companies and MFS as to the future financial performance of each of the Companies and MFS, respectively. In addition, we have not made an independent evaluation or appraisal of the assets or liabilities
(contingent or otherwise) of any of the Companies or MFS, nor have we been furnished with any such evaluations or appraisals. We have assumed that the Company will complete the Spin-Off as described in the draft Prospectus and that the consummation of the Transactions will not result in any default or similar event under any loan agreement, instrument of indebtedness or other contract of the Companies or MFS which will not be waived.

    We did not participate in the determination by the Company and MFS of the terms of any of the Transactions or the MFS Preferred Stock and have not been asked to consider alternative means of effecting a distribution of the MFS Common Stock or the MFS Preferred Stock to the Class D Stockholders. In addition, our opinion does not in any manner address or constitute a recommendation regarding the business decisions of the Company or MFS to effect the MFS Exchange or the Spin-Off or to offer the Special Window Period for the Common Stock Exchanges or the determination by the Company of the exchange ratio and other terms and conditions applicable to the Common Stock Exchanges. Furthermore, our opinion does not in any manner address or constitute a recommendation regarding the business decision of the Company to offer the Special Window Period for the Debenture Exchanges or the determination by the Company of the terms and conditions of the Debenture Exchanges. Although we understand that the Company intends to effect certain other transactions in connection with the Transactions, our opinion does not in any manner address or constitute a recommendation regarding the business decisions of the Company to effect, or the financial impact on the Company or any of its stockholders of, such other transactions. In addition, our opinion does not in any manner address or constitute a recommendation regarding whether Class B Stockholders or Class C Stockholders should elect to exchange their shares of Class B Common Stock and Class C Common Stock for shares of Class D Common Stock during the Special
Window Period or whether Debentureholders should elect to exchange their Debentures for Class C Common Stock or Class D Common Stock, as the case may be, during the Special Window Period. Moreover, we express no opinion as to the market value of the MFS Preferred Stock upon receipt by KDG pursuant to the MFS Exchange or the prices at which the MFS Common Stock or the MFS Preferred Stock will trade subsequent to the MFS Exchange or the Spin-Off. The actual market value of the MFS Common Stock and the MFS Preferred Stock may vary depending upon changes in interest rates, dividend rates, market conditions, general economic conditions and other factors which generally influence the price of securities. Our opinion is necessarily based upon financial, economic, market and other conditions as they exist and can be evaluated on the date hereof.


    We have acted as the financial advisor to a special committee of the Board of Directors of the Company constituted to review certain aspects of the Transactions and will receive a fee that is contingent upon our rendering a fairness opinion. In the past, CS First Boston performed certain investment banking services for the Company and received customary fees for such services. In the ordinary course of our business, CS First Boston and its affiliates may actively trade the debt and equity securities of MFS for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.


    Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Transactions are fair from a financial point of view to the Company Stockholders.

                                          Very truly yours,


                                          CS FIRST BOSTON CORPORATION

                                                                        ANNEX II


                              LEHMAN BROTHERS INC.


CONFIDENTIAL


                                 JULY 17, 1995


Board of Directors
Peter Kiewit Sons', Inc.
1000 Kiewit Plaza
Omaha, NE 68131

Members of the Board:

    We  understand  that Peter  Kiewit Sons',  Inc.  (the "Company")  intends to effect a tax-free distribution to the holders (the "Class D Stockholders") of its Class D Diversified Group Convertible Exchangeable Common Stock (the "Class D Common Stock") of all of the shares of Common Stock ("MFS Common Stock") and Preferred Stock ("MFS Preferred Stock") of MFS Communications Company, Inc. ("MFS"), an indirect subsidiary of the Company, held by the Company at the time of the distribution (the "Distribution"). Kiewit Diversified Group, Inc. ("Diversified"), a wholly owned subsidiary of the Company, currently owns the shares of MFS Common Stock. We understand that immediately prior to the Distribution, Diversified will exchange a portion of its MFS Common Stock (2.9 million shares) for $15 million face value of MFS Preferred Stock to be issued by MFS (the "MFS Exchange"). The MFS Preferred Stock will have five votes per share and, together with the remaining MFS Common Stock owned by Diversified, will provide Diversified with in excess of 80% of the voting interest in MFS with respect to the election of directors. Diversified will then dividend to the Company all of the MFS Common Stock and MFS Preferred Stock held by Diversified, and the Company will distribute such stock, together with $1 million of MFS Common Stock acquired by the Company from MFS, to the Class D Stockholders.

    We further understand that prior to the Distribution, the Company will provide the holders (the "Class B Stockholders") of its Class B Construction and Mining Group Nonvoting Restricted Redeemable Convertible Exchangeable Common Stock (the "Class B Common Stock") and the holders (the "Class C Stockholders") of its Class C Construction and Mining Group Voting Restricted Redeemable Convertible Exchangeable Common Stock (the "Class C Common Stock") with an opportunity to exchange shares of Class B Common Stock and Class C Common Stock for shares of Class D Common Stock (the "B, C-D Exchange"). The B, C-D Exchange will be based solely on the book-value based formula established in the Certificate of Incorporation of the Company applicable to conversions of Class B Common Stock and Class C Common Stock into Class D Common Stock as of January 1, 1995, adjusted for dividends paid through the date of the exchange (the "Exchange Formula"), but holders of Class B Common Stock and Class C Common Stock will be granted an opportunity to exchange during a specified window period prior to the Distribution which otherwise would not have been available to them under the Certificate of Incorporation, and thereby will have an opportunity to participate in the Distribution on the same terms as the Class D Stockholders. However, in arriving at our opinion as described below, we have assumed, based upon the Company's estimate of the likely levels of exchanges pursuant to the Exchange Offer and with the Company's consent, that no more than 6 million shares of Class B Common Stock and Class C Common Stock will be exchanged for shares of Class D Common Stock. The Class B Stockholders, the Class C Stockholders and the Class D Stockholders are collectively referred to herein as the "Company Stockholders" and the Distribution, the MFS Exchange and the B, C-D Exchange are collectively referred to herein as the "Proposed Transactions." The terms and conditions of the Distribution, MFS Exchange and the B, C-D Exchange are set forth in more detail in the most recent draft of the Joint Prospectus related to the Proposed Transactions (the "Prospectus").

Board of Directors
Peter Kiewit Sons', Inc.
Page 2

    We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company Stockholders of the Proposed Transactions, taken as a whole. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect all or any portion of the Proposed Transactions or any alternative means of effecting a distribution of the Company's equity interests in MFS to the Class D Stockholders.

    In  arriving at our  opinion, we reviewed and  analyzed: (1) the Prospectus,
(2) such publicly available information concerning MFS which we believe to be relevant to our inquiry, including the Form 10-K for the fiscal year ended December 31, 1994 and its annual report, (3) financial and operating information with respect to the business, operations, and prospects of MFS and the Company furnished to us by the Company, (4) a comparison of the historical financial results and present financial condition of MFS and the Company with those of other companies which we deemed relevant, (5) a trading history of MFS's common stock from May 1993 to the present and a comparison of that trading history with those of other companies which we deemed relevant, (6) a comparison of the financial terms of the MFS Exchange and the MFS Preferred Stock with the terms of certain other transactions and securities which we deemed relevant and (7) Diversified's tax bases of its equity interests in MFS and, based upon the advice of the Company and its tax advisors, the likely tax impact of various disposition strategies with respect to the equity interests in MFS or its underlying assets and the proposed tax and financial reporting treatment of the Distribution. In addition, we have had discussions with the managements of MFS and the Company concerning their respective businesses, operations, assets, financial condition and prospects and undertook such other studies, analyses and investigations as we deemed appropriate.

    In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of the managements of MFS and the Company that they are not aware of any facts that would make such information inaccurate or misleading. With respect to the financial forecasts of the Company and MFS, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of the Company and MFS as to the future financial performance of the Company and MFS, respectively. In addition, we have not made an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or MFS, nor have we been furnished with any such evaluations or appraisals. We have assumed that the consummation of the Proposed Transactions will not result in any default or similar event under any loan agreement, instrument of indebtedness or other contract of the Company or MFS which will not be waived. Our opinion is necessarily based upon financial, market, economic and other conditions, and upon tax laws, accounting standards and legal and regulatory requirements, as they exist on, and can be evaluated as of, the date of this letter, and, with your consent, we have not considered possible changes in such applicable tax laws, accounting standards or regulatory and legal requirements.

    In arriving at our opinion, we have relied upon the advice of the Company and its tax advisors that the Proposed Transactions, and in particular the MFS Exchange, are the most feasible methods of ensuring that the Distribution will qualify as a tax-free spin-off under Section 355 of the Internal Revenue Code of 1986, as amended. In addition, we have further relied upon the advice of the Company and its legal advisors that the shares of MFS Common Stock to be received by the Class D Stockholders in the Distribution (other than shares received by persons who are "affiliates" of MFS under the federal securities laws) will be freely tradeable securities.

    We also have not been requested to opine as to, and our opinion does not in any manner address, the fairness, from a financial point of view, of the Exchange Formula, which as described above is based on the book value formula set forth in the Certificate of Incorporation of the Company.

Board of Directors
Peter Kiewit Sons', Inc.
Page 3

    In addition, we have not been requested to opine as to, and our opinion does not in any manner address, the price at which shares of MFS Common Stock and MFS Preferred Stock will actually trade following consummation of the Distribution. In addition, trading in shares of MFS Common Stock and MFS Preferred Stock may be characterized by a period of redistribution among the Class D Stockholders who receive such shares in the Distribution which may temporarily depress the trading prices of such shares during such period. The market prices of shares of MFS Common Stock and MFS Preferred Stock also will fluctuate with changes in prevailing interest rates, economic and financial market conditions, the financial condition and prospects of MFS, and other factors which generally influence the prices of securities.

    Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Proposed Transactions, taken as a whole, are fair to the Company Stockholders.

    We have acted as financial advisor to the Company in connection with the Proposed Transactions and will receive an additional fee from the Company upon delivery of this opinion. In addition, the Company has agreed to indemnify us against certain liabilities which might arise out of our acting as financial advisor and the rendering of this opinion. We also have performed various investment banking services for the Company in the past and have received customary fees for such services. In the ordinary course of our business, we actively trade in the debt and equity securities of MFS for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.


    This opinion is for the use and benefit of the Board of Directors of the Company. This opinion is not intended to be and does not constitute a recommendation to any Class B Stockholder or Class C Stockholder as to whether to exchange their shares of Class B Common Stock or Class C Common Stock for shares of Class D Common Stock in the B, C-D Exchange.


                                          Very truly yours,


                                          LEHMAN BROTHERS

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertake to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

    A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudicated to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

    Section 145 of the DGCL empowers a Delaware corporation to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against them incurred while acting in such capacities or arising out of their status as such.

    In accordance with Section 145 of the DGCL, Article SIXTH of the Restated Certificate of Incorporation of PKS (the "PKS Certificate") and the By-laws of PKS (the "PKS By-laws") provide that PKS shall indemnify each person who is or was a director, officer or employee of PKS (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of PKS as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under subsections 145(a), (b) and (c) of the DGCL or any successor statute. The indemnification provided by the PKS Certificate and the PKS By-laws shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Article SEVENTH of the PKS Certificate provides that a director of PKS shall not be personally liable to PKS or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to PKS or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended further eliminating or limiting the personal liability of directors, then the liability of a director of PKS shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

    In accordance with Section 145 of the DGCL, Article 7 of MFS' Restated Certificate of Incorporation (the "MFS Restated Certificate") and MFS' By-Laws (the "MFS By-Laws") provide that MFS shall indemnify each person who is or was a director, officer or employee of MFS (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of MFS as director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under subsections 145(a), (b), and (c) of the DGCL or any successor statute. The indemnification provided by the MFS Restated Certificate and the MFS By-Laws shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Expenses (including attorneys' fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by MFS. Article 8 of the MFS Restated Certificate provides that a director of MFS shall not be personally liable to MFS or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to MFS or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of MFS shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

    Section 8.7 of the MFS By-Laws provides that MFS may purchase and maintain insurance on behalf of its directors, officers, employees and agents against any liabilities asserted against such persons arising out of such capacities.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    Exhibits


 EXHIBIT NO.                                             DESCRIPTION
- -------------  ------------------------------------------------------------------------------------------------
        2.1    Form of Securities Purchase Agreement between KDG and MFS*
        2.2    Form of Distribution Agreement by and among PKS, KDG, KCG and MFS*
        4.1    Form of Certificate of Designations of the Series B Convertible Preferred Stock of MFS*
        4.2    Form of Stock Certificate for the Series B Convertible Preferred Stock*
        5.1    Opinion of Sutherland, Asbill & Brennan relating to legality of the Class C Stock and the Class
                D Stock of PKS*
        5.2    Opinion of Willkie Farr & Gallagher relating to legality of the Common Stock of MFS and the
                Series B Convertible Preferred Stock of MFS*
        8      Ruling Letter from the Internal Revenue Service
       15      Letter of Coopers & Lybrand, L.L.P. relating to unaudited financial information*
       23.1    Consent of Coopers & Lybrand, L.L.P. relating to PKS financial statements
       23.2    Consent of Coopers & Lybrand, L.L.P. relating to MFS financial statements
       23.3    Consent of Peat Marwick LLP
       23.4    Consent of Leon Constantin & Co.
       23.5    Consent of Sutherland, Asbill & Brennan (included in its opinion filed as Exhibit 5.1)*

 EXHIBIT NO.                                             DESCRIPTION
- -------------  ------------------------------------------------------------------------------------------------
       23.6    Consent of Willkie Farr & Gallagher (included in its opinion filed as Exhibit 5.2)*
       23.7    Consent of CS First Boston Corporation*
       23.8    Consent of Lehman Brothers Inc.*
       24      Powers of Attorney (included on signature pages)*
       99.1    Form of Letter of Transmittal sent to holders of Class B Stock of PKS*
       99.2    Form of Letter of Transmittal sent to holders of Class C Stock of PKS*
       99.7    Form of Letter of Transmittal sent to holders of Convertible Debentures of PKS*
       99.4    Consent of Person Named as Director*
       99.5    Opinion of CS First Boston Corporation*
       99.6    Opinion of Lehman Brothers Inc.*
       99.3    Option Agreement*

- ------------------------
* Previously filed.


ITEM 22.  UNDERTAKINGS


    (1) The undersigned registrants hereby undertake:



        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;



           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;



           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;



           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.



        (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.



        (c)  To remove from registration by  means of a post-effective amendment
    any  of  the  securities  being  registered  which  remain  unsold  at   the
    termination of the offering.



    (2) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.


    (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each of the registrants of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



    (4) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the joint prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.



    (5) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.



    (6) Each of the undersigned registrants hereby undertakes that:


        (a) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by MFS pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

        (b) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, each of the Registrants has duly caused this Amendment No. 5 to be signed on its behalf by the undersigned, thereunto duly authorized, in Omaha, Nebraska on August 29, 1995.


          Peter Kiewit Sons', Inc.                  MFS Communications Company, Inc.
     By:          /s/ WALTER SCOTT, JR.             By:           /s/ JAMES Q. CROWE
  ---------------------------------------       ---------------------------------------
             Walter Scott, Jr.                               James Q. Crowe
                 President                               Chairman of the Board

                           PKS DIRECTORS AND OFFICERS


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                        TITLE                         DATE
- ------------------------------------------------------  ------------------------------------  -------------------

                      /s/ WALTER SCOTT, JR.
     -------------------------------------------        Chairman of the Board and President     August 29, 1995
                  Walter Scott, Jr.                      (Principal Executive Officer)

                              *
     -------------------------------------------        Vice Chairman and Director              August 29, 1995
                 William L. Grewcock

                                                        Executive Vice President -- Chief
                              *                          Financial Officer
     -------------------------------------------         (Principal Financial Officer) and      August 29, 1995
                   Robert E. Julian                      Director

                              *
     -------------------------------------------        Executive Vice President and            August 29, 1995
                  Kenneth E. Stinson                     Director

                              *
     -------------------------------------------        Controller                              August 29, 1995
                  Eric J. Mortensen                      (Principal Accounting Officer)

     -------------------------------------------        Director                                August   , 1995
                    Richard Geary

                      SIGNATURE                                        TITLE                         DATE
- ------------------------------------------------------  ------------------------------------  -------------------

                              *
     -------------------------------------------        Director                                August 29, 1995
                  Leonard W. Kearney

                              *
     -------------------------------------------        Director                                August 28, 1995
                   Richard R. Jaros

                              *
     -------------------------------------------        Director                                August 29, 1995
                 George B. Toll, Jr.

     -------------------------------------------        Director                                August   , 1995
                   Richard W. Colf

                              *
     -------------------------------------------        Director                                August 29, 1995
                  Bruce E. Grewcock

                              *
     -------------------------------------------        Director                                August 29, 1995
                   Tait P. Johnson

                              *
     -------------------------------------------        Director                                August 29, 1995
                    James Q. Crowe

     -------------------------------------------        Director                                August   , 1995
                 Robert B. Daugherty

     -------------------------------------------        Director                                August   , 1995
                  Charles M. Harper

     -------------------------------------------        Director                                August   , 1995
                  Peter Kiewit, Jr.

                     /s/ MATTHEW J. JOHNSON
     -------------------------------------------
                  Matthew J. Johnson
                   Attorney-In-Fact

                           MFS DIRECTORS AND OFFICERS


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                        TITLE                         DATE
- ------------------------------------------------------  ------------------------------------  -------------------

                        /s/ JAMES Q. CROWE              Chairman of the Board and Chief
     -------------------------------------------         Executive Office                       August 29, 1995
                    James Q. Crowe                       (Principal Executive Officer)

                                                        Senior Vice President, Chief
                              *                          Financial Officer
     -------------------------------------------         (Principal Financial Officer) and      August 29, 1995
                 R. Douglas Bradbury                     Director

                              *
     -------------------------------------------        Vice President and Controller           August 29, 1995
                   Robert J. Ludvik                      (Principal Accounting Officer)

     -------------------------------------------        Director                                August   , 1995
                    Howard Gimbel

                              *
     -------------------------------------------        Director                                August 29, 1995
                   Royce J. Holland

                              *
     -------------------------------------------        Director                                August 29, 1995
                   Richard R. Jaros

                              *
     -------------------------------------------        Director                                August 29, 1995
                   Robert E. Julian

     -------------------------------------------        Director                                August   , 1995
                   David C. McCourt

     -------------------------------------------        Director                                August   , 1995
                  Ronald W. Roskens

                      SIGNATURE                                        TITLE                         DATE
- ------------------------------------------------------  ------------------------------------  -------------------

                              *
     -------------------------------------------        Director                                August 29, 1995
                  Walter Scott, Jr.

                              *
     -------------------------------------------        Director                                August 29, 1995
                  Kenneth E. Stinson

     -------------------------------------------        Director                                August   , 1995
                  Michael B. Yanney

                        /s/ JAMES Q. CROWE
     -------------------------------------------
                    James Q. Crowe
                   Attorney-In-Fact

                                 EXHIBIT INDEX


EXHIBIT                                                                    SEQUENTIAL
 NO.                                                                        PAGE NO.
- ------                                                                     ----------
   2.1  Form of Securities Purchase Agreement between KDG and MFS*
   2.2  Form of Distribution Agreement by and among PKS, KDG, KCG and
         MFS*
   4.1  Form of Certificate of Designations of the Series B Convertible
         Preferred Stock of MFS*
   4.2  Form of Stock Certificate for the Series B Convertible Preferred
         Stock*
   5.1  Opinion of Sutherland, Asbill & Brennan relating to legality of the Class C Stock and the Class D Stock of PKS*
   5.2  Opinion of Willkie Farr & Gallagher relating to legality of the
         Common Stock of MFS and the Series B Convertible Preferred Stock
         of MFS*
   8    Ruling Letter from the Internal Revenue Service
  15    Letter of Coopers & Lybrand, L.L.P. relating to unaudited
         financial information*
  23.1  Consent of Coopers & Lybrand, L.L.P. relating to PKS financial statements
  23.2  Consent of Coopers & Lybrand, L.L.P. relating to MFS financial statements
  23.3  Consent of Peat Marwick LLP
  23.4  Consent of Leon Constantin & Co.
  23.5  Consent of Sutherland, Asbill & Brennan (included in its opinion filed as Exhibit 5.1)*
  23.6  Consent of Willkie Farr & Gallagher (included in its opinion filed as Exhibit 5.2)*
  23.7  Consent of CS First Boston Corporation*
  23.8  Consent of Lehman Brothers Inc.*
  24    Powers of Attorney (included on signature pages)*
  99.1  Form of Letter of Transmittal sent to holders of Class B Stock of
         PKS*
  99.2  Form of Letter of Transmittal sent to holders of Class C Stock of
         PKS*
  99.3  Form of Letter of Transmittal sent to holders of Convertible
         Debentures of PKS*
  99.4  Consent of Person Named as Director*
  99.5  Opinion of CS First Boston Corporation*
  99.6  Opinion of Lehman Brothers Inc.*
  99.7  Option Agreement*

- ------------------------
*   Previously filed.